                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

         Filed by the Registrant [X]
         Filed by a Party other than the Registrant

         Check the appropriate box:
         [ ] Preliminary Proxy Statement
         [ ] Confidential, for Use of the Commission Only (as permitted by Rule
             14a-6(e)(2))
         [X] Definitive Proxy Statement
         [X] Definitive Additional Materials
         [ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                                 QUESTECH, INC.
                (Name of Registrant as Specified In Its Charter)


                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


         Payment of Filing Fee (Check the appropriate box):

         [X] No fee required
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
             0-11.

         (1)    Title of each class of securities to which transaction applies:

         (2)    Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)    Proposed maximum aggregate value of transaction:

         (5)    Total fee paid:

         [X] Fee paid previously with preliminary materials.
         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
             1)       Amount Previously Paid:
             2)       Form, Schedule or Registration Statement No.:
             3)       Filing Party:
             4)       Date Filed:

                                 QuesTech, Inc.
                               7600A Leesburg Pike
                             Falls Church, VA 22043

                                            October 9, 1998

To Our Shareholders:

         On behalf of the Board of Directors of QuesTech, Inc. (the "Company"), we cordially invite you to attend a Special Meeting of Shareholders on Wednesday, November 11, 1998, at 10 A.M. at the offices of the Company located at 7600A Leesburg Pike, Falls Church, Virginia 22043 (the "Special Meeting"). The formal Notice of Special Meeting and Proxy Statement, which are contained in the following pages, outline the action to be taken by the shareholders at the Special Meeting.

         At the Special Meeting, you will be asked to consider and vote upon a proposal to approve a merger involving the Company and CACI International Inc, a Delaware corporation ("CACI") (the "Merger"). Upon shareholder approval and satisfaction of certain other conditions for consummation of the Merger pursuant to the Agreement and Plan of Merger, dated as of July 30, 1998, as amended as of October 6, 1998 (the "Merger Agreement"), shareholders will receive, in cash, $18.13 for each share of Company common stock, $.05 par value (the "Common Stock") (consisting of $18.375 per share less an adjustment of $.245 for disposition of the Company's packaging subsidiary, QuesTech Packaging, Inc.). After the consummation of the Merger, shareholders will have no ownership interest in either the Company or CACI.

         Specifically, shareholders will be asked to vote at the Special Meeting to approve and adopt the Merger and the Merger Agreement among CACI, CACI Acquisition Corporation, and the Company. The Merger Agreement provides for the merger of Acquisition Corporation with and into the Company, with the Company as the surviving corporation, and the conversion of each issued and outstanding share of the Common Stock into the right to receive payment, in cash, of $18.13 per share in accordance with the terms of the Merger Agreement.

         The affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Common Stock is required to approve and adopt the Merger and the Merger Agreement.

         Your Board of Directors, after review and consideration of the proposed Merger, and having received a written opinion from Legg Mason Wood Walker, Incorporated, that the consideration to be received by the shareholders pursuant to the Merger Agreement is fair to shareholders from a financial point of view, has unanimously approved the Merger as being in the best interests of the Company and its shareholders and recommends that you vote in favor of the Merger and the Merger Agreement.

         Please sign and return the enclosed proxy card in the envelope provided as soon as possible so your shares can be voted at the meeting in accordance with your instructions.

                                             Sincerely yours,

                                             /s/Vincent L. Salvatori
                                             ----------------------------
                                             VINCENT L. SALVATORI
                                             Chairman of the Board and
                                             Chief Executive Officer

                                             /s/Gerald F. Mayefskie
                                             ----------------------------
                                             GERALD F. MAYEFSKIE
                                             President and
                                             Chief Operating Officer

                                 QuesTech, Inc.
                               7600A Leesburg Pike
                          Falls Church, Virginia 22043

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                   Wednesday, November 11, 1998 at 10:00 A.M.


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

To our Shareholders:

         A Special Meeting of Shareholders of QuesTech, Inc. (the "Company") will be held on Wednesday, November 11, 1998, at 10:00 A.M., local time, at the offices of the Company located at 7600A Leesburg Pike, Falls Church, Virginia 22043 for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt a merger involving the Company and CACI International Inc, a Delaware corporation ("CACI") and the Agreement and Plan of Merger, dated as of July 30, 1998, as amended as of October 6, 1998 (the "Merger Agreement") among CACI, CACI Acquisition Corporation, a Delaware Corporation, and the Company. The Merger Agreement provides for the merger of Acquisition Corporation with and into the Company, with the Company as the surviving corporation, and the conversion of each issued and outstanding share of the Common Stock into the right to receive payment, in cash, of $18.13 for each share of Company common stock, $.05 par value.

         2. To transact such other business as may properly come before the Special Meeting of Shareholders or any adjournment thereof.

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE INDICATE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY, SIGN AND PROMPTLY RETURN THE COMPLETED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

         The close of business on September 30, 1998 has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the Special Meeting of Shareholders and at any adjournment thereof. If you have a disability which requires accommodation at the meeting, please call 703-760-1016; requests must be received by November 4, 1998.

                                      By Order of the Board of Directors,

                                      /s/Vincent L. Salvatori
                                      ---------------------------------
                                      Vincent L. Salvatori
                                      Chairman of the Board and
                                      Chief Executive Officer

Falls Church, Virginia
October 9, 1998

                                 QuesTech, Inc.
                                 PROXY STATEMENT
                         SPECIAL MEETING OF SHAREHOLDERS
                                November 11, 1998


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of QuesTech, Inc. (the "Company" or "QuesTech") of proxies for use at the Special Meeting of Shareholders to be held on November 11, 1998, at 10:00 A.M., local time, at the offices of the Company located at 7600A Leesburg Pike, Falls Church, Virginia 22043, and all adjournments thereof (the "Special Meeting").

         At the Special Meeting, shareholders will be asked to (i) consider and vote upon a proposal to approve and adopt the merger and the Agreement and Plan of Merger, dated as of July 30, 1998, as amended as of October 6, 1998 (the "Merger Agreement") among CACI International Inc, a Delaware Corporation. ("CACI"), CACI Acquisition Corporation, a Delaware Corporation ("Acquisition Corporation"), and the Company; and (ii) to transact such other business as may properly come before the Special Meeting. The Merger Agreement provides for the merger of Acquisition Corporation with and into the Company, with the Company as the surviving corporation, and the conversion of each issued and outstanding share of the Company's common stock, $.05 par value (the "Common Stock") into the right to receive payment, in cash, of $18.13 per share (the "Adjusted Merger Consideration"), consisting of $18.375 per share (the "Merger Consideration") less an adjustment of $.245 for disposition of the Company's packaging subsidiary, QuesTech Packaging, Inc. (the "Merger"). The total value of the Merger is $44,492,000, which includes $13,818,000 of indebtedness assumed by CACI.

         If the Merger is consummated, each share will be converted into the right to receive, in cash, the Adjusted Merger Consideration. The receipt of the Adjusted Merger Consideration will be a taxable transaction for United States federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws.

         This Proxy Statement, Notice of Meeting and proxy card are first being mailed to shareholders on or about October 9, 1998.

         Whether or not you expect to be personally present at the meeting, you are requested to fill in, sign, date and return the enclosed proxy card. Any person giving such proxy has the right to revoke it at any time before it is voted by giving notice to the Secretary of the Company. Unless a proxy is revoked prior to the voting thereof, all shares represented by a duly executed proxy in the accompanying form will be voted as marked thereon or, if no contrary instruction is given, in accordance with the recommendations of management.

         The close of business on September 30, 1998, has been fixed as the record date for the determination of shareholders entitled to vote at the Special Meeting. As of the record date, there were outstanding and entitled to be voted at such meeting 1,925,904 shares of Common Stock. These shares were held of record by approximately 218 shareholders. Each shareholder is entitled to one vote on each matter that comes before the meeting for each share of Common Stock held by such shareholder on the record date.

         The affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Common Stock is required to approve and adopt the Merger and the Merger Agreement. Certain shareholders and officers of the Company have entered into agreements with CACI International Inc whereby they have agreed to vote in favor of the Merger. Approximately 21% of the Company's issued and outstanding shares are covered by such agreements.

         This proxy solicitation is made by the Board of Directors of the Company. The solicitation will be by mail and the expense thereof will be paid by the Company. In addition, the solicitation of proxies may be made by telephone or telegram by directors, officers or regular employees of the Company. The Company may also request brokerage firms to solicit proxies of beneficial owners and the expense thereof will be paid by the Company upon request of such brokerage firms.

                                TABLE OF CONTENTS


                                                                                                            Page

I. SUMMARY  ..............................................................................................     1

      THE MERGER..........................................................................................     1
        The Companies.....................................................................................     1
        Background........................................................................................     1
        Recommendation of the Board of Directors and Reasons Therefor.....................................     2
        Selected Information about the Merger.............................................................     2
        Opinion of Financial Advisor......................................................................     3
        Regulatory Approvals..............................................................................     3

      FEDERAL INCOME TAX CONSIDERATIONS...................................................................     3

      NO DISSENTERS RIGHTS................................................................................     4

      DIVIDEND AND PRICE RANGE OF COMMON STOCK............................................................     4

      DELISTING OF COMMON STOCK...........................................................................     4

II. THE MERGER............................................................................................     4

      THE COMPANIES.......................................................................................     4
        QuesTech, Inc.....................................................................................     4
        CACI International Inc............................................................................     4
        CACI Acquisition Corporation......................................................................     5
        The Surviving Company.............................................................................     5

      BACKGROUND..........................................................................................     5

      RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE MERGER....................................     7
        The Company's business, condition and prospects...................................................     7
        The offerors' business, condition and prospects...................................................     8
        Opinion of Financial Advisor......................................................................     8
        Financial Factors.................................................................................     8
        Terms of the Merger...............................................................................     8
        Alternative Transactions..........................................................................     8
        Trading Price of the Common Stock.................................................................     8

      OPINION OF THE COMPANY'S FINANCIAL ADVISOR..........................................................     9

      THE SPECIAL MEETING.................................................................................    11

      CERTAIN EFFECTS OF THE MERGER.......................................................................    12

      INTERESTS OF CERTAIN PERSONS IN THE MERGER..........................................................    12
        Employment Agreement..............................................................................    12
        Stock Options.....................................................................................    12
        Stock Employee Compensation Trust ("SECT")........................................................    12
         Aggregate Amount To Be Received By Directors and Executive Officers..............................    12
        Directors and Officers Insurance; Limitation of Liability of Officers and Directors...............    12

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT......................................    13

      THE MERGER AGREEMENT................................................................................    14
        General...........................................................................................    14


        Adjusted Merger Consideration.....................................................................    15
        Exchange of Share Certificates....................................................................    15
        Stock Option Plans................................................................................    15
        Representations and Warranties....................................................................    15
        Covenants.........................................................................................    15
        Conditions to Consummate the Merger...............................................................    16
        Termination; Fees and Expenses....................................................................    16
        Amendment; Waiver.................................................................................    17

      CERTAIN REGULATORY MATTERS..........................................................................    17

      ACCOUNTING TREATMENT................................................................................    17

III. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER................................................    18

IV.  NO DISSENTERS' RIGHTS................................................................................    18

V.   DIVIDEND AND PRICE RANGE OF COMMON STOCK.............................................................    18

VI.  DELISTING OF COMMON STOCK............................................................................    19

VII. SELECTED FINANCIAL INFORMATION.......................................................................    19

VIII.INDEPENDENT PUBLIC ACCOUNTANTS.......................................................................    21

IX.  SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING....................................................    21

X.   INCORPORATION OF CERTAIN INFORMATION BY REFERENCE....................................................    21

XI.  OTHER MATTERS........................................................................................    23


APPENDIX A           Agreement and Plan of Merger
APPENDIX B           Opinion of Legg Mason Wood Walker, Incorporated
APPENDIX C           Affiliates' Agreements
APPENDIX D           Restated Audited Financial Statements
APPENDIX E           Projections

                                   I. SUMMARY

         This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To better understand the Merger and for a more complete description of the legal terms thereof, you should read carefully this entire document and the documents to which we have referred you.

                                   THE MERGER

The Companies

         QuesTech provides a broad spectrum of scientific, engineering, research, management and support services, primarily for defense and national security applications and, to a lesser extent, for general industrial and commercial applications. The Company's systems engineering and related services include signal and information processing and analysis, program management and logistics services, electronic and information warfare design and analysis, and related information technology, computer software and systems integration and industrial analysis.

         CACI is a holding company and its operations are conducted through wholly-owned subsidiaries which are located in the United States and Europe. CACI specializes in developing and integrating systems, software, and simulation products in support of government and commercial clients worldwide.

         CACI Acquisition was incorporated in Delaware on May 4, 1998 to serve as a vehicle through which CACI could accomplish a merger with the Company. As such, Acquisition Corporation has conducted no business. As provided in the Merger Agreement, Acquisition Corporation will cease to exist at the effective time of the Merger with the Company.

Background

         On January 6, 1998, the Company entered into an agreement with Legg Mason Wood Walker, Incorporated ("Legg Mason"), pursuant to which Legg Mason was to identify and analyze alternatives which might be available to the Company and which would result in enhanced value for the Company's shareholders. In addition, the Company's Board of Directors instructed management to investigate strategic alternatives for its packaging business, QuesTech Packaging, Inc., a wholly owned subsidiary of the Company ("QTPI"). As of January 5, 1998, the closing price of the Common Stock on the NASDAQ Stock Market was $7 per share.

         Legg Mason determined that (i) because the Company did not have significant assets (other than accounts receivable), a leveraged recapitalization would not generate a sufficiently high value to be attractive; (ii) because of the Company's relatively low stock price at the time, improving its balance sheet through public or private financing (for example, the sale of additional stock) would also fail to generate a sufficiently high return to be attractive; and (iii) because the Company was not in a position to pay dividends, this traditional method for returning value to shareholders would also be unavailable for QuesTech. In view of the foregoing, Legg Mason concluded that the most attractive option for increasing value for the shareholders of the Company would be derived from taking advantage of the high prices being paid for information technology companies as a result of industry consolidation.

         At its meeting of March 16, 1998, the Company's Board of Directors, following a presentation by Legg Mason of its recommendation, decided to test the market for interest in the Company and authorized Legg Mason to solicit expressions of interest in the Company by distributing a descriptive memorandum to selected potential acquirers. Twenty-seven prospects were contacted, of which fifteen expressed interest. Four offers for the Company were received from information technology firms. None of them were interested in acquiring the Company's packaging business and excluded it from their offers.

         Two were cash offers for $13 and $14.50 per share. A third offer was an exchange of the Company's Common Stock for shares of the acquiring company valued by the offeror at $30 million. The fourth offer from CACI was initially for $17 per share. All of the offers included the assumption of the Company's debt. The Titan offer was increased to $35 million and the CACI offer was increased to $18.375 per share, see "II. THE MERGER - BACKGROUND".

         At its meetings of May 4 and May 15, 1998, the Company's Board of Directors thoroughly considered all offers for the Company and concluded that CACI had submitted the superior offer because it offered the highest cash price and had the least contingencies. In making its determination, the Board received an assessment from its financial advisor regarding the terms of each offer and each offeror's financial capabilities. Accordingly, on May 18, 1998, CACI and the Company entered into a letter of intent which proposed a merger involving the two companies, pursuant to which the Company's shareholders would receive, in cash, $18.375 per share, subject to adjustment for the disposition of QTPI. The Merger would be conditioned upon the negotiation of a definitive agreement, disposition of QTPI and receipt of required Board and shareholder approvals.

         The Merger and the Merger Agreement which is attached to this Proxy Statement as Appendix A were approved by the Boards of Directors of each of the Company and CACI on July 28, 1998.

         Following the CACI letter of intent, the Company received an offer from Printpack, Inc. ("Printpack") and, on July 23, 1998, entered into a letter of intent for the purchase by Printpack of all of the assets relating to QTPI. However, on August 7, 1998, Printpack withdrew its offer. After considering various options then available for the disposition of QTPI, the Board, on August 17, 1998, resolved to proceed with the dissolution of QTPI and the termination of its corporate existence unless QTPI management could demonstrate financial capability to purchase QTPI pursuant to an offer that it had previously presented. On August 31, 1998, having determined that financing for a QTPI management offer had not been evidenced, the Company approved the dissolution of QTPI. On September 16, 1998, a Certificate of Dissolution of QTPI was issued by the Virginia State Corporation Commission and its corporate existence is to be terminated prior to the Merger, following the distribution of QTPI's assets and liabilities.

         Following the approval of the dissolution of QTPI, the Company and CACI negotiated a downward adjustment to the Merger Consideration of $.245, see "II. THE MERGER - BACKGROUND".

Recommendation of the Board of Directors and Reasons Therefor

         The Board of Directors has determined that the Merger of the Company with Acquisition Corporation under the terms and conditions set forth in the Merger Agreement is advisable and in your best interests and unanimously recommends that you vote for the proposal to approve and adopt the Merger and the Merger Agreement.

         For a discussion of the factors considered by the Board of Directors in making its recommendation, see "II. THE MERGER - RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE MERGER".

Selected Information about the Merger

         The Merger Agreement is attached as Appendix A to this Proxy Statement. We encourage you to read the Merger Agreement as it is the legal document that governs the Merger.

Consideration. In the Merger, QuesTech shareholders will be entitled to receive cash for their shares in the amount of $18.13 per share, consisting of $18.375 per share less an adjustment of $.245 for disposition of QTPI. As a result of the Merger, QuesTech shareholders will hold no interest in CACI Acquisition Corporation or the Company.

Effective Time of the Merger. Under Virginia law, the Merger will be effective when a certificate of merger is filed with the Virginia State Corporation Commission, unless the Company and CACI specify a later time (the "Effective Time"). The Company expects the Merger will be completed as soon as practicable following the approval by the shareholders of the Company, if all other conditions have been satisfied. The Merger Agreement provides that the Merger must be consummated by November 15, 1998, unless extended by mutual agreement.

Other Interests of the Company's Officers, Directors and Certain Shareholders in the Merger. Officers, directors and certain shareholders of the Company will receive benefits as a result of the Merger which are different from benefits you will receive. You may want to consider these benefits in deciding whether to vote in favor of the transaction.

         For a discussion of the benefits which will be received by certain officers, directors and shareholders, see "II. THE MERGER - INTERESTS OF CERTAIN PERSONS IN THE MERGER."

Terms of the Merger Agreement. The Merger Agreement requires that a number of conditions must be met before the Merger is completed, including, among others, the approval of the Merger and Merger Agreement by the shareholders of the Company and the disposition of QTPI.

         The Merger Agreement also provides that CACI and the Company may agree to terminate the Merger Agreement before the Merger has been completed, and either CACI or the Company may terminate the Merger Agreement under certain circumstances. If the Company terminates the Merger Agreement because the Company's Board of Directors withdraws or adversely changes its recommendation to shareholders that they vote in favor of the Merger or if the Company enters into an agreement for the acquisition of the Company by a third party, the Company must pay to CACI $1 million to compensate CACI for its expenses incurred and effort expended in preparing for the Merger.

         For a further discussion of the conditions of the Merger and termination provisions in the Merger Agreement, see "II. THE MERGER - THE MERGER AGREEMENT" and the Agreement and Plan of Merger attached as Appendix A.

Opinion of Financial Advisor

         Legg Mason has acted as financial advisor to the Company in connection with the Merger and delivered to the Board of Directors an oral opinion on May 15, 1998, which was confirmed by a written opinion dated July 30, 1998, to the effect that, as of the date of the opinion and based upon and subject to certain matters stated in the opinion, the consideration to be received by the shareholders of the Company pursuant to the Merger is fair from a financial point of view to the shareholders of the Company. The full text of the written opinion of Legg Mason, dated July 30, 1998, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix B to this Proxy. The opinion of Legg Mason is directed to the Board of Directors of the Company and addresses only the fairness from a financial point of view of the consideration to be received by the Company's shareholders pursuant to the Merger and does not address the merits of the underlying decision by the Company to engage in the transaction and does not constitute a recommendation to any shareholder as to how a shareholder should vote at the Special Meeting.

Regulatory Approvals

         The Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") requires both parties to file premerger notifications with the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and observe the required waiting period before consummating the acquisition. CACI and the Company each filed a premerger notification with the FTC and the Antitrust Division and, on September 14, 1998, received notice that the FTC and the Antitrust Division had granted an early termination of the premerger notification waiting period, effective on that date. Termination of the waiting period means that the parties are free to complete the Merger consistent with the HSR Act.

                        FEDERAL INCOME TAX CONSIDERATIONS

         The receipt of cash for the Company's shares pursuant to the Merger Agreement will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws. You should consult your own tax advisors regarding the United States federal income tax consequences of the Merger, as well as any tax consequences under the laws of any state or other jurisdiction.

The Company will not recognize any gain or loss as a result of the Merger for United States federal income tax purposes. See "III. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER."

                              NO DISSENTERS' RIGHTS

         Under Virginia law, in connection with a merger of the type involving the Company, shareholders do not have a right of dissent to obtain a judicial appraisal of their shares. Thus, if the Merger is consummated, shares which you own will be canceled and you will only be entitled to receive the Adjusted Merger Consideration. For a full discussion of dissenters' rights, see "IV. NO DISSENTERS RIGHTS"

                    DIVIDEND AND PRICE RANGE OF COMMON STOCK

         The Company has not paid dividends on the Common Stock. The Common Stock of the Company is listed on the NASDAQ Stock Market. The high and low sales prices of the Common Stock on May 18, 1998, the date preceding public announcement of the proposed Merger, were $15.0625 and $13.875, respectively.

                            DELISTING OF COMMON STOCK

         After the effectiveness of the Merger, the Common Stock, which trades under the symbol "QTEC", will be delisted from the NASDAQ Stock Market and deregistered for purposes of the Securities Exchange Act of 1934.

                                 II. THE MERGER

         This section of the Proxy Statement, including the part entitled "AGREEMENT AND PLAN OF MERGER," describes certain aspects of the Merger. To the extent that it relates to the Merger Agreement, the following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Appendix A. All shareholders are urged to read the Merger Agreement in its entirety.

                                  THE COMPANIES

QuesTech, Inc.

General. QuesTech was incorporated as Quest Research Corporation under the laws of the Commonwealth of Virginia on December 31, 1968. Its name was changed to QuesTech, Inc. on August 26, 1981. Since its inception, the Company has provided its customers with leading edge systems and services designed for highly specialized applications. The Company provides a broad spectrum of scientific, engineering, research, management and support services, primarily for defense and national security applications and, to a lesser extent, for general industrial and commercial applications. The Company's systems engineering and related services include signal and information processing and analysis, program management and logistics services, electronic and information warfare design and analysis, and related information technology, computer software and systems integration and industrial analysis.

Address. The Company's principal executive offices are located at 7600A Leesburg Pike, Falls Church, VA 22043.

CACI International Inc

General. CACI was organized as a Delaware corporation under the name of CACI Worldwide, Inc. on October 8, 1985. CACI is a holding company whose operations are conducted through wholly-owned subsidiaries which are located in the United States and Europe. CACI's business was founded in 1962 in simulation technology, and has strategically diversified within the information technology industry since. CACI specializes in developing and integrating systems, software, and simulation products in support of government and commercial clients worldwide. CACI delivers client solutions for systems integration, year 2000 conversion, information assurance/security, re-engineering, electronic commerce, intelligent document management, product data management, software development and reuse, telecommunications, and market analysis.

Address. The Company's principal executive offices are located at 1100 North Glebe Road, Arlington, VA 22201.

CACI Acquisition Corporation

General. Acquisition Corporation was incorporated in Delaware on May 4, 1998 to serve as a vehicle through which CACI could accomplish a merger with the Company. As such, Acquisition Corporation has conducted no business. As provided in the Merger Agreement, Acquisition Corporation will cease to exist at the effective time of the Merger with the Company.

Address. The Company's principal executive offices are located at 1100 North Glebe Road, Arlington, VA 22201.

The Surviving Company

General. Upon consummation of the Merger, Acquisition Corporation will have been merged into and with the Company, which will be the surviving corporation and which will thereafter be a wholly-owned subsidiary of CACI. Shareholders of QuesTech will not have any ownership interest in CACI resulting from this Merger.

Executive Officers and Directors. The executive officers of the Company following the Merger will be the current executive officers (with the exception of Messrs. Salvatori, O'Connell, Rivera and Stankosky). All of the Company's current directors will resign when the Merger occurs and will be replaced with appointees of CACI.

                                   BACKGROUND

         During the first half of 1997, management of the Company, at the direction of and in consultation with the Company's Board of Directors, began analyzing various strategies for enhancing long-term shareholder value. These strategies initially concentrated on selecting a suitable method for separating the Company's packaging and information technology businesses for financial reporting purposes so that each of these businesses could be separately evaluated and valued by investors. It was believed that the market price for the Common Stock would be favorably impacted if the results of operations of the packaging business were no longer combined with the results of operations of the information technology business.

         In the early fall of 1997, the Company received from Modern Technologies Corporation, a privately-held company ("MTC"), an unsolicited expression of interest in a business transaction. During the fourth quarter of 1997 and early 1998, MTC indicated an interest in making an offer for the outstanding shares of the Company at a price of $11 per share if the Company's Board of Directors would be prepared to recommend such an offer to the Company's shareholders.

         During the final weeks of 1997 and early 1998, the Board considered the MTC expression of interest and determined that the Company's operations would not benefit from a combination with the operations of MTC because MTC's products and services were not complementary to the Company's very sophisticated and sensitive "high tech" products and services which are furnished to a very specialized customer base in the defense and intelligence communities. Moreover, the Board believed that the suggested per share price grossly understated the actual value of the Company.

         During this same period, the Board considered whether, and ultimately determined that, it would be in the best interest of the Company to select a financial advisor for the Company for the primary purposes of preparing an objective, market-based evaluation of the Company and suggesting alternatives for enhancing long-term shareholder value. By agreement dated January 6, 1998, Legg Mason was engaged as the Company's financial advisor.

         During January and February, 1998, as part of management's review with Legg Mason of the various strategic alternatives to enhancing long-term shareholder value, it became apparent that there were significant difficulties and costs associated with certain alternatives. Due to the Company's lack of hard assets, it appeared that a leveraged recapitalization would not generate sufficiently high value to be attractive. Also, strengthening the Company's balance sheet by reducing debt through the issuance of new stock appeared unattractive because of the low market price of the Common Stock. Moreover, a spin-off of QTPI was problematic because QTPI lacked sufficient financial resources to operate independently of the Company. Finally, based on the projected capital requirements of the Company's businesses, the payment of a dividend was not considered a realistic possibility for the foreseeable future.

         During this same period, Legg Mason reviewed recent merger and acquisition activity in the federal government and commercial information technology sectors in order to determine an appropriate range within which the Company's value should fall if the Company's information technology business were to be made available for purchase. On this basis, Legg Mason concluded that recent merger and acquisition activity in the information technology sector would suggest a market value for the Company in a range of 40% to 70% of Company revenues.

         By letter dated February 3, 1998, Titan Corporation (a New York Stock Exchange listed company) ("Titan") communicated an unsolicited expression of interest in exchanging Titan shares for all of the outstanding shares of the Company. Titan estimated the value of its proposal at $30 million.

         At its regularly scheduled meeting of March 16, 1998, the Company's Board of Directors was presented with reports on the Titan expression of interest, the views expressed by Legg Mason and management as a result of their study of strategic alternatives and the conclusions of Legg Mason with respect to the valuation of the Company. The Board authorized and instructed Legg Mason to solicit additional expressions of interest in the Company by distributing a descriptive memorandum to candidates identified through the combined efforts of Legg Mason and management.

         By mid-April, confidentiality agreements were executed by fifteen candidates and each received a copy of the descriptive memorandum. Twelve others were contacted but were not interested. Offers were received from three candidates, including a revised all cash offer from Titan. None of the offers contemplated the acquisition of QTPI The principal financial terms of the offers were as follows:

         (i) MTC offered to acquire all issued and outstanding shares of the Company for $13 per share of Common Stock plus assumption of the Company's debt;

         (ii) EER Systems, Inc. offered to acquire all issued and outstanding shares of the Company for $14.50 per share of Common Stock plus assumption of the Company's debt;

         (iii) Titan offered to acquire all issued and outstanding shares of the Company for $30 million plus assumption of the Company's debt.

         The Company's Board of Directors met on May 4, 1998 for the purpose of evaluating these offers and deciding upon an appropriate course of action. As a result of the analysis conducted at this special meeting, the Board determined that a sale of the Company was in the best interests of the Company and its shareholders, and authorized and instructed Company management to proceed with negotiations with Titan for the purpose of finalizing an agreement for the sale, generally in accordance with the terms of the Titan offer.

         Negotiations with Titan and due diligence by Titan began on May 6 and were carried out concurrently until May 12. On that date, CACI submitted an offer for $17 per share of Common Stock plus assumption of the Company's debt. This offer had a higher cash value to shareholders and fewer contingencies than the Titan offer. During the next three days, Titan increased its offer to $35 million and CACI increased the value of its offer to $18.375 per share of Common Stock ($35,388,486).

         At its regularly scheduled meeting held on May 15, 1998, the Company's Board of Directors received from Legg Mason and management a detailed explanation and evaluation of the competing Titan and CACI offers. The

Board concluded that CACI had submitted the superior offer because it offered the highest cash price and had the least contingencies. At this meeting, Legg Mason delivered its oral opinion (which was subsequently confirmed in writing) that, based on the matters presented to the Board and set forth in its opinion, as of the date of the opinion, the consideration proposed by CACI in its last offer and to be received by the shareholders of the Company pursuant to the proposed merger of the companies was fair, from a financial point of view, to such shareholders. On the basis thereof, the Board unanimously decided to authorize and instruct the Company's management to cease negotiations with Titan and to commence negotiations with CACI for the purpose of reaching an agreement for the Merger, generally in accordance with the terms of the last CACI offer. Accordingly, on May 18, 1998, CACI and the Company entered into a letter of intent for a proposed merger, pursuant to which the Company's shareholders would receive, in cash, $18.375 for each share of Common Stock, subject to adjustment for the disposition of QTPI. The Merger would be conditioned upon the negotiation of a definitive agreement, disposition of QTPI and receipt of required government, Board and shareholder approvals.

         At a special meeting of the Company's Board held on July 28, 1998, the definitive agreement which resulted from the authorized negotiations with CACI was presented to the Board for its consideration and was unanimously approved. At this same meeting, the Board further adopted a resolution recommending approval of the Merger and the Merger Agreement by the Company's shareholders. On July 30, 1998, the Merger Agreement was executed by the parties. The amendment to the Merger Agreement extending the final date by which the Merger must be consummated was executed by the parties as of October 6, 1998.

         During this same period, the Board authorized and instructed the Company's management to solicit potential investors and/or purchasers for QTPI, and to prepare and distribute, to prospective buyers, an offering memorandum and business plan.

         As a result of this process, the Company received an offer from Printpack to purchase all of the assets of QTPI and on July 23, 1998, the Company, QTPI and Printpack entered into a letter of intent whereby the Company and QTPI agreed to sell to Printpack all of QTPI's assets. However, on August 7, 1998, Printpack withdrew its offer.

         During this same period, a contractual dispute arose between QTPI and its primary customer which resulted in mutual termination of the contract with the customer. In light of the cancellation of this principal contract, the withdrawal of the Printpack offer, the lack of viable alternative offers for QTPI and the consummation of the Merger being subject to disposition of the packaging business, on August 17, 1998, the Board decided that QTPI should cease business operations immediately and that management should proceed with dissolution of QTPI and termination of its corporate existence. Thereafter, the Company and CACI negotiated a downward adjustment in the Merger Consideration of $.245 per share. The adjustment was calculated taking into account the cash held by QTPI, the costs associated with a dissolution of QTPI, the disposition of QTPI's assets and the tax benefits assuming a write-off of QTPI's assets. The parties agreed that QuesTech would retain the proceeds from the liquidation of the QTPI assets in exchange for which CACI agreed to not require any reserves against the Merger Consideration for contingent liabilities. On September 16, 1998, a Certificate of Dissolution of QTPI was issued by the Virginia State Corporation Commission and its corporate existence will be terminated prior to the Merger, following the disposition of any assets and liabilities.

        RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE MERGER

         The Company's Board of Directors has determined and believes that the terms of the Merger Agreement are fair to, and in the best interests of, the Company and its shareholders. Accordingly, the Board has approved and adopted the Merger Agreement and the transactions contemplated thereby and recommends its approval and adoption by the Company's shareholders.

         In reaching its determination, the Board consulted with the Company's management, as well as its legal counsel and financial advisor, and considered a number of positive and negative factors, including:

- The Company's business, condition and prospects. The Board considered information with respect to the financial condition, results of operations and business of the information technology portion of the Company, on both a historical and prospective basis, and current industry, economic and market conditions. The Board also considered the Company's historical performance and future growth strategies, including the Company's annualized three-year growth rate of approximately 13%. Management and the Company's financial advisor made presentations to and provided the Board with information regarding the information technology marketplace and prospects for the industry. The Board considered recent trends in the information technology industry and concluded that the Company's lack of sufficient technical and financial resources, as compared to larger and more highly capitalized information technology firms, would make it increasingly more difficult to effectively compete for important future re-competes at levels of prior performance on existing projects and for new projects with traditional customers due primarily to growth in the size of available projects and consolidation in the industry. It was determined that these trends could adversely affect the Company's ability to grow at levels consistent with prior performance.

- The offerors' business, condition and prospects. The Board considered information, and Company management and the Company's financial advisor made presentations to the Board, with respect to the financial condition of each of the offerors, and as to each offeror's ability to pay the offered merger price to the shareholders.

- Opinion of Financial Advisor. The Board considered the opinion of Legg Mason that the consideration to be received by the Company's shareholders pursuant to the Merger was fair, from a financial point of view, to such shareholders. The Board also evaluated the various presentations made to it by Legg Mason. A copy of Legg Mason's written opinion is attached hereto as Appendix B and is incorporated herein by reference.

- Financial Factors. The Board considered the fact that the execution of the Company's growth and development plans would require substantial additional capital and determined that combining with a larger, financially stable company such as CACI would be necessary to provide the Company with necessary access to capital. In addition, the Board noted that there has been significant recent consolidation in the information technology industry, which has had the result of creating several large, well-financed information technology companies, which could adversely affect the Company's competitive position.

- Terms of the Merger. The Board considered the terms and conditions of the Merger Agreement, including the provisions that allow the Company to terminate the Merger Agreement under certain circumstances upon payment to CACI of a $1 million termination fee. The Board considered such a fee in light of the range of such fees payable in comparable transactions. The Board also considered that, pursuant to the Affiliates' Agreements (copies of which are appended hereto as Appendix C and are incorporated herein by reference), the holders of approximately 21.5% of the outstanding shares of the Company have agreed to vote their shares of Common Stock in favor of the Merger.

- Alternative Transactions. The Board took into consideration the results of the process undertaken by Legg Mason and management to identify and solicit indications of interest with respect to a strategic combination with other entities. The Board also took note of the recommendations of Legg Mason and management with respect to other transactions which may have been available to the Company, such as a leveraged recapitalization, the issuance of additional shares of Common Stock and/or the payment of dividends. See "II. THE MERGER BACKGROUND."

- Trading Price of Common Stock. The Board reviewed the trading price of the Common Stock, including recent trends and the effect of the various announcements about financial results of the Company for the periods ending September 30 and December 31, 1997, and March 31, 1998, as well as announcement about the engagement of a financial advisor. The Board noted that on December 31, 1997, February 24, 1998 (the last trading date before announcement of the engagement of a financial advisor) and May 18, 1998 (the last full trading date before announcement of execution of a letter of intent by the Company and CACI, the Common Stock closed at $6.75, $7.25 and $14.50, respectively, on the NASDAQ Stock Market. The Board considered the fact that the value to be received in the Merger represented a premium over the recent historical trading price of the Common Stock.

         The foregoing discussion of the information and factors considered and given weight by the Board is not intended to be exhaustive but is believed to include all material factors considered by the Board. In addition, in reaching the determination to approve and recommend approval and adoption of the Merger Agreement by the Company's shareholders, in view of the wide variety of factors considered in connection with its evaluation thereof, the Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

                   OPINION OF THE COMPANY'S FINANCIAL ADVISOR

         Legg Mason was retained by QuesTech to, among other things, render an opinion as to the fairness, from a financial point of view, to QuesTech's shareholders of the Merger Consideration. On May 15, 1998, Legg Mason rendered its oral opinion to the QuesTech Board of Directors, and issued a written opinion dated as of July 30, 1998, that as of such date, and subject to the assumptions, factors and limitations stated in its opinion, the Merger Consideration, was fair to QuesTech's shareholders from a financial point of view.

         The full text of the written opinion of Legg Mason dated July 30, 1998, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix B to this Proxy Statement and is incorporated hereby by reference. Shareholders are urged to read this opinion in its entirety for information with respect to the procedures followed, assumptions made and consideration to be received by QuesTech's shareholders pursuant to the Merger Agreement and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the Special Meeting. The summary of the opinion of Legg Mason set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

         In connection with its opinion, Legg Mason reviewed, among other things, (a) the Merger Agreement, (b) the Annual Reports to Shareholders and the Annual Reports on Form 10-K of QuesTech for the five fiscal years ended December 31, 1997; (c) certain interim reports to shareholders and Quarterly Reports on Form 10-Q of QuesTech; and (d) certain other communications from QuesTech to their respective shareholders. Legg Mason also had discussions with members of the senior management of QuesTech regarding the past and current business operations, financial condition and future prospects of their company. In addition, Legg Mason reviewed the reported price and trading activity for the shares of QuesTech Common Stock, compared certain financial and stock market information for QuesTech with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the federal information technology services industry specifically, and in other industries generally, and performed such other studies and analyses as Legg Mason considered appropriate.

         Legg Mason relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by them for purposes of their opinion. Legg Mason did not make an independent evaluation or appraisal of the assets and liabilities of QuesTech or any of its subsidiaries and they were not furnished with any such evaluation or appraisal.

         The following is a summary of the financial analyses Legg Mason utilized in connection with providing its opinion to the Board of Directors.

         (a) Stock Trading History. Legg Mason examined the history of the trading prices and volumes for the shares of QuesTech Common Stock. This examination showed that during the four month period from January 16, 1998 to May 14, 1998, the trading price of QuesTech Common Stock ranged from $5.50 per share to $14.00 per share. This range may be compared to the Merger Consideration. In addition, this examination showed that over the period from January 1, 1997 to January 16, 1998, the trading price of QuesTech Common Stock ranged from $5.375 per share to $8.625 per share.

         (b) Comparison of Selected Peer Companies. Legg Mason compared selected historical stock market and balance sheet data and financial ratios for QuesTech to the corresponding data and ratios of the following selected federal information technology services companies: Advanced Communication Systems, Inc.; Analysis & Technology, Inc.; CACI International Inc; GRC International, Inc.; Halifax Corporation; Nichols Research Corporation; The Titan Corporation; and VSE Corporation. The data and ratios Legg Mason compared included, among other things, levered market capitalization (current stock price multiplied by shares outstanding plus debt), levered market capitalization to latest twelve months ("LTM") revenues, LTM earnings before interest, tax, depreciation and amortization ("EBITDA") and LTM earnings before interest and taxes ("EBIT"), as well as Fiscal Year 1998 (year ended December 31, 1998) and Fiscal Year 1999 (year ended December 31, 1999) estimated price-to-earnings ("P/E") ratios (estimates provided by First Call Analysts' Research and FactSet Data Systems).

              An analysis of levered market capitalization to LTM revenues yielded a range of 0.43x to 1.09x with a mean and median of 0.75x and 0.82x, respectively, as compared to 0.58x for QuesTech. An analysis of levered market capitalization to LTM EBITDA yielded a range of 6.3x to 20.3x with a mean and median of 12.0x and 10.6x, respectively, as compared to 10.0x for QuesTech. An analysis of levered market capitalization to LTM EBIT yielded a range of 8.6x to 23.7x with a mean and median of 16.1x and 14.1x, respectively, as compared to 13.3x for QuesTech. An analysis of LTM P/E ratios yielded a range of 8.1x to 31.6x with a mean and median of 20.2x and 20.9x respectively, as compared to 18.7x for QuesTech. An analysis of Fiscal Year 1998 estimated P/E ratios yielded a range of 16.5x to 20.8x with a mean and median of 18.5x and 19.1x, respectively, as compared to 15.0x for QuesTech. An analysis of Fiscal Year 1999 estimated P/E ratios yielded a range of 13.4x to 17.6x with a mean and median of 15.0x and 14.3x, respectively, as compared to 13.6x for QuesTech.

         (c) Selected Transactions Analysis. Legg Mason analyzed certain information relating to selected transactions in the federal information technology services industry (the "Selected Transactions"). Such analysis indicated that for the Selected Transactions, (i) aggregate consideration as a multiple of LTM sales ranged from 0.16x to 0.88x with a mean and median of 0.60x, as compared to 0.58x for the contemplated transaction, (ii) aggregate consideration as a multiple of LTM EBIT ranged from 7.8x to 13.0x with a mean and median of 10.1x and 9.6x, respectively, as compared to 13.3x for the contemplated transaction, (iii) aggregate consideration as a multiple of LTM net income ranged from 14.2x to 20.0x with a mean and median of 17.0x and 16.7x, respectively, as compared to 27.1x for the contemplated transaction.

              No company, transaction or business used in the "Comparison of Selected Peer Companies" or "Selected Transaction Analysis" as a comparison is identical to QuesTech or the Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical. Instead, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the Peer Companies, Selected Transactions or the business segment, company or transaction to which they are being compared.

         (d) Discounted Cash Flow Analysis. Legg Mason performed a discounted cash flow analysis of QuesTech. Legg Mason calculated a net present value of estimated free cash flows for the Fiscal Years 1998 through 2002 using discount rates ranging from 11.0% to 15.0%. Legg Mason calculated QuesTech's terminal values in the year 2002 based on multiples ranging from 8.0x EBIT to 12.0x EBIT. These terminal values were then discounted to present value using discount rates from 11.0% to 15.0%. Using the foregoing terminal values and discounted cash flows for QuesTech, the equity value per share ranged from $11.64 to $17.24 per share as compared to the equity value implied by the Merger Consideration of approximately $18.375.

              Attached hereto as Appendix E are the projections prepared by Legg Mason, in consultation with the Company's management, which were used in the discounted cash flow analysis.

         The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Legg Mason's opinion. In arriving at its fairness determination, Legg Mason considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is identical to QuesTech or the contemplated transaction. The analyses were prepared solely for purposes of Legg Mason providing its opinion to the Board of Directors as to the fairness of the Merger Consideration pursuant to the Merger Agreement to the holders of shares of QuesTech Common Stock and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisers, neither QuesTech or Legg Mason or any other person assumes responsibility if future results are materially different from those forecasts.

         As described above, Legg Mason's opinion to the Board of Directors was one of the many factors taken into consideration by the Board of Directors in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Legg Mason and is qualified by reference to the written opinion of Legg Mason set forth in Appendix B hereto.

         Legg Mason, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. QuesTech selected Legg Mason as its financial adviser because Legg Mason is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Merger.

         Legg Mason provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of QuesTech and/or CACI for its own account and for the account of customers.

         Pursuant to a letter agreement dated January 6, 1998, (the "Engagement Letter"), QuesTech engaged Legg Mason to act as its financial advisor in connection with a possible sale of QuesTech. Pursuant to the terms of the Engagement Letter, QuesTech has paid Legg Mason a retainer fee of $35,000, and if the Merger is consummated, Legg Mason will receive an additional fee of 2.0% of the transaction value, as calculated under the Engagement Letter, less the retainer fee of $35,000. QuesTech has agreed to reimburse Legg Mason for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Legg Mason against certain liabilities, including certain liabilities under federal securities law.

                               THE SPECIAL MEETING

         The close of business on September 30, 1998, has been fixed as the record date for the determination of shareholders entitled to vote at the Special Meeting. As of the record date, there were outstanding and entitled to be voted at such meeting 1,925,904 shares of Common Stock. These shares were held of record by approximately 218 shareholders. Each shareholder is entitled to one vote on each matter that comes before the meeting for each share of Common Stock held by such shareholder on the record date.

         The affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Common Stock is required to approve and adopt the Merger and Merger Agreement. Certain shareholders and officers of the Company have entered into agreements with CACI whereby they have agreed to vote in favor of the Merger. Approximately 21% of the Company's issued and outstanding shares are covered by such agreements.

         The affirmative vote of the holders of at least a majority of such Common Stock is generally required to act on other matters properly brought before the meeting.

                          CERTAIN EFFECTS OF THE MERGER

         Upon consummation of the Merger, each share of Company stock will be converted into the right to receive the Adjusted Merger Consideration, without interest, and the shareholders of the Company will cease to have any ownership interest in the Company or rights as shareholders. The shareholders will no longer benefit from any increase in the value of the Company and will no longer bear the risk of any decrease in the value of the Company. Following the Merger, CACI will own one hundred percent (100%) of the Company's stock.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

         In considering the recommendation of the Board of Directors with respect to the Merger, holders of the Common Stock should be aware that certain members of management of the Company and of the Board of Directors have interests in the Merger that are different from, or in addition to, the interests of the holders of Common Stock generally. The Board of Directors was aware of, and considered, the following such interests, among other matters, in approving the Merger Agreement and the transactions contemplated thereby:

- Employment Agreement. Mr. Salvatori, the Company's Chairman of the Board and Chief Executive Officer, will terminate his employment with the Company as of the Closing Date of the Merger. According to the terms of his employment contract, Mr. Salvatori will receive certain payments and benefits upon his termination of employment which have an approximate total value of $3.8 million and which include (i) the following lump sum payments to be made at closing: approximately $2.7 million as compensation for post-employment payments which would have been made under the contract for five years and approximately $1 million in lieu of retirement benefits under various Company retirement plans; and (ii) medical (including long term care), dental and vision benefits for Mr. Salvatori and his spouse and maintenance of his current life insurance coverage. In addition, Mr. Salvatori will also receive $600,000 for an extension on a covenant not to compete.

- Stock Options. At the Effective Time, all currently unvested options outstanding under the Company's 1994 Incentive Stock Option Plan, 1996 Incentive Stock Option Plan and 1996 Non-employee Director Stock Option Plan (the "Stock Option Plans") will become fully vested. The treatment in the Merger of outstanding options under the Stock Option Plans is described in "The Merger Agreement - The Stock Option Plans." In connection with the Merger, options for approximately 350,000 shares of Common Stock will become immediately exercisable. Option holders, including officers and directors of the Company, will have their options cashed out by paying the difference between the Adjusted Merger Consideration and the exercise price of the options. The estimated values of unvested stock options accelerated by the Merger for each of the Company's chief executive officer and the four most highly compensated executive officers, as well as officers and directors as a group are: $466,950 (Salvatori), $328,500 (Mayefskie), $221,500 (Fairl), $174,000 (Rigby), $82,125 (Siegel) and $1,759,495 (twelve officers and directors as a group.

- Stock Employee Compensation Trust ("SECT") The QuesTech, Inc. Amended and Restated Stock Employee Compensation Trust holds 455,678 shares of Common Stock, approximately 350,000 of which have been allocated to employee stock option grants. Upon consummation of the Merger, the SECT will pay to option holders the difference between the Adjusted Merger Consideration and the exercise price of the options, as described above in "Stock Options." Immediately thereafter, the SECT will terminate and the funds remaining in the SECT at that time will be used to repay the Company loans made to the SECT to purchase Common Stock, with any remainder, valued at approximately $1.26 million, to be paid from the SECT to the Company for use, following the Merger, in promoting the general welfare and benefit of the Company's employees.

- Aggregate Amount To Be Received By Directors and Executive Officers. As a result of the Merger, the Directors and Executive Officers, as a group, will receive approximately $13,500,000. Such amount includes approximately $8,000,000 to be received for the shares beneficially held by Directors and Executive Officers as well as payments described in the paragraphs entitled "Employment Agreement" and "Stock Option," above.

- Directors and Officers Insurance; Limitation of Liability of Officers and Directors. The Merger Agreement provides that, following the Merger, CACI shall indemnify, defend and hold harmless each person who is or was an officer or director of the Company, to the same extent that they are currently indemnified by the Company for acts or omissions in their capacities as officers or directors of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of July 29, 1998 (except as otherwise noted), the number of shares of Common Stock of the Company beneficially owned, directly or indirectly, by (i) each person who, to the knowledge of the Company and/or based on publicly available information, beneficially owns more than 5% of its outstanding Common Stock, and (ii) the chief executive officer and each of the four most highly compensated executive officers, each director and all current executive officers and directors of the Company as a group. Unless otherwise indicated, the address of each owner is the address of the Company.



                                                      Shares of common Stock
          Name and Address of Beneficial Owner        Beneficially Owned(1)         Percent of Class

          Stock Employee Compensation Trust(1)              455,678(2)                   23.7(2)

          EER Systems, Inc.                                 168,300(4)                    8.7
          10284 Aerospace Road
          Seabrook, MD  20706

          Modern Technologies Corporation                   85,400(5)                     4.4
          4032 Linden Avenue
          Dayton, OH  45432

          Edward G. Broenniman                               7,500(6)                      *
          Director

          Gerald F. Mayefskie                               78,176(7)                     4.0
          President & COO and Director

          Sebastian P. Musco                                155,480(8)                    8.1
          Director

          Vincent M. Russo                                   5,700(9)                      *
          Director

          Vincent L. Salvatori                             235,410(10)                   12.2
          Chairman & CEO and Director

          William M. Fairl                                  27,500(11)                    1.4
          Sector Vice President

          Joe W. Rigby                                      20,000(12)                    1.0
          Sector Vice President

          Timothy Siegel                                    11,050(13)                     *
          Senior Vice President

          All directors  and  Executive  Officers as a       588,068                     30.5
          group (12 persons)

          *  Represents less than 1% of the outstanding Common Stock

(1) Where applicable, includes option shares held by the SECT as to which the designated beneficial owner can direct the vote, tender or exchange under the terms of the SECT.

(2) Shares Beneficially Owned and as Percent of Class include shares as to which the SECT shares voting power and which may also be included in the Beneficial Ownership and Percent of Class of individual directors and officers.

(3) The SECT is governed by the Amended and Restated Stock Employee Compensation Trust Agreement effective as of March 25, 1998 (the "SECT Agreement") and was originally established by the Company effective December 31, 1993. This trust holds shares of Common Stock of the Company for the purpose of funding the Company's stock option plans. The members of the Board of Directors of the Company serve as the Trustees of the SECT. Pursuant to the SECT Agreement, shares held in the SECT are voted, tendered or exchanged by the Trustees based on the instructions of the Company's current employees or non-employee directors who participate in those plans that are funded by the SECT, for which reason these shares may be considered to be subject to shared voting and investment power. For purposes of voting, tendering or exchanging shares of the SECT, each plan participant is assigned the number of shares equal to the total number of shares of Common Stock covered by all of the participant's option grants under the plans, and the participant's instructions are followed by the Trustees with respect to those shares. Any assigned shares for which no instructions are received are voted, tendered or exchanged in proportion to the instructions that have been received from the other participants; any unassigned shares are voted in the same proportion as those for which voting instructions are received, but will not be tendered or exchanged.

(4) Represents shares owned by EER Systems, Inc. as to which it shares with Shashi Gupta and Jai N. Gupta voting and investment power.

(5) Represents shares owned by Modern Technologies Corporation, Rajesh K. Soin and Indu Soin, members of a Group.

(6) Includes 5,000 option shares under the SECT as to which voting power is shared.

(7) Includes 34,176 shares in which beneficial interest is shared and 40,000 option shares under the SECT as to which voting power is shared.

(8) Includes 5,000 option shares under the SECT as to which voting power is shared. Also, per a Fourth Shareholders Agreement, dated December 16, 1983, as amended, Messrs. Musco and Salvatori have agreed to vote their respective shares for one another as directors of the Company.

(9) Includes 5,000 option shares under the SECT as to which voting power is shared.

(10) Includes 175,410 shares in which beneficial interest is shared and 60,000 option shares under the SECT as to which voting power is shared. Also, see footnote 8.

(11) Includes 25,000 option shares under the SECT as to which voting power is shared.

(12) Includes 20,000 option shares under the SECT as to which voting power is shared.

(13) Includes 10,000 option shares under the SECT as to which voting power is shared.


                              THE MERGER AGREEMENT

         This description of the Merger Agreement is not complete. You are referred to the copy of the Merger Agreement which is attached to this Proxy Statement as Appendix A. All shareholders are urged to read the entire Merger Agreement for a complete description of the terms and conditions of the Merger.

General

         The Merger Agreement provides for the merger of Acquisition Corporation, a wholly-owned subsidiary of CACI, with and into the Company, with the Company being the surviving corporation. The Merger will be effective after all conditions in the Merger Agreement are met, including receipt of shareholder approval, and after merger documents are filed with the Delaware Secretary of State and the Virginia State Corporation Commission and a certificate of merger has been filed with the Virginia State Corporation Commission (the "Effective Time"). The total value of the Merger is $44,492,000, which includes $13,818,000 of indebtedness assumed by CACI. It is the Company's understanding that CACI's source of funding for the Merger is a line of credit specifically designed for CACI acquisitions.

Adjusted Merger Consideration

         At the Effective Time, by virtue of the Merger and without any action on the part of shareholders, each share of Common Stock of the Company, issued and outstanding immediately prior to the Effective Time, will be canceled and extinguished and each share will be converted into the right to receive $18.13 per share, in cash. The Adjusted Merger Consideration multiplied by the number of shares held by any one shareholder entitled to payment shall be the total cash amount to which said shareholder shall be entitled.

Exchange of Share Certificates

         At or shortly after the Effective Time, a Letter of Transmittal form will be mailed to each shareholder of record as of the Effective Time. To receive the Adjusted Merger Consideration, a shareholder must properly complete and return to the Paying Agent the Letter of Transmittal, together with certificates representing the shares to be exchanged, duly endorsed in blank or otherwise in a form acceptable for transfer.

Stock Option Plans

         At the Effective Time, any unvested options outstanding under the Company's Stock Option Plans shall become vested. At the Effective Time, each such option, as well as all previously vested options outstanding under such Plans, will be canceled and each holder will receive an amount equal to the product of (i) the difference between (x) the Adjusted Merger Consideration and (y) the exercise price of said option, multiplied by (ii) the number of shares of the Company's Common Stock underlying such option (less applicable withholding taxes).

 Representations and Warranties

         The Merger Agreement contains substantially reciprocal representations and warranties made by CACI and the Company relating to, among other things, (i) due organization, corporate power and good standing;
(ii) ownership of subsidiaries; (iii) corporate authority to enter into the Merger Agreement, and noncontravention of certain organization documents, material agreements or governmental orders; (iv) reports and other documents filed with the Securities and Exchange Commission; (v) litigation; and (vi) absence of certain changes or events. The Company has also provided certain additional representations and warranties relating to, among other things,
(i) compliance with laws; (ii) tax matters; (iii) employee benefit plans;
(iv) real property; (v) labor matters; (vi) environmental matters; and (vii) intellectual property.

Covenants

Conduct of Business of the Company Prior to the Effective Time. From the Execution Date until the Effective Time, the Company and its subsidiaries are required to conduct their business, with certain exceptions, in all material respects in the ordinary course consistent with past practice and in compliance in all material respects with applicable laws. The Company has agreed, and will cause its subsidiaries (except with respect to the Company's packaging business) to agree, to use all reasonable efforts to preserve their current business organizations, keep available the services of their current officers and other key employees and preserve their business relationships so that their goodwill and ongoing businesses will be unimpaired at the Effective Time.

         The Company agrees that it will not, and it will not permit its subsidiaries (except QTPI) to: (i) amend its articles of incorporation, by-laws or other organizational documents; (ii) declare or pay any dividends on, or make any other distributions in respect of, any of its capital stock;
(iii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (iv) borrow or agree to borrow any funds or voluntarily incur, or assume or become subject to, any liability or obligation not in the ordinary course of business; (v) pay, discharge or satisfy any claim, obligation or liability in excess of $50,000 (in any one case) or $100,000 in the aggregate, except in the ordinary course of business; (vi) except as required by law or as contemplated in the Merger Agreement, adopt or materially amend or terminate any agreement or plan for the benefit of employees; (vii) sell, mortgage pledge or otherwise encumber or dispose of any of its assets, other than in the ordinary course of business; (viii) acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, any business, except in the ordinary course of business; (ix) increase the compensation of, or pay any benefit or amount not required by a plan or arrangement to, any director, officer or other employee other than in the ordinary course of business consistent with past practices; (x) dispose of, permit to lapse, or otherwise fail to preserve rights to use, or sell or grant any right to exclusive use of, designated proprietary information, other than in the ordinary course of business consistent with past practices;
(xi) enter into any contract or commitment, or amend in any material respect any such contract or commitment, that would have or could reasonably be expected to have a material adverse effect upon the Merger; (xii) waive, release, transfer or permit to lapse any claims or rights having a value of more than $50,000 or which have or could reasonably be expected to have a material adverse effect upon the Merger; (xiii) except as contemplated in the Merger Agreement, take any action that would materially decrease the Company's net worth; and (xiv) make any change to its accounting methods or practices, except as may be required by generally accepted accounting principles.

Necessary Filings and Cooperation. The Merger Agreement provides that each of the Company and CACI and their respective subsidiaries: (i) will prepare and file all necessary filings with respect to the Merger Agreement and the transactions contemplated thereby, including filings with the SEC and pursuant to the HSR Act; and (ii) will use all reasonable efforts to take all actions to do and to assist and cooperate with the other parties in doing all things necessary to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement including (A) obtaining all necessary actions, waivers, consents and approvals and making all necessary registrations and filings, and (B) defending any lawsuits, injunctions or other legal proceedings challenging the Merger or the Merger Agreement.

Conditions to Consummate the Merger

Conditions to Each Party's Obligation To Consummate the Merger. The obligation of each party to consummate the Merger is subject to the satisfaction or waiver of certain conditions, including: (i) obtaining the approval of the Company's shareholders; (ii) the absence of injunctions or legal restraints preventing the consummation of the Merger; (iii) expiration or earlier termination of the applicable waiting period under the HSR Act; and (iv) the delivery of usual and customary opinions of counsel.

Conditions to the Obligation of CACI. The obligation of the CACI to consummate the Merger is further subject to satisfaction or waiver of the following conditions: (i) each of the representations and warranties of the Company in the Merger Agreement that are qualified as to materiality will be true and correct, and each of the representations and warranties of the Company in the Merger Agreement that are not so qualified will be true and correct in all material respects, in each case as of the closing date; (ii) the Company will have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Date, and CACI will have received a certificate signed on behalf of the Company by its chief executive officer to that effect; (iii) at any time after the date of the Merger Agreement, there will not have occurred any event which, individually or when considered with any other such event, could reasonably be expected to result in a material adverse effect on the Company; and (iv) the Company shall have disposed of its packaging subsidiary or shall have made such other arrangements with respect thereto as are satisfactory to CACI.

Termination; Fees and Expenses

Termination. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the Company's shareholders: (i) by mutual written consent of CACI and the Company; (ii) by either CACI or the Company (A) if the Merger has not been consummated by November 15, 1998, so long as the terminating party did not fail to perform any of its obligations under the Merger Agreement resulting in the failure of the Merger to be consummated by that time, (B) if the approval of the Company's shareholders is not obtained, (C) if any governmental entity has issued a final, nonappealable restraint or other action, permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement, or (D) if the other party shall have breached or failed to perform in any material respect any of its representations, warranties or covenants under the Merger Agreement and the breach or failure to perform cannot be or has not been cured such breach or failure within thirty days after written notice thereof; (iii) by CACI, if the Company's Board of Directors or any committee thereof has (A) withdrawn, modified or amended in a manner adverse to CACI its approval or recommendation of the Merger or the Merger Agreement, (B) failed to include its recommendation in favor of the Merger and the Merger Agreement in this Proxy Statement, or (C) approved or recommended, or proposed publicly to approve or recommend, any Company takeover proposal other than the Merger;
(iv) by the Company, if the CACI Board of Directors or any committee thereof has withdrawn, modified or amended in a manner adverse to the Company its approval or recommendation in favor of the Merger or the Merger Agreement; or
(v) by the Company if it approves a superior proposal, provided that the Company has complied with the covenant of the Merger Agreement prohibiting certain solicitations.

Termination Fee. The Merger Agreement provides that the Company will pay a $1 million termination fee to CACI if the Merger is terminated by CACI pursuant to item (iii) of the preceding paragraph or by the Company pursuant to item
(v) of the preceding paragraph.

Other Fees and Expenses. Except as otherwise set forth in the Merger Agreement, all fees and expenses incurred in connection with the Merger, the Merger Agreement and the related transactions will be paid by the party incurring the fees or expenses, whether or not the Merger is consummated.

Amendment; Waiver

         The Merger Agreement may be amended in writing by the parties at any time before or after approval by the Company's shareholders; provided, however, that, after any such approval, there may not be made any amendment that by applicable law requires further approval by the shareholders of the Company without the further approval of such shareholders. This includes any changes to (i) the amount of cash to be received in exchange for the Company's Common Stock; (ii) any terms of the plan which would adversely affect the shares of the Company; or (iii) the Company's Articles of Incorporation.

         At any time prior to the Effective Time, a party may in writing: (i) extend the time for the performance of any of the obligations or other acts of the other parties; (ii) waive any inaccuracies in the representations and warranties of the other parties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; or (iii) waive compliance by the other party with any of the agreements or conditions contained in the Merger Agreement (subject to the proviso in the paragraph above).

                           CERTAIN REGULATORY MATTERS

         The HSR Act requires both parties to file premerger notifications with the Antitrust Division and the FTC and observe the required waiting period before consummating the acquisition. CACI and the Company each filed a premerger notification with the FTC and the Antitrust Division and, on September 14, 1998, received notice that the FTC and the Antitrust Division had granted an early termination of the premerger notification waiting period, effective on that date. Termination of the waiting period means that the parties are free to complete the Merger consistent with the HSR Act.

         The Company and CACI do not believe that any additional governmental filings in the United States, other than the certificate and articles of merger to be filed with the Delaware Secretary of State and the Virginia State Corporation Commission, and other than filings in connection with the dissolution of QTPI, are required with respect to the Merger. The FTC, the Antitrust Division or certain private parties could take such action under the HSR Act as they deem necessary or desirable. Consummation of the Merger is conditioned upon, among other things, the absence of any preliminary or permanent injunction or other order issued by any court or other judicial or administrative body of competent jurisdiction which prohibits or prevents consummation of the Merger.

                              ACCOUNTING TREATMENT

         The Merger will be accounted for under the "purchase" method of accounting whereby the purchase price will be allocated among the Company's assets and liabilities based on the fair market value of the assets acquired and liabilities assumed.

           III. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The Merger will not be treated as a merger for U.S. federal income tax purposes. A shareholder of the Company will be treated for federal income tax purposes as if the shareholder sold such shareholder's Common Stock to CACI in a taxable exchange and will generally recognize capital gain or loss in an amount equal to the difference between the shareholder's adjusted tax basis in such shareholder's Common Stock and the amount of cash received in exchange therefor.

         In general, the maximum rate of tax on net capital gain recognized by individuals, trusts and estates from the sale or exchange of capital assets held for more than twelve months is 20% (as compared with a maximum rate of 39.6% on ordinary income). For 15% bracket taxpayers, the maximum rate on net capital gains is 10%. Corporate shareholders generally are subject to tax at a maximum rate of 35% on both capital gains and ordinary income. The distinction between capital gain and ordinary income may be relevant for certain other purposes, including a taxpayer's ability to utilize capital loss carryovers to offset any gain recognized.

         The foregoing discussion is based on current law and only applies to shareholders who hold their Common Stock as a capital asset within the meaning of Section 1221 of the Code. It does not purport to consider all aspects of U.S. federal income taxation that may be relevant to particular shareholders, some of whom may be subject to special rules not discussed (including, but not limited to, tax-exempt entities, financial institutions, insurance companies, broker dealers, persons that hold Common Stock as part of a "straddle," or "conversion transaction"), and the foregoing discussion may not be applicable to shareholders who acquire their Common Stock pursuant to the exercise of options or other compensation arrangements or who are not citizens or residents of the U.S. The foregoing description is not binding on the Internal Revenue Service ("IRS"), and no ruling from the IRS has been sought or will be sought with respect to such tax consequences. In addition, the foregoing discussion does not consider the effect of any applicable foreign, state, local or other tax laws.

         THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IS BASED ON EXISTING TAX LAW AS OF THE DATE OF THIS PROXY STATEMENT, WHICH MAY DIFFER ON THE DATE OF THE EFFECTIVE TIME OF THE MERGER. EACH SHAREHOLDER IS URGED TO CONSULT SUCH SHAREHOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.


                            IV. NO DISSENTERS' RIGHTS

         Holders of the Common Stock do not have a right of dissent under Virginia law in connection with the Merger. Section 13.1-730 C of the Virginia Stock Corporation Act provides, in relevant part, that with respect to a plan of merger or share exchange or a sale or exchange of property there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were
(i) listed on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System (NASDAQ) or (ii) held by at least 2,000 record shareholders, unless certain exceptions, not applicable in this case, are met. Since the Company is listed on the NASDAQ Stock Market, holders of the Common Stock will not have a right to dissent in the Merger.

                   V. DIVIDEND AND PRICE RANGE OF COMMON STOCK

         The Company has not paid dividends on the Common Stock. The Common Stock of the Company is listed on the NASDAQ Stock Market. The high and low sales prices of the Common Stock on May 18, 1998, the date preceding public announcement of the proposed Merger, were $15.0625 and $13.875, respectively.

                          VI. DELISTING OF COMMON STOCK

         After the effectiveness of the Merger, the Common Stock, which trades under the symbol "QTEC", will be delisted from the NASDAQ Stock Market and deregistered for purposes of the Securities Exchange Act of 1934.

                       VII. SELECTED FINANCIAL INFORMATION

                           Consolidated Balance Sheet


                                                           Restated (1)
                                                     Year Ended December 31,
                                              ----------------------------------------
                                                                                          06/30/98       06/30/98
                                                                                         (unaudited)    (unaudited)
                                                 1995           1996           1997     (historical)   (proforma) (2)
                                              ----------     ----------     ----------  -------------  --------------
Working capital                                2,162,600      1,861,000      1,532,000      2,400,900      3,819,300
Total assets                                  16,101,600     20,501,200     23,815,400     27,364,300     25,236,700
Net assets of Discontinued Operations
   to be disposed of                             490,100      2,376,900      2,682,600      3,546,300              0
Total long term obligations                    2,672,500      4,523,400      4,476,900      4,258,500      4,258,500
Total shareholders' equity                     5,047,800      6,032,400      6,703,900      7,102,900      4,975,200

1 Financial position and results of operations are as of and for the years ended December 31, 1997, 1996 and 1995 have been restated to reflect the disposal of the packaging subsidiary as a discontinued operation.

2 Net assets associated with the packaging subsidiary as of June 30, 1998 amounted to $3,546,300. Such assets were not written down as of that date since management believed, based on alternatives available as of the date of issuance of the Company's financial statements for the second quarter ended June 30, 1998, that the carrying value of these net assets was recoverable. Consistent with the decision in late August 1998 to no longer pursue a sale of the packaging subsidiary, pro forma information presents estimated write-downs associated with that decision as if the related impairment had been incurred as of June 30, 1998.

                       Consolidated Statements of Earnings

                                             Restated (1)
                                       Year Ended December 31,                        Six Months Ended,
                                ---------------------------------------  -------------------------------------------
                                                                                                           06/30/98
                                   1995          1996          1997        06/30/97       06/30/98        (unaudited)
                                                                          (unaudited)    (unaudited)     (proforma) (2)

Revenues                         57,902,700     71,692,900   77,859,500    39,167,000      40,604,300     40,604,300
     Total operating expenses    54,223,100     67,896,800   74,677,000    37,393,400      38,737,300     38,737,300

Earnings from continuing
operations                        3,679,600      3,796,100    3,182,500     1,773,600       1,867,000      1,867,000
     Other expense,
     principally interest        (1,053,300)      (535,700)    (565,100)     (217,200)       (419,900)      (419,900)
     Earnings from
     continuing operations
     before income taxes          2,626,300      3,260,400    2,617,400     1,556,400       1,447,100      1,447,100
                               ------------- -------------- ------------ ------------- --------------- --------------
Provision for income taxes       (1,125,900)    (1,090,700)  (1,008,100)     (659,900)       (613,600)      (613,600)
                               ------------- -------------- ------------ ------------- --------------- --------------
     Net earnings from            1,500,400      2,169,700    1,609,300       896,500         833,500        833,500
     continuing operations
Discontinued operations:
     Loss from disposal, net
     of tax effect                        0              0            0             0               0    (2,127,800)
     Loss from discontinued
     operations, net of tax
     effect                        (980,300)    (1,351,400)    (963,400)     (604,800)       (507,800)      (507,800)
                               ------------- -------------- ------------ ------------- --------------- --------------
Net earnings (loss)                $520,100       $818,300     $645,900      $291,700        $325,700   ($1,802,100)
                               ------------- -------------- ------------ ------------- --------------- --------------
Earnings per share,
continuing operations:

     Basic                            $1.11          $1.55        $1.12         $0.62           $0.58          $0.58
     Diluted                           0.97           1.43         1.06          0.59            0.53           0.58

Earnings (loss) per share,
discontinued operations:
     Basic                           ($0.72)        ($0.96)      ($0.67)       ($0.42)         ($0.35)        ($1.82)
     Diluted                          (0.63)         (0.89)       (0.64)        (0.40)          (0.32)         (1.82)

Earnings (loss) per share:
     Basic                            $0.39          $0.59        $0.45         $0.20           $0.23        ($1.24)
     Diluted                           0.34           0.54         0.42          0.19            0.21        ( 1.24)

Weighted average number of
common shares outstanding:
     Basic                        1,349,331      1,395,397    1,439,193     1,437,686       1,449,132      1,449,132
     Diluted                      1,540,318      1,517,521    1,521,755     1,510,431       1,584,749      1,449,132


1 Results of operations for the years ended December 31, 1997, 1996 and 1995 have been restated to reflect the disposal of the packaging subsidiary as a discontinued operation.

2 Net assets associated with the packaging subsidiary as of June 30, 1998 amounted to $3,546,300. Such assets were not written down as of that date since management believed, based on alternatives available as of the date of issuance of the Company's financial statements for the second quarter ended June 30, 1998, that the carrying value of these net assets was recoverable. Consistent with the decision in late August 1998 to no longer pursue a sale of the packaging subsidiary, pro forma information presents estimated write-downs associated with that decision as if the related impairment had been incurred as of June 30, 1998.

         Restated audited financial statements to present QTPI as a discontinued operation for years ended December 31, 1995, 1996 and 1997 have been attached hereto as Appendix D.

                      VIII. INDEPENDENT PUBLIC ACCOUNTANTS

         Representatives of Grant Thornton LLP, the principal accountants of the Company for the current year and for the most recently completed fiscal year are expected to be present at the Special Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

              IX. SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

         If the Merger is not consummated, or if it is not consummated within the time period currently contemplated, the Company will hold a 1999 Annual Meeting of Shareholders on May 21, 1999. As described in the Company's proxy statement relating to its 1998 Annual Meeting of Shareholders, proposals to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company by January 20, 1999 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with the Company's By-laws and SEC regulations governing the solicitation of proxies.

         In order for a shareholder to nominate a candidate for director, the shareholder must comply with the notice and procedural requirements set forth in the Company's By-laws governing nomination of directors. Notice of the nomination must be received by the Company no later than the date set forth above. The shareholder filing the notice of nomination must also describe various matters regarding the nominee, including but not limited to such information as name, address, occupation and shares held.

         In order for a shareholder to bring other business before a shareholders' meeting, timely notice must be received by the Company within the time limits described above. Such notice must include a description of the proposed business, the reasons therefor and other specified matters. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in the Company's proxy statement.

         In each case the notice must be given to the Secretary of the Company, whose address is 7600A Leesburg Pike, Falls Church, Virginia 22043. Any shareholder desiring a copy of the Company's By-laws will be furnished one without charge upon written request to the Secretary.

              X. INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents filed with the SEC by the Company under File No. 0-13390 are incorporated by reference in this Proxy Statement: (i) the Annual Report of Form 10-K for the fiscal year ended on December 31, 1997;
(ii) the Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; and (iii) the Current Report on Form 8-K, dated May 18, 1998 and filed on June 4, 1998.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein (or in any subsequently filed document which also is or is deemed to be incorporated by reference herein) modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

         A COPY OF THE COMPANY'S 1997 ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q FOR ITS SECOND QUARTER ENDED JUNE 30, 1998 ARE BEING DELIVERED WITH THIS PROXY STATEMENT.

         THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY
INCORPORATED BY REFERENCE

TO SUCH DOCUMENTS) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER TO WHOM THIS PROXY STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, TO QUESTECH, INC., 7600A LEESBURG PIKE, FALLS CHURCH, VIRGINIA 22043, ATTN: MICHAEL P. RIVERA, VICE PRESIDENT & GENERAL COUNSEL, (703)760-1000. IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, REQUESTS MUST BE RECEIVED NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE SPECIAL MEETING.





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                                       22

                                XI. OTHER MATTERS

         The Board of Directors of the Company knows of no business which is to be brought before the Meeting, other than as set forth above. However, if any other business properly comes before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote in accordance with their best judgment with respect to such business.

         It is important that proxies be returned promptly. Shareholders are urged to date and sign the enclosed proxy and return it promptly in the accompanying envelope.

                                          By the Order of the Board of Directors

                                          /s/Vincent L. Salvatori
                                          ----------------------------
                                          Vincent L. Salvatori
                                          Chairman of the Board and
                                          Chief Executive Officer

Falls Church, Virginia
October 9, 1998

                                                                   APPENDIX A
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             CACI INTERNATIONAL INC

                          CACI ACQUISITION CORPORATION

                                 QUESTECH, INC.

                          AGREEMENT and PLAN OF MERGER

                                TABLE OF CONTENTS

ARTICLE 1  DEFINITIONS..............................................................................1
                  1.1      Certain Matters Of Construction..........................................1
                  1.2      Cross References.........................................................1
                  1.3      Certain Definitions......................................................2

ARTICLE 2  THE MERGER...............................................................................5
                  2.1      Procedure For The Merger.................................................5
                  2.2      Surviving Corporation....................................................5
                           2.2.1  Corporate Existence...............................................5
                           2.2.2  Certificate Of Incorporation And Bylaws...........................5
                           2.2.3  Directors.........................................................5
                           2.2.4  Effect Of The Merger..............................................5

                  2.3      Conversion Of Stock......................................................5
                           2.3.1  Stock Of The Company..............................................5
                           2.3.2  Merger Price Per Share............................................5
                           2.3.3  Adjustment To Merger Price Per Share..............................6
                           2.3.4  Stock Of Merger Sub...............................................6
                  2.4      Payment Of Merger Price..................................................6
                           2.4.1  Stockholder List..................................................6
                           2.4.2  Payment To Paying Agent...........................................6
                           2.4.3  Letters Of Transmittal............................................6
                  2.5      Additional Actions.......................................................6

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................6
                  3.1      Corporate Status Of The Company..........................................7
                  3.2      Capital Stock............................................................7
                           3.2.1  Authorized Stock Of The Company...................................7
                           3.2.2  Options And Convertible Securities Of The Company.................7

                  3.3      Subsidiaries.............................................................7
                  3.4      Authority For Agreement; Noncontravention................................7
                           3.4.1  Authority.........................................................8
                           3.4.2  No Conflict.......................................................8

                  3.5      Financial Statements.....................................................8
                  3.6      Absence Of Material Adverse Changes And Undisclosed Liabilities..........8
                  3.7      Compliance With Applicable Law, Articles And Bylaws......................9
                  3.8      Litigation And Audits....................................................9
                  3.9      Tax Matters..............................................................9
                           3.9.1  Filing Of Returns.................................................9
                           3.9.2  Payment Of Taxes..................................................9
                           3.9.3  Withholding.......................................................9
                           3.9.4  Assessments.......................................................9
                           3.9.5  Access To Returns................................................10
                           3.9.6  Definition Of Taxes..............................................10
                  3.10     Employee Benefit Plans..................................................10


                           3.10.1  List Of Plans....................................................10
                           3.10.2  ERISA............................................................10
                           3.10.3  Plan Determinations..............................................11
                           3.10.4  Funding..........................................................11
                  3.11     Employment-Related Matters...............................................11
                           3.11.1  Labor Relations..................................................11
                           3.11.2  Employee List....................................................12
                  3.12     Environmental............................................................12
                           3.12.1  Environmental Laws...............................................12
                           3.12.2  Environmental Claims.............................................12
                           3.12.3  No Basis For Claims..............................................12
                  3.13     No Broker's Or Finder's Fees.............................................12
                  3.14     Assets Other Than Real Property..........................................12
                           3.14.1  Title............................................................12
                           3.14.2  Accounts Receivable..............................................13
                           3.14.3  Condition........................................................13
                  3.15     Real Property............................................................13
                           3.15.1  Company Real Property............................................13
                           3.15.2  Company Leases...................................................13
                           3.15.3  Condition........................................................13
                  3.16     Agreements, Contracts And Commitments....................................13
                           3.16.1  Company Agreements...............................................13
                           3.16.2  Validity.........................................................15
                  3.17     Intellectual Property....................................................15
                           3.17.1  Right To Intellectual Property...................................15
                           3.17.2  No Conflict......................................................15
                           3.17.3  Employee Agreements..............................................16
                  3.18     Insurance Contracts......................................................16
                  3.19     Banking Relationships....................................................16
                  3.20     Proxy Statement..........................................................17

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..................................17
                  4.1      Corporate Status Of Parent And Its Subsidiaries..........................17
                  4.2      Authorized Stock Of Merger Sub...........................................17
                  4.3      Authority For Agreement; Noncontravention................................17
                           4.3.1  Authority Of Parent...............................................17
                           4.3.2  No Conflict.......................................................17
                  4.4      SEC Statements, Reports And Documents....................................18
                  4.5      Absence Of Material Adverse Changes......................................18
                  4.6      Litigation And Audits....................................................18
                  4.7      Proxy Statement..........................................................18

ARTICLE 5  CONDUCT PRIOR TO THE EFFECTIVE TIME......................................................19
                  5.1      Conduct Of Business Of The Company.......................................19
                  5.2      Conduct Of Business Of Parent............................................21

ARTICLE 6  ADDITIONAL AGREEMENTS....................................................................21
                  6.1      Proxy Statement..........................................................21
                  6.2      Meeting Of Stockholders..................................................21
                  6.3      Amendment Of Stock Options...............................................21
                  6.4      Disposition Of QTPI......................................................21
                  6.5      Exclusivity..............................................................21
                  6.6      Expenses.................................................................21
                  6.7      Affiliate Agreements.....................................................22
                  6.8      Access And Information...................................................22


                  6.9      Public Disclosure........................................................22
                  6.10     No Solicitation Of Employees.............................................22
                  6.11     Directors And Officers Indemnification...................................22
                  6.12     Reasonable Efforts.......................................................22

ARTICLE 7  CONDITIONS PRECEDENT.....................................................................23
                  7.1      Conditions Precedent To The Obligations Of Each Party....................23
                           7.1.1  Stockholder Approval..............................................23
                           7.1.2  Hart-Scott-Rodino Compliance......................................23
                           7.1.3  No Injunction.....................................................23
                           7.1.4  Illegality........................................................23

                  7.2      Conditions Precedent To Obligation Of Parent And Merger Sub To
                             Effect The Merger......................................................23
                           7.2.1  Representations And Warranties....................................23
                           7.2.2  Agreements And Covenants..........................................23
                           7.2.3  Legal Opinion.....................................................23
                           7.2.4  Closing Documents.................................................23
                           7.2.5  Third Party Consents..............................................24
                           7.2.6  Material Adverse Effect...........................................24
                           7.2.7  Company Closing Certificate.......................................24
                           7.2.8  Stockholder List..................................................24
                           7.2.9 Disposition Of QTPI................................................24
                           7.2.10  Amendment Of Stock Options.......................................24
                  7.3      Conditions To Obligations Of The Company To Effect The Merger............24
                           7.3.1  Representations And Warranties....................................24
                           7.3.2  Agreements And Covenants..........................................24
                           7.3.3  Legal Opinion.....................................................24
                           7.3.4  Closing Documents.................................................24
                           7.3.5  Material Adverse Effect...........................................24
                           7.3.6  Parent Closing Certificate........................................24
                           7.3.7  Payment Of Purchase Price.........................................24

ARTICLE 8  SURVIVAL OF REPRESENTATIONS..............................................................25
                  8.1      Survival Of Representations..............................................25
                           8.1.1  The Company's Representations.....................................25
                           8.1.2  Parent's Representations..........................................25

ARTICLE 9  OTHER PROVISIONS.........................................................................25
                  9.1      Termination Events.......................................................25
                  9.2      Notices..................................................................25
                  9.3      Entire Agreement.........................................................26
                  9.4      Assignability............................................................27
                  9.5      Validity.................................................................27
                  9.6      Specific Performance.....................................................27
                  9.7      Governing Law............................................................27
                  9.8      Counterparts.............................................................27


                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of July 30, 1998 (the "Agreement"), by and among CACI International Inc, a Delaware corporation ("Parent"), CACI Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent, ("Merger Sub") and QuesTech, Inc., a Virginia corporation (the "Company"). Merger Sub and the Company together are sometimes referred to herein as the "Constituent Corporations."

                               W I T N E S S E T H

         WHEREAS, the respective boards of directors of Parent, Merger Sub and the Company have determined that it is advisable that Merger Sub be merged with and into the Company (the "Merger") on the terms and conditions set forth herein and in accordance with the provisions of the General Corporation Law of the State of Delaware (the "DGCL") and the Stock Corporation Act of the Commonwealth of Virginia (the "VSCA");

         WHEREAS, Parent, Merger Sub and the Company desire to make certain representations and warranties and other agreements in connection with the Merger;

         NOW, THEREFORE, Parent, Merger Sub and the Company hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 Certain Matters of Construction. A reference to an Article, Section, Exhibit or Schedule shall mean an Article of, a Section in, or Exhibit or Schedule to, this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

         1.2 Cross References. The following terms defined elsewhere in this Agreement in the Sections set forth below shall have the respective meanings therein defined:


         Term

                                                            Definition

         Acquisition Proposals.............................Section 6.5.
         Adjustment Amount.................................Section 2.3.3.
         Adjustment Price Per Share........................Section 2.3.3.
         Affiliate Agreements..............................Section 6.7
         Agreement.........................................Preamble.
         Certificate of Merger.............................Section 2.1.
         Closing...........................................Section 2.1.
         Closing Date......................................Section 2.1.
         Company ..........................................Preamble
         Company Balance Sheet.............................Section 3.5
         Company Common Stock..............................Section 2.3.1.
         Company Financial Statements......................Section 3.5.
         Company Insurance Contracts.......................Section 3.18.


         Company Meeting...................................Section 3.20.
         Company Proprietary Rights........................Section 3.17.1.
         Company Plans.....................................Section 3.10.1.
         Constituent Corporations..........................Preamble
         Effective Date....................................Section 2.1.
         Effective Time....................................Section 2.1.
         Employee List.....................................Section 3.11.2.
         Encumbrances......................................Section 3.14.1.
         GAAP..............................................Section 3.5
         DGCL..............................................Preamble
         Governmental Entity...............................Section 3.4.2.
         Indemnified Parties...............................Section 6.12.
         Independent Accountants...........................Section 2.3.3
         Liabilities.......................................Section 3.6.
         Merger............................................Preamble
         Merger Price Per Share............................Section 2.3.2
         Merger Sub........................................Preamble
         Merger Sub Stock..................................Section 2.3.3.
         Net Proceeds Notification.........................Section 2.3.3
         Net Proceeds of Sale..............................Section 2.3.3
         Parent............................................Preamble
         Parent Balance Sheet..............................Section 4.4
         Parent Reports....................................Section 4.4.
         Parent Stock......................................Section 2.3.1.
         Paying Agent......................................Section 2.4
         Permits...........................................Section 3.7.
         Proxy Statement...................................Section 3.20.
         Stockholder List..................................Section 2.4.1.
         Stockholders......................................Section 2.4.1.
         Surviving Corporation.............................Section 2.1.
         Taxes.............................................Section 3.9.6.
         Transmittal Letter................................Section 2.4.3.
         VSCA..............................................Preamble

         1.3 Certain Definitions. As used herein, the following terms shall have the following meanings:

         Affiliate: with respect to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person.

         COBRA: the provisions of Section 4980B of the Code and Part 6 of Title I of ERISA.

         Closing Certificate: a certificate of the secretary of the entity certifying as to the incumbency of officers, corporate resolutions to effect the transactions contemplated by this Agreement and as to the articles of organization and by-laws.

         Code: the U.S. Internal Revenue Code of 1986, as amended from time to time.

         Commercial Software: packaged commercial software programs generally available to the public through retail dealers in computer software or directly from the manufacturer which have been licensed to the Company and which are used in the Company's business but are in no way a component of or incorporated in or specifically required to develop or support any of the Company's products and related trademarks, technology and know-how.

         Company Leases: each lease, sublease, license or other agreement under which the Company or any of its Subsidiaries uses, occupies or has the right to occupy any real property or interest therein that (a) provides for future minimum payments of $50,000 or more (ignoring any right of cancellation or termination) or (b) the cancellation or termination of which would have a Company Material Adverse Effect.

         Company Material Adverse Effect: any materially adverse change in or effect on the financial condition, business, operations, assets, properties, results of operations or prospects of the Company and its Subsidiaries considered on a consolidated basis.

         Company Option Plans: the Company's 1994 and 1996 Incentive Stock Option Plans and its 1996 Stock Option Plan for Non-Employee Directors.

         Company SECT: the Stock Employee Compensation Trust governed by the Amended and Restated Trust Agreement effective as of March 25, 1998, by and among the Company and certain individual Directors of the Company as Trustees.

         Company Stock Options: options to purchase Company Common Stock outstanding under the Company Option Plans.

         control (including with correlative meaning, controlled by and under common control with): as used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         Environmental Claim: any notice alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, response or remediation costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (a) the presence, or release of any Material of Environmental Concern at any location, whether or not owned by that party or any of its Subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         Environmental Laws: any and all statutes, regulations and ordinances relating to the protection of public health, safety or the environment.

         ERISA: the Employee Retirement Income Security Act of 1974, as amended.

         ERISA Affiliate: with respect to a party, any member (other than that party) of a controlled group of corporations, group of trades or businesses under common control or affiliated service group that includes that party (as defined for purposes of Section 414(b), (c) and (m) of the Code).

         Exchange Act: the Securities Exchange Act of 1934, as amended.

         H-S-R Act: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         Letter of Intent: the letter dated May 18, 1998 from the Chairman and Chief Executive Officer of Parent to the Chairman and Chief Executive Officer of the Company expressing the companies intention to effect the merger and related transactions, subject to execution of this Agreement and other matters.

         Materials of Environmental Concern: petroleum and its by-products and all substances or constituents that are regulated by, or form the basis of liability under, any Environmental Law.

         Parent Material Adverse Effect: any materially adverse change in or effect on the financial condition, business, operations, assets, properties, results of operations or prospects of Parent and its Subsidiaries considered on a consolidated basis.

         Permitted Encumbrances: (a) liens for current taxes and other statutory liens and trusts not yet due and payable or that are being contested in good faith, (b) liens that were incurred in the ordinary course of business, such as carriers', warehousemen's, landlords' and mechanics' liens and other similar liens arising in the ordinary course of business, (c) liens on personal property leased under operating leases,
         (d) liens, pledges or deposits incurred or made in connection with workmen's compensation, unemployment insurance and other social security benefits, or securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, progress payments, surety and appeal bonds and other obligations of like nature, in each case incurred in the ordinary course of business, (e) pledges of or liens on manufactured products as security for any drafts or bills of exchange drawn in connection with the importation of such manufactured products in the ordinary course of business, (f) liens under Article 2 of the Uniform Commercial Code that are special property interests in goods identified as goods to which a contract refers, (g) liens under Article 9 of the Uniform Commercial Code that are purchase money security interests, and (h) such imperfections or minor defects of title, easements, rights-of-way and other similar restrictions (if any) as are insubstantial in character, amount or extent, do not materially detract from the value or interfere with the present or proposed use of the properties or assets of the party subject thereto or affected thereby, and do not otherwise adversely affect or impair the business or operations of such party.

         Person: an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization.

         QTPI: QuesTech Packaging, Inc., a Virginia corporation wholly owned by the Company.

         SEC: the Securities and Exchange Commission, or any Governmental Entity succeeding to its functions.

         Securities Act: the Securities Act of 1933, as amended.

         Subsidiary: any corporation, association, or other business entity a majority (by number of votes on the election of directors or persons holding positions with similar responsibilities) of the shares of capital stock (or other voting interests) of which is owned by Parent, the Company or their respective Subsidiaries, as the case may be. Except when expressly included as a Subsidiary in any provision of this Agreement, QTPI shall not be considered a Subsidiary.

                                    ARTICLE 2
                                   THE MERGER

         2.1 Procedure for the Merger. The closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of Parent in Arlington, Virginia, commencing at 10:00 a.m. local time on September 30, 1998, or on such other date as the parties may agree after the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby ("Closing Date"). At the Closing, Merger Sub shall be merged, in accordance with section 252 of the DGCL and section 13.1-722 of the VSCA, with and into the Company, which shall be and is sometimes referred to herein to as the "Surviving Corporation". The Merger shall be effected by filing a certificate of merger/articles of merger, substantially in the form of Exhibit 2.1 attached hereto (the "Certificate of Merger"), with the Secretary of State of Delaware in accordance with section 252(c) of the DGCL and with the Secretary of State of Virginia in accordance with section 13.1-720 of the VSCA. Each certificate filed shall provide that the merger will be effective at 12:01 am (the "Effective Time") on the Closing Date.

         2.2   Surviving Corporation.

               2.2.1 Corporate Existence. The Surviving Corporation shall continue its corporate existence under the laws of the Commonwealth of Virginia. The separate corporate existence of Merger Sub shall cease at the Effective Time.

               2.2.2 Certificate of Incorporation and By-laws. The articles of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until the same shall be amended thereafter in accordance with the VSCA and such articles of incorporation. The by-laws of Company, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until the same shall be amended thereafter in accordance with the VSCA, the certificate of incorporation of the Surviving Corporation and such by-laws.

               2.2.3 Directors. As of the Effective Time, J. P. London, James
P. Allen, Jeffrey P. Elefante, Warren R. Phillips, and Charles P. Revoile shall be the directors of the Surviving Corporation, to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

               2.2.4 Effect of the Merger. As of the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL and the VSCA. Without limiting the generality of the foregoing, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         2.3   Conversion of Stock.

               2.3.1 Stock of the Company. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of Common Stock, $.05 par value per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than Company Common Stock held in the Company's treasury) will be canceled and extinguished and be converted automatically into the right to receive payment of the Merger Price Per Share in accordance with the terms and provisions of this Agreement.

               2.3.2 Merger Price Per Share. The Merger Price Per Share shall be Eighteen Dollars and Thirty-Seven and One-Half Cents ($18.375) plus the Adjustment Price Per Share.

               2.3.3  Adjustment to Merger Price Per Share.

                         (a) As soon as practicable after the Company completes disposition of its entire interest in QTPI, the Company and Parent shall cooperate to determine the Net Proceeds of Sale (as defined herein) received by the Company or QTPI on that disposition. The Net Proceeds of Sale shall be calculated by deducting from the purchase price received by the Company or QTPI from the sale of QTPI's stock or assets (a) the costs and expenses (including attorney, broker, and accounting fees and expenses) incurred in connection with the sale of QTPI's stock or assets, (b) any liquidation costs of QTPI and (c) any reserves for any liabilities or obligations of QTPI, fixed, accrued, contingent or otherwise.

                         (b) Upon agreement of the Net Proceeds of Sale, the aggregate Merger Price to be paid by Parent shall be increased or decreased, as the case may be by the Adjustment Price Per Share, which shall be calculated by dividing the Net Proceeds of Sale by the Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Company Common Stock held in the Company's treasury.)

               2.3.4 Stock of Merger Sub. At the Effective Time, each share of the Common Stock, par value $.01 per share, of Merger Sub ("Merger Sub Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

         2.4   Payment of Merger Price.

               2.4.1 Stockholder List. The Company shall prepare a list (the "Stockholder List") setting forth the names and addresses of all Persons who are the record holders of Company Common Stock immediately prior to the Effective Time (the "Stockholders"), which it shall deliver to Parent at the Closing.

               2.4.2 Payment to Paying Agent. At the Closing, Parent shall pay the aggregate Merger Price by wire transfer to a bank, trust company, or similar professional fiduciary appointed jointly by Parent and the Company (the "Paying Agent"), to be held for distribution to the Stockholders as provided in this Section 2.4.

               2.4.3 Letters of Transmittal. At or promptly after the Effective Time, the Surviving Corporation will send or deliver to each Stockholder two or more copies of a Letter of Transmittal in a form mutually agreed by the parties. Thereafter, the Paying Agent shall pay to each Stockholder who submits a properly completed and executed Letter of Transmittal accompanied by surrender of the certificate or certificates for shares of Company Common Stock for which that Stockholder claims payment, the aggregate amount of the Purchase Price Per Share to which that Stockholder is entitled.

         2.5 Additional Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest, perfect or confirm in the Surviving Corporation title to or ownership or possession of any property, right, privilege, power, franchise or other asset of either Constituent Corporation acquired or to be acquired by reason of, or as a result of, the Merger, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Merger Sub as follows:

         3.1   Corporate Status of the Company. Except as set forth on
Schedule 3.1 hereto, the Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power to own, operate and lease its properties and to carry on its business as now being conducted. Except as set forth on Schedule 3.1 hereto, the Company and its Subsidiaries are duly qualified or licensed to do business as foreign corporations and are in good standing in all jurisdictions in which the character of the properties owned or held under lease by each or the nature of the business transacted by each makes qualification necessary, except where failure to be so qualified would not have a Company Material Adverse Effect. All jurisdictions in which the Company and its Subsidiaries are qualified to do business are set forth on Schedule 3.1 hereto.

         3.2   Capital Stock.

               3.2.1 Authorized Stock of the Company. The authorized capital stock of the Company consists of 3,000,000 shares of Company Common Stock, of which 1,916,004 shares were issued and outstanding (excluding 9,900 shares held in Treasury) as of March 31, 1998 All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, were not issued in violation of any person's preemptive rights, and are fully paid and nonassessable.

               3.2.2 Options and Convertible Securities of the Company. Except as set forth on Schedule 3.2, there are no outstanding subscriptions, options, warrants, conversion rights or other rights, securities, agreements or commitments obligating the Company to issue, sell or otherwise dispose of shares of its capital stock, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of its capital stock. Since March 31, 1998, the Company has not issued, sold or otherwise disposed of any shares of its capital stock, other than pursuant to the Company Option Plans. Except for the Affiliate Agreements and except as set forth on
Schedule 3.2, there are no voting trusts or other agreements or understandings to which the Company or any Stockholder is a party with respect to the voting of the shares of Company Common Stock and the Company is not a party to or bound by any outstanding restrictions, options or other obligations, agreements or commitments to sell, repurchase, redeem or acquire any outstanding shares of Company Common Stock or other equity securities of the Company.

         3.3 Subsidiaries. A list of the Company's Subsidiaries and their respective jurisdictions of incorporation is set forth on Schedule 3.3 hereto. Except as set forth on Schedule 3.3, immediately prior to the Closing, the Company will beneficially and of record own all of the outstanding securities of its Subsidiaries (except for directors qualifying shares, nominee shares and the like), free and clear of all liens, charges, pledges, security interests, encumbrances, and other restrictions and agreements with respect thereto. All of the outstanding shares of capital stock of the Company's Subsidiaries have been duly authorized and validly issued, were not issued in violation of any person's preemptive rights, and are fully paid and nonassessable. Except as contemplated by this Agreement, there are no outstanding subscriptions, options, warrants, conversion rights or other rights, securities, agreements or commitments obligating the Company or any of its Subsidiaries to issue, sell or otherwise dispose of any shares of capital stock, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of capital stock of any of the Company's Subsidiaries.

         3.4   Authority for Agreement; Noncontravention.

               3.4.1 Authority. The Company has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, other than the approval of the Merger by the vote of the holders of at least two-thirds of the Company's Common Stock. This Agreement and the other agreements contemplated hereby to be signed by the

Company have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the qualifications that enforcement of the rights and remedies created hereby and thereby is subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               3.4.2 No Conflict. Except as set forth on Schedule 3.4 hereto, neither the execution and delivery of this Agreement by the Company, nor the performance by the Company of its obligations hereunder, nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or result in a violation of any provision of the charter documents or by-laws of the Company or its Subsidiaries, (b) with or without the giving of notice or the lapse of time, or both, conflict with, or result in any violation or breach of, or constitute a default under, or result in any right to accelerate or result in the creation of any lien, charge or encumbrance pursuant to, or right of termination under, any provision of any note, mortgage, indenture, lease, instrument or other agreement, permit, concession, grant, franchise, license, judgment, order, decree, statute, ordinance, rule or regulation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their assets or properties is bound or which is applicable to any of them or any of their assets or properties. No authorization, consent or approval of, or filing with or notice to, any United States or foreign governmental or public body or authority (each a Governmental Entity") is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretaries of State of the Commonwealth of Virginia and the State of Delaware, (ii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iii) filing with the Federal Trade Commission and the United States Department of Justice pursuant to the provisions of the H-S-R Act, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Company Material Adverse Effect.

         3.5 Financial Statements. The Company has previously furnished Parent with an accurate and complete copy of the consolidated balance sheets of the Company as of December 31, 1997, 1996, and 1995 and March 31, 1998 and the consolidated statements of operations, cash flows and changes in stockholders' equity of the Company and its Subsidiaries for the respective years and the three-month period then ended. The annual financial statements were audited by Grant Thornton LLP, the Company's certified public accountants. Collectively, the financial statements referred to in the immediately preceding sentence are sometimes referred to herein as the "Company Financial Statements" and the audited consolidated balance sheet of the Company and its Subsidiaries (including QTPI) as of December 31, 1997 is referred to herein as the "Company Balance Sheet." Each of the balance sheets included in the Company Financial Statements (including any related notes) fairly presents in all material respects the financial position of the Company and its Subsidiaries (including QTPI) as of its date, and the other statements included in the Company Financial Statements (including any related notes) fairly present in all material respects the results of operations, cash flows and stockholders' equity, as the case may be, of the Company and its Subsidiaries (including QTPI) for the periods therein set forth, in each case in accordance with United States generally accepted accounting principles ("GAAP") consistently applied, subject, in the case of the three-month period, to normal year-end adjustments (all except as otherwise stated therein).

         3.6 Absence of Material Adverse Changes and Undisclosed Liabilities. Except as set forth on Schedule 3.6 hereto, since the date of the Company Balance Sheet, (a) the Company has not suffered any Company Material Adverse Effect, nor has there occurred or arisen any event, condition or state of facts of any character that could reasonably be expected to result in a Company Material Adverse Effect and (b) there have been no dividends or other distributions declared or paid in respect of, or any repurchase or redemption by the Company of, any of the shares of capital stock of the Company, or any commitment relating to any of the foregoing. Except as set forth on Schedule 3.6, neither the Company nor any of its Subsidiaries (including QTPI) has any material liabilities or obligations, fixed, accrued, contingent or otherwise (collectively, "Liabilities"), that are not fully reflected or provided for on, or disclosed in the notes to, the balance sheets included in the Company Financial Statements, except (i) Liabilities incurred in the ordinary course of business since the date of the Company Balance Sheet, none of which individually or in the aggregate has had or could reasonably be expected to have a Company Material Adverse Effect, (ii) Liabilities permitted or contemplated by this Agreement, and (iii) Liabilities expressly disclosed on the Schedules delivered hereunder.

         3.7 Compliance with Applicable Law, Articles and Bylaws. Each of the Company and its Subsidiaries has all requisite licenses, permits and certificates from all Governmental Entities (collectively, "Permits") necessary to conduct its business as currently conducted, and to own, lease and operate its properties in the manner currently held and operated, except as set forth on Schedule 3.7 hereto. All of the Company's and its Subsidiaries' Permits are in full force and effect. Each of the Company and its Subsidiaries is in compliance in all material respects with all the terms and conditions related to such Permits. There are no proceedings in progress, pending or, to the knowledge of the Company, threatened, which may result in revocation, cancellation, suspension, or any material adverse modification of any of such Permits. The business of the Company and its Subsidiaries is not being conducted in violation of any applicable law, statute, ordinance, regulation, rule, judgment, decree, order, Permit, concession, grant or other authorization of any Governmental Entity, except for any violations that, in the aggregate, do not and could not reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby. Neither the Company nor its Subsidiaries is in default or violation of any provision of its charter documents or its by-laws.

         3.8 Litigation and Audits. Except for any claim, action, suit or proceeding set forth on Schedule 3.8 or 3.9 hereto, (a) there is no investigation by any Governmental Entity with respect to the Company or its Subsidiaries (including QTPI) pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated to the Company or any of its Subsidiaries (including QTPI) an intention to conduct the same; (b) there is no claim, action, suit, arbitration or proceeding pending or, to the knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries (including QTPI), or any of its or their assets or properties, at law or in equity, or before any arbitrator or Governmental Entity, that, if adversely determined, either singly or in the aggregate, would have a Company Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated hereby; and (c) there are no judgments, decrees, injunctions or orders of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries (including QTPI).

         3.9   Tax Matters.

               3.9.1 Filing of Returns. Except as set forth on Schedule 3.9 hereto, the Company and its Subsidiaries have prepared and filed on a timely basis with all appropriate governmental authorities all material returns in respect of Taxes that they are required to file on or prior to the Closing, and all such returns are correct and complete in all material respects.

               3.9.2 Payment of Taxes. Except as set forth on Schedule 3.9, the Company and its Subsidiaries have paid in full all Taxes due on or before the Closing and, in the case of Taxes accruing on or before the Closing that are not due on or before the Closing, the Company has made adequate provision in its books and records and financial statements for such payment.

               3.9.3 Withholding. Except as set forth on Schedule 3.9, the Company and its Subsidiaries have withheld from each payment made to any of its present or former employees, officers and directors all amounts required by law to be withheld and has, where required, remitted such amounts within the applicable periods to the appropriate governmental authorities.

               3.9.4 Assessments. Except as set forth on Schedule 3.9, there are no assessments of the Company or its Subsidiaries with respect to Taxes that have been issued and are outstanding. Except as set forth on Schedule 3.9, no Governmental Entity has examined or audited the Company in respect of Taxes. Except as set forth on Schedule 3.9, neither the Company nor any of its Subsidiaries has received any indication in writing from any Governmental Entity that an assessment in respect of the Company or any of its Subsidiaries is proposed. Except with respect to the matters set forth on
Schedule 3.9 hereof, neither the Company nor any of its Subsidiaries has executed or filed any agreement extending the period of assessment or collection of any Taxes.

               3.9.5 Access to Returns. Parent has been provided with a copy of or access to all federal, state, local and foreign income Tax returns filed by the Company and its Subsidiaries since January 1, 1990. Parent has been provided with a copy of or access to all assessments, extensions and waivers resulting from any audits of the Company or its Subsidiaries by a Governmental Entity in respect of Taxes, and all such assessments and related penalties and interest have been paid in full unless being contested in good faith by the Company or its Subsidiaries.

               3.9.6 Definition of Taxes. As used herein, "Taxes" means all taxes, levies and other assessments, including all income, sales, use, goods and services, value added, capital, capital gains, net worth, transfer, profits, withholding, payroll, employer health, excise, real property and personal property taxes, and any other taxes, assessments or similar charges in the nature of a tax including unemployment insurance payments and workers compensation premiums, together with any installments with respect thereto, and any interest, fines and penalties, imposed by any Governmental Entity (including federal, state, municipal and foreign Governmental Entities), and whether disputed or not.

         3.10  Employee Benefit Plans.

               3.10.1 List of Plans. Schedule 3.10 hereto contains a correct and complete list of all pension, profit sharing, retirement, deferred compensation, welfare, legal services, medical, dental or other employee benefit or health insurance plans, life insurance or other death benefit plans, disability, stock option, stock purchase, stock compensation, bonus, vacation pay, severance pay and other similar plans, programs or agreements, and every material written personnel policy, relating to any persons employed by the Company or in which any person employed by the Company is eligible to participate and which is currently maintained or that was maintained at any time in the last five calendar years by the Company or any ERISA Affiliate (collectively, the "Company Plans"). The Company has made available to Parent complete copies, as of the date hereof, of all of the Company Plans that have been reduced to writing, together with all documents establishing or constituting any related trust, annuity contract, insurance contract or other funding instrument, and summaries of those that have not been reduced to writing. The Company has made available to Parent complete copies of current plan summaries, employee booklets, personnel manuals and other material documents or written materials concerning the Company Plans that are in the possession of the Company as of the date hereof. Except as set forth on
Schedule 3.10, the Company does not have any "defined benefit plans" as defined in Section 3(35) of ERISA.

               3.10.2 ERISA. Neither the Company nor any ERISA Affiliate of the Company has incurred any "withdrawal liability" calculated under Section 4211 of ERISA and there has been no event or circumstance which would cause them to incur any such liability. Neither the Company nor any ERISA Affiliate of the Company has ever maintained a Company Plan providing health or life insurance benefits to former employees, other than as required pursuant to
Section 4980B of the Code or to any state law conversion rights. No plan previously maintained by the Company or its ERISA Affiliates which was subject to ERISA has been terminated; no proceedings to terminate any such plan have been instituted within the meaning of Subtitle C of Title IV of ERISA; and no reportable event within the meaning of Section 4043 of said Subtitle C of Title IV of ERISA with respect to which the requirement to file a notice with the Pension Benefit Guaranty Corporation has not been waived has occurred with respect to any such Company Plan, and no liability to the Pension Benefit Guaranty Corporation has been incurred by the Company or its ERISA Affiliates. Except as set forth on Schedule 3.10, with respect to all the Company Plans, the Company and every ERISA Affiliate of the Company are in material compliance with all requirements prescribed by all statutes, regulations, orders or rules currently in effect, and have in all material respects performed all obligations required to be performed by them. Neither the Company nor any ERISA Affiliate of the Company, nor any of their directors, officers, employees or agents, nor any trustee or administrator of any trust created under the Company Plans, has engaged in or been a party to any "prohibited transaction" as defined in Section 4975 of the Code and Section 406 of ERISA which could subject the Company or its Affiliates, directors or employees or the Company Plans or the trusts relating thereto or any party dealing with any of the Company Plans or trusts to any tax or penalty on "prohibited transactions" imposed by Section 4975 of the Code. Except as set forth on Schedule 3.10, neither the Company Plans nor the trusts created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 412 of the Code and regulations issued thereunder, whether or not waived.

               3.10.3 Plan Determinations. Each Company Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify, and the trusts created thereunder have been determined to be exempt from tax under Section 501(a) of the Code; copies of all determination letters have been delivered to the Company; and, to the knowledge of the Company, nothing has occurred since the date of such determination letters which might cause the loss of such qualification or exemption. With respect to each Company Plan which is a qualified profit sharing plan, all employer contributions accrued for plan years ending prior to the Closing under the Company Plan terms and applicable law have been made.

               3.10.4 Funding. Except as set forth on Schedule 3.10:

                         (a) all contributions, premiums or other payments due or required to be made to the Company Plans as of the date hereof have been made as of the date hereof or are properly reflected on the Company Balance Sheet;

                         (b) there are no actions, liens, suits or claims pending or, to the knowledge of the Company, threatened (other than routine claims for benefits) with respect to any Company Plan;

                         (c) to the knowledge of the Company, no event has occurred, and there exists no condition or set of circumstances, which presents a material risk of a partial termination (within the meaning of Section 411(d)(3) of the Code) of any Company Plan;

                         (d) each Company Plan that is a "group health plan" (as defined in Section 607(1) of ERISA) has been operated at all times in substantial compliance with the provisions of COBRA and any applicable, similar state law; and

                         (e) with respect to any Company Plan that is qualified under Section 401(k) of the Code, individually and in the aggregate, no event has occurred, and to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company could be subject to any liability that is reasonably likely to have a Company Material Adverse Effect (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

         3.11  Employment-Related Matters.

               3.11.1 Labor Relations. Except to the extent set forth on
Schedule 3.11 hereto: (a) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of the Company or any of its Subsidiaries; (b) there is no labor strike, dispute, slowdown, work stoppage or lockout that is pending or threatened against or otherwise affecting the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has experienced the same since January 1, 1992; (c) neither the Company nor any of its Subsidiaries has closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement or separation program at any time from or after January 1, 1992, nor has the Company or any of its Subsidiaries planned or announced any such action or program for the future with respect to which the Company has any material liability; and (d) all salaries, wages, vacation pay, bonuses, commissions and other compensation due from the Company or its Subsidiaries to the employees of the Company and its Subsidiaries before the date hereof have been paid or accrued in all material respects as of the date hereof.

               3.11.2 Employee List. The Company has heretofore delivered to Parent a list (the "Employee List") dated as of June 1, 1998 containing the name of each employee of the Company and its Subsidiaries, and each such employee's position, starting employment date and annual salary. The Employee List is correct and complete as of the date of the Employee List. No third party has asserted any claim, or, to the knowledge of the Company, has any reasonable basis to assert any valid claim, against the Company or its Subsidiaries that either the continued employment by, or association with, the Company or its Subsidiaries of any of the present officers or employees of, or consultants to, the Company or its Subsidiaries contravenes any agreements or laws applicable to unfair competition, trade secrets or proprietary information.

         3.12  Environmental.

               3.12.1 Environmental Laws. Except for matters which, individually or in the aggregate, would not have a Company Material Adverse Effect, (a) the Company and each of its Subsidiaries is in compliance with all applicable Environmental Laws in effect on the date hereof; (b) the Company and each of its Subsidiaries has not received any written communication that alleges that the Company or any of its Subsidiaries is not in compliance in all material respects with all applicable Environmental Laws in effect on the date hereof;
(c) to the knowledge of the Company, there are no circumstances that may prevent or interfere with compliance in the future with all applicable Environmental Laws; (d) all material Permits and other governmental authorizations currently held by the Company and each of its Subsidiaries pursuant to the Environmental Laws are in full force and effect, the Company and its Subsidiaries are in compliance with all of the terms of such Permits and authorizations, and no other Permits or authorizations are required by the Company or its Subsidiaries for the conduct of its and their business on the date hereof; and (e) the management, handling, storage, transportation, treatment, and disposal by the Company and each of its Subsidiaries of all Materials of Environmental Concern has been in compliance with all applicable Environmental Laws.

               3.12.2 Environmental Claims. Except as set forth on Schedule
3.12 hereto and except for Environmental Claims which, individually or in the aggregate, would not have a Company Material Adverse Effect, there is no Environmental Claim pending or, to the knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law.

               3.12.3 No Basis for Claims. Except for matters which, individually or in the aggregate, would not have a Company Material Adverse Effect, to the knowledge of the Company, there are no past or present actions or activities by the Company or any of its Subsidiaries, or any circumstances, conditions, events or incidents, including the storage, treatment, release, emission, discharge, disposal or arrangement for disposal of any Material of Environmental Concern, that could reasonably form the basis of any Environmental Claim against the Company or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries may have retained or assumed either contractually or by operation of law.

         3.13 No Broker's or Finder's Fees. Except as disclosed in Schedule 3.13, the Company has not paid or become obligated to pay any fee or commission to any broker, finder, financial advisor or intermediary in connection with the transactions contemplated by this Agreement.

         3.14  Assets Other Than Real Property.

               3.14.1 Title. The Company or one of its Subsidiaries has good and marketable title to all of the tangible assets shown on the Company Balance Sheet, in each case, free and clear of any mortgage, pledge, lien, security interest, lease or other encumbrance (collectively, "Encumbrances"), except for (a) assets disposed of since the date of the Company Balance Sheet in the ordinary course of business and in a manner consistent with past practices,
(b) liabilities, obligations and Encumbrances reflected in the Company Balance Sheet or otherwise in the Company Financial Statements, (c) Permitted Encumbrances, and (d) liabilities, obligations and Encumbrances set forth on
Schedule 3.14 hereto.

               3.14.2 Accounts Receivable. Except as set forth on Schedule 3.14, all receivables shown on the Company Balance Sheet and all receivables accrued by the Company since the date of the Company Balance Sheet, have been collected or are collectible in all material respects in the aggregate amount shown, less any allowances for doubtful accounts reflected therein, and, in the case of receivables arising since the date of the Company Balance Sheet, any additional allowance in respect thereof calculated in a manner consistent with the allowance reflected in the Company Balance Sheet.

               3.14.3 Condition. All material plant, equipment and personal property owned by the Company and its subsidiaries and regularly used in its and their businesses is in good operating condition and repair, ordinary wear and tear excepted.

         3.15  Real Property.

               3.15.1 Company Real Property. Neither the Company nor any of its Subsidiaries owns any real property.

               3.15.2 Company Leases. Schedule 3.15 hereto lists all of the Company Leases. Complete copies of the Company Leases, and all material amendments thereto (which are identified on Schedule 3.15), have been made available by the Company to Parent. The Company Leases grant leasehold estates free and clear of all Encumbrances granted by or caused by the actions of the Company. To the knowledge of the Company, the Company Leases are in full force and effect and are binding and enforceable against each of the parties thereto in accordance with their respective terms. Except as set forth on Schedule 3.15, neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party to a Company Lease, has committed a material breach or default under any Company Lease, nor has there occurred any event that with the passage of time or the giving of notice or both would constitute such a breach or default, nor are there any facts or circumstances that would reasonably indicate that the Company or any of its Subsidiaries is likely to be in material breach or default thereunder. Schedule 3.15 correctly identifies each Company Lease the provisions of which would be materially and adversely affected by the transactions contemplated hereby and each Company Lease that requires the consent of any third party in connection with the transactions contemplated hereby. No material construction, alteration or other leasehold improvement work with respect to the real property covered by any of the Company Leases remains to be paid for or to be performed by the Company or any of its Subsidiaries. No Company Leases have an unexpired term which including any renewal or extensions of such term provided for in the Company Lease could exceed fifty years.

               3.15.3 Condition. All buildings, structures and fixtures, or parts thereof, used by the Company or any of its Subsidiaries in the conduct of its business are in good operating condition and repair, ordinary wear and tear excepted, and are insured with coverages that are usual and customary for similar properties and similar businesses or are required, pursuant to the terms of the Company Leases, to be insured by third parties.

         3.16  Agreements, Contracts and Commitments.

               3.16.1 Company Agreements. Except as set forth on Schedule
3.16 hereto or any other Schedule hereto, neither the Company nor any of its Subsidiaries is a party to:

                           (a) any bonus, deferred compensation, pension, severance, profit-sharing, stock option, employee stock purchase or retirement plan, contract or arrangement or other employee benefit plan or arrangement;

                           (b) any employment agreement with any present employee, officer, director or consultant (or former employees, officers, directors and consultants to the extent there remain at the date hereof obligations to be performed by the Company or any of its Subsidiaries);

                           (c) any agreement for personal services or employment with a term of service or employment specified in the agreement or any agreement for personal services or employment in which the Company or any of its Subsidiaries has agreed on the termination of such agreement to make any payments greater than those that would otherwise be imposed by law;

                           (d) any agreement of guarantee or indemnification in an amount that is material to the Company and its Subsidiaries taken as a whole;

                           (e) any agreement or commitment containing a covenant limiting or purporting to limit the freedom of the Company or any of its Subsidiaries to compete with any person in any geographic area or to engage in any line of business;

                           (f) any lease other than the Company Leases under which the Company or any of its Subsidiaries is lessee that involves payments of $50,000 or more per annum or is material to the conduct of the business of the Company;

                           (g) any joint venture or profit-sharing agreement (other than with employees);

                           (h) except for trade indebtedness incurred in the ordinary course of business and equipment leases entered into in the ordinary course of business, any loan or credit agreements providing for the extension of credit to the Company or any of its Subsidiaries or any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise that individually is in the amount of $50,000 or more;

                           (i) any license agreement, either as licensor or licensee, involving payments (including past payments) of $50,000 in aggregate or more, or any material distributor, dealer, reseller, franchise, manufacturer's representative, or sales agency or any other similar material contract or commitment;

                           (j) any agreement granting exclusive rights to, or providing for the sale of, all or any portion of the Company Proprietary Rights;

                           (k) any agreement or arrangement providing for the payment of any commission based on sales other than to employees of the Company or any of its Subsidiaries;

                           (l) any agreement for the sale by the Company or its Subsidiaries of materials, products, services or supplies that involves future payments to the Company or its Subsidiaries of more than $50,000;

                           (m) any agreement for the purchase by the Company or any of its Subsidiaries of any materials, equipment, services, or supplies, that either (i) involves a binding commitment by the Company or any of its Subsidiaries to make future payments in excess of $50,000 and cannot be terminated by it without penalty upon less than three months' notice or (ii) was not entered into in the ordinary course of business;

                           (n) any agreement or arrangement with any third party to develop any intellectual property or other asset expected to be used or currently used or useful in the business of the Company and its Subsidiaries;

                           (o) any agreement or commitment for the acquisition, construction or sale of fixed assets owned or to be owned by the Company or any of its Subsidiaries that involves future payments by it of more than $50,000;

                           (p) any agreement or commitment to which present or former directors, officers or Affiliates of the Company (or directors or officers of an Affiliate of the Company) are also parties;

                           (q) any agreement not described above (ignoring, solely for this purpose, any dollar amount thresholds in those descriptions) involving the payment or receipt by the Company or any of its Subsidiaries of more than $100,000, other than the Company Leases; or

                           (r) any agreement not described above that was not made in the ordinary course of business and that is material to the financial condition, business, operations, assets, results of operations or prospects of the Company and its Subsidiaries taken as a whole.

               3.16.2 Validity. Except as set forth on Schedule 3.16, to the knowledge of the Company, all contracts, leases, instruments, licenses and other agreements required to be set forth on Schedule 3.16 are valid and in full force and effect and the Company has not, nor, to the knowledge of the Company, has any other party thereto, breached any provision of, or defaulted under the terms of any such contract, lease, instrument, license or other agreement, except for any breaches or defaults that, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or have been cured or waived.
Schedule 3.16 identifies each contract and other document set forth on Schedule
3.16 or disclosed by the Company on another Schedule hereto that requires the consent of a third party in connection with the transactions contemplated hereby.

         3.17  Intellectual Property.

               3.17.1 Right to Intellectual Property. Except as set forth on
Schedule 3.17 hereto, the Company and its Subsidiaries own, or have perpetual, fully paid, worldwide rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (excluding Commercial Software) that are used in the business of the Company and its Subsidiaries as currently conducted (the "Company Proprietary Rights").

               3.17.2 No Conflict. Set forth on Schedule 3.17 is a complete list of all patents, trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Company Proprietary Rights, specifying, where applicable, the jurisdictions in which each such Company Proprietary Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Except as set forth on Schedule 3.17, none of the Company's or its Subsidiaries' currently marketed software products has been registered for copyright protection with the United States Copyright Office or any foreign offices nor has the Company or any of its Subsidiaries been requested to make any such registration. Set forth on Schedule 3.17 is a complete list of all material licenses, sublicenses and other agreements as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries or any other person is authorized to use any Company Proprietary Right (excluding End-User Licenses) or other trade secret material to the business of the Company and its Subsidiaries, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. Neither the Company nor any of its Subsidiaries is in violation of any license, sublicense or agreement described on such list except such violations as do not materially impair the Company or its Subsidiaries' rights under such license, sublicense or agreement. Except as disclosed in this Article 3, the execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company nor any of its Subsidiaries to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth on Schedule 3.17, the Company or one of its Subsidiaries is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any and all liens, claims and encumbrances), the Company Proprietary
Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Proprietary Rights are being used.
No claims with respect to the Company Proprietary Rights have been asserted or, to the knowledge of the Company, are threatened by any person nor are there any valid grounds for any bona fide claims to the effect that the manufacture, sale, licensing or use of any of the products of the Company and its Subsidiaries as now manufactured, sold or licensed or used or proposed for manufacture, use, sale or licensing by the Company and its Subsidiaries infringes on any copyright, patent, trademark, service mark or trade secret, against the use by the Company or any of its Subsidiaries of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's or any of its Subsidiaries' business as currently conducted or as proposed to be conducted by the Company or any of its Subsidiaries, or challenging the ownership by the Company or any of its Subsidiaries, or the validity or effectiveness of any of the Company Proprietary Rights. All material registered trademarks, service marks and copyrights held by the Company and its Subsidiaries are valid and subsisting. To the knowledge of the Company there is no material unauthorized use, infringement or misappropriation of any of the Company Proprietary Rights by any third party, including any employee or former employee of the Company or any of its Subsidiaries. No Company Proprietary Right or product of the Company or any of its Subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company or any of its Subsidiaries. Except as set forth in Schedule 3.17, neither the Company nor any of its Subsidiaries has entered into any agreement (other than exclusive distribution agreements) under which the Company or its Subsidiaries are restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market. The Company's products, packaging and documentation contain copyright notices sufficient to maintain copyright protection on the copyrighted portions of the Company Proprietary Rights.

               3.17.3 Employee Agreements. Except as set forth on Schedule 3.17, each employee, officer and consultant of the Company and its Subsidiaries has executed a confidentiality agreement in substantially the form attached hereto as Schedule 3.17.3, providing the Company or one of its Subsidiaries with title and ownership to the Company Proprietary Rights developed or used by the Company and its Subsidiaries in their business. No employee, officer or consultant of the Company and its Subsidiaries is in violation of any term of any employment or consulting contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee, officer or consultant with the Company or any previous employer.

         3.18 Insurance Contracts. Schedule 3.18 hereto lists all contracts of insurance and indemnity in force at the date hereof with respect to the Company and its Subsidiaries. Such contracts of insurance and indemnity and those shown in other Schedules to this Agreement (collectively, the "Company Insurance Contracts") insure against such risks, and are in such amounts, as appropriate and reasonable considering the Company and its Subsidiaries' property, business and operations. All of the Company Insurance Contracts are in full force and effect, with no default thereunder by the Company or its Subsidiaries which could permit the insurer to deny payment of claims thereunder. The Company has not received notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage provided under the Company Insurance

Contracts will not be available in the future on substantially the same terms as now in effect. The Company has not received or given a notice of cancellation with respect to any of the Company Insurance Contracts.

         3.19 Banking Relationships. Schedule 3.19 hereto shows the names and locations of all banks and trust companies in which the Company or any of its Subsidiaries has accounts, lines of credit or safety deposit boxes and, with respect to each account, line of credit or safety deposit box, the names of all persons authorized to draw thereon or to have access thereto.

         3.20 Proxy Statement. The information supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the stockholders of the Company in connection with the meeting of the Company's stockholders to consider the Merger (the "Company Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to the Company's stockholders, at the time of the Company Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which has become false or misleading. The Proxy Statement will comply as to form with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Parent. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

                                    ARTICLE 4
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows:

         4.1 Corporate Status of Parent and its Subsidiaries. Parent and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power to own, operate and lease its properties and to carry on its business as now being conducted.

         4.2 Authorized Stock of Merger Sub. The authorized capital stock of Merger Sub consists of 100 shares of Merger Sub Stock, of which all 100 shares are issued and outstanding. All of the outstanding shares of Merger Sub Stock have been duly authorized and validly issued, were not issued in violation of any person's preemptive rights, and are fully paid and nonassessable.

         4.3  Authority for Agreement; Noncontravention.

              4.3.1 Authority of Parent. Each of Parent and Merger Sub has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Merger Sub and the stockholder of Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement and the other agreements contemplated hereby to be signed by Parent or Merger Sub have been duly executed and delivered by Parent and Merger Sub, as the case may be, and constitute valid and binding obligations of Parent and Merger Sub, as the case may be, enforceable against Parent and Merger Sub in accordance with their terms, subject to the qualifications that enforcement of the rights and remedies created hereby and thereby are subject to (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

               4.3.2 No Conflict. Except as set forth on Schedule 4.3.2 hereto, neither execution and delivery of this Agreement by Parent or Merger Sub, nor the performance by Parent or Merger Sub of its obligations hereunder, nor the consummation by Parent or Merger Sub of the transactions contemplated hereby will (a) conflict with or result in a violation of any provision of the charter documents or by-laws of Parent or its Subsidiaries (including Merger Sub), or (b) with or without the giving of notice or the lapse of time, or both, conflict with, or result in any violation or breach of, or constitute a default under, or result in any right to accelerate or result in the creation of any lien, charge or encumbrance pursuant to, or right of termination under, any provision of any note, mortgage, indenture, lease, instrument or other agreement, Permit, concession, grant, franchise, license, judgment, order, decree, statute, ordinance, rule or regulation to which Parent, Merger Sub or any of Parent's other Subsidiaries is a party or by which any of them or any of their assets or properties is bound or which is applicable to any of them or any of their assets or properties. No authorization, consent or approval of, or filing with or notice to, any Governmental Entity is necessary for the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretaries of State of the State of Delaware and the Commonwealth of Virginia, (iii) filing with the Federal Trade Commission and the United States Department of Justice pursuant to the provisions of the H-S-R Act, and (iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a Parent Material Adverse Effect.

         4.4 SEC Statements, Reports and Documents. Parent has timely filed all required forms, reports, statements and documents with the SEC since January 1, 1993. Parent heretofore has delivered or made available to counsel for the Company true and complete copies of (a) its Annual Reports on Form 10-K for the fiscal years ended June 30, 1996 and 1997, respectively, (b) its Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1996, December 31, 1996, September 30,1997, December 31, 1997 and March 31, 1998, respectively, (c) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since June 30, 1996, (d) all other forms, reports, statements and documents filed or required to be filed by it with the SEC since June 30, 1996, and (e) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC (the documents referred to in clauses (a), (b), (c), (d) and (e) being hereinafter referred to as the "Parent Reports"). As of their respective dates, the Parent Reports complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including any related notes) of Parent included in the Parent Reports were prepared in conformity with GAAP applied on a consistent basis (except as otherwise stated in the financial statements), and present fairly the consolidated financial position, results of operations and changes in financial position of Parent and its consolidated Subsidiaries as of the dates and for the periods indicated, subject, in the case of unaudited interim consolidated financial statements, to (i) the absence of certain notes thereto and (ii) normal year-end audit adjustments which are not in the aggregate material. The consolidated balance sheet of Parent and its subsidiaries at June 30, 1997, including the notes thereto, is hereinafter referred to as the "Parent Balance Sheet."

         4.5 Absence of Material Adverse Changes. Since the date of the Parent Balance Sheet, Parent has not suffered any Parent Material Adverse Effect, nor has there occurred or arisen any event, condition or state of facts of any character that could reasonably be expected to result in a Parent Material Adverse Effect.

         4.6 Litigation and Audits. Except for any claim, action, suit or proceeding disclosed in the Parent Reports or set forth on Schedule 4.6 hereto,
(a) there is no investigation by any Governmental Entity with respect to Parent or its Subsidiaries pending or, to the knowledge of Parent, threatened, nor has any Governmental Entity indicated to Parent or any of its Subsidiaries an intention to conduct the same, and (b) there is no claim, action, suit, arbitration or proceeding pending or threatened against or involving Parent or any of its Subsidiaries, or any of its or their assets or properties, at law or in equity, or before any arbitrator or Governmental Entity, in each case that, if adversely determined, either singly or in the aggregate, would prevent or materially delay the consummation of the transactions contemplated hereby.

         4.7 Proxy Statement. The information provided by Parent or Merger Sub for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to the Company's stockholders, at the time of the Company Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in an amendment or a supplement to the Proxy Statement, Parent or Merger Sub shall promptly inform the Company. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents.

                                    ARTICLE 5
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         5.1  Conduct of Business of the Company. Except as set forth on
Schedule 5.1 hereto, between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to its terms, the Company and each of its Subsidiaries shall, except to the extent that Parent shall otherwise consent in writing, (i) carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due subject to good faith disputes over such obligations, and use all reasonable efforts consistent with past practices and policies to preserve intact the Company's present business organizations, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business relationships with it, to the end that the Company's and each of its Subsidiaries' goodwill and ongoing business be unimpaired at the Effective Time, and (ii) promptly notify Parent of any event or occurrence not in the ordinary course of business of the Company and each of its Subsidiaries which will have or could reasonably be expected to have a Company Material Adverse Effect. In addition, between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to its terms, the Company and each of its Subsidiaries shall not, except to the extent that Parent shall otherwise consent in writing:

                           (a)   amend its charter documents or by-laws;

                           (b) declare or pay any dividends or distributions on the Company's outstanding shares of capital stock nor purchase, redeem or otherwise acquire for consideration any shares of the Company's capital stock or other securities except in accordance with agreements existing as of the date hereof or as permitted under the Company Option Plans;

                           (c) issue or sell any shares of its capital stock, effect any stock split or otherwise change its capitalization as it exists on the date hereof, or issue, grant, or sell any options, stock appreciation or purchase rights, warrants, conversion rights or other rights, securities or commitments obligating it to issue or sell any shares of its capital stock, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of its capital stock, other than the issuance of shares of Company Common

         Stock pursuant to the conversion, exercise or exchange of securities therefor outstanding as of the date hereof in accordance with their terms;

                           (d) borrow or agree to borrow any funds or voluntarily incur, or assume or become subject to, whether directly or by way of guaranty or otherwise, any obligation or Liability, except obligations incurred in the ordinary course of business consistent with past practices;

                           (e) pay, discharge or satisfy any claim, obligation or Liability in excess of $50,000 (in any one case) or $100,000 (in the aggregate), other than the payment, discharge or satisfaction in the ordinary course of business of obligations reflected on or reserved against in the Company Balance Sheet, or incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices or in connection with this transaction;

                           (f) except as required by applicable law, adopt or amend in any material respect, any agreement or plan (including severance arrangements) for the benefit of its employees;

                           (g) sell, mortgage, pledge or otherwise encumber or dispose of any of its assets which are material, individually or in the aggregate, to the business of the Company and its Subsidiaries, except in the ordinary course of business consistent with past practices;

                           (h) acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire any assets which are material, individually or in the aggregate, to the business of the Company and its Subsidiaries, except in the ordinary course of business consistent with past practices;

                           (i) subject to Section 5.1(o), increase the following amounts payable or to become payable: (i) the salary of any of its directors or officers, other than increases in the ordinary course of business consistent with past practices and not exceeding, in any case, ten percent (10%) of the director's or officer's salary on the date hereof, (ii) any other compensation of its directors or officers, including any increase in benefits under any bonus, insurance, pension or other benefit plan made for or with any of those persons, other than increases that are provided in the ordinary course of business consistent with past practices to broad categories of employees and do not discriminate in favor of the aforementioned persons, and (iii) the compensation of any of its other employees, consultants or agents except in the ordinary course of business consistent with past practices;

                           (j) dispose of, permit to lapse, or otherwise fail to preserve the rights of the Company or any of its Subsidiaries to use the Company Proprietary Rights or enter into any settlement regarding the breach or infringement of, any Company Proprietary Rights, or modify any existing rights with respect thereto, other than in the ordinary course of business consistent with past practices, and other than any such disposal, lapse, failure, settlement or modification that does not have and could not reasonably be expected to have a Company Material Adverse Effect;

                           (k) sell, or grant any right to exclusive use of, all or any part of the Company Proprietary Rights;

                           (l) enter into any contract or commitment or take any other action that is not in the ordinary course of its business or could reasonably be expected to have an adverse impact on the transactions contemplated hereunder or that would have or could reasonably be expected to have a Company Material Adverse Effect;

                           (m) amend in any material respect any agreement to which the Company or any of its Subsidiaries is a party the amendment of which will have or could reasonably be expected to have a Company Material Adverse Effect;

                           (n) waive, release, transfer or permit to lapse any claims or rights (i) that has a value, or involves payment or receipt by it, of more than $50,000 or (ii) the waiver, release, transfer or lapse of which would have or could reasonably be expected to have a Company Material Adverse Effect;

                           (o) take any action that would materially decrease the Company's net worth, provided, however, that payments by the Company of reasonable legal and accounting fees related to the Merger and/or the disposition of QTPI shall not be deemed to be a breach of this Section 5.1(o);

                           (p) make any change in any method of accounting or accounting practice other than changes required to be made in order that the Company's financial statements comply with GAAP; or

                           (q) agree, whether in writing or otherwise, to take any action described in this Section 5.1.

         5.2 Conduct of Business of Parent. Between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to its terms, Parent and each of its Subsidiaries shall not, except to the extent that the Company shall otherwise consent in writing, take any action that would materially impair Parent's ability to pay the aggregate Merger Price or otherwise to perform its obligations under this Agreement.

                                    ARTICLE 6
                              ADDITIONAL AGREEMENTS

         6.1 Proxy Statement. As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Merger which shall not be withdrawn, modified or withheld except in compliance with the fiduciary duties of the Company's Board under applicable law.

         6.2 Meeting of Stockholders. Promptly after execution of this Agreement, the Company shall take all action necessary in accordance with the VSCA and its certificate of incorporation and by-laws to convene the Company Meeting to be held as promptly as practicable for the purpose of voting upon this Agreement and the Merger.

         6.3 Amendment of Stock Options. Promptly after execution of this Agreement, the Company shall take such action as may be practicable under the terms of all outstanding Company Stock Options and the Company SECT to ensure that at the Effective Time, each Company Stock Option then outstanding shall be converted into the right to receive payment from the Company SECT of the amount of the excess, if any, of the Merger Price Per Share for each share of Company Common Stock for which that Company Stock Option was theretofore exercisable over the exercise price per share for each such share of Company Common Stock. It is understood that, since the Company will not receive the exercise price for any Company Stock Option amended as provided in this paragraph, there will be no Principal Reduction (as defined in section 2.3 of the Amended and Restated Trust Agreement effective as of March 25, 1998) with respect to any payment by the Company SECT to the holder of any Company Stock Option so converted.

         6.4 Disposition of QTPI. As promptly as practicable after execution of this Agreement, the Company shall take action to dispose entirely of its interest in QTPI.

         6.5 Exclusivity. From and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement in accordance with Article 9 hereof, the Company and its Subsidiaries will not, directly or indirectly, through their respective affiliates, agents, officers and directors, directly or indirectly, solicit, initiate, or participate in discussions or negotiations or otherwise cooperate in any way with, or provide any information to, any corporation, partnership, person, or other entity or group concerning any tender offer, exchange offer, merger, business combination, sale of substantial assets, sale of shares of capital stock, or similar transaction involving the Company or any of its Subsidiaries (all such transactions being referred to herein as "Acquisition Proposals"). Notwithstanding the foregoing, the Company may furnish information concerning its business, properties, or assets to and enter into negotiations with a corporation, partnership, person, or other entity or group, if the party receives an unsolicited Acquisition Proposal and outside counsel to the Company advises the Company's Board of Directors in writing that the Board's fiduciary responsibilities under applicable law require that such information be provided or negotiations be held with the person presenting the Acquisition Proposal in order to avoid a breach of such fiduciary responsibilities.

         6.6 Expenses. Each party hereto shall be responsible for its own costs and expenses in connection with the Merger, including fees and disbursements of consultants, investment bankers and other financial advisors, counsel and accountants.

         6.7 Affiliate Agreements. Set forth on Schedule 6.7 is a list of those Affiliates of the Company who have executed agreements in the form attached hereto as Exhibit 6.7 (the "Affiliate Agreements"), effective simultaneously with the effectiveness of this Agreement.

         6.8 Access and Information. The Company shall afford to Parent and to its officers, employees, accountants, counsel and other authorized representatives full and complete access, upon 24 hours advance telephone notice, during regular business hours, throughout the period prior to the earlier of the Effective Time or the termination of this Agreement pursuant to its terms, to its offices, properties, books and records and those of its Subsidiaries, and shall use reasonable efforts to cause its representatives and independent public accountants to furnish to Parent such additional financial and operating data and other information as to its business, customers, vendors and properties and those of its Subsidiaries as Parent may from time to time reasonably request.

         6.9 Public Disclosure. Except as otherwise required by law, any press release or other public disclosure of information regarding the proposed transaction (including the negotiations with respect to the Merger and the terms and existence of this Agreement) shall be developed by Parent, subject to the Company's review. The Company and Parent agree that each party's non-disclosure obligations contained in the Letter of Intent shall remain in full force and effect in accordance with the terms of such Agreement.

         6.10 No Solicitation of Employees. Parent and the Company agree that between the date of this Agreement and the Effective Time or the date one year after the date, if any, on which this Agreement is earlier terminated pursuant to its terms, neither party shall solicit, induce or recruit any of the other party's employees to leave their employment, otherwise than in response to general advertisements or solicitations not directed specially to employees of the other party.

         6.11 Directors and Officers Indemnification. From and after the Effective Time, Parent and the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, an officer or director of the Company (the "Indemnified Parties") to the same extent that such Indemnified Parties are currently indemnified by the Company pursuant to the Company's Certificate of Incorporation and Bylaws and the VSCA for acts or omissions in their capacities as officers or directors of the Company occurring on or prior to the Effective Time.

         6.12 Reasonable Efforts. Subject to terms and conditions herein provided, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company and Parent each will use all reasonable efforts to obtain all approvals, authorizations, consents and waivers from, and give all notices to, any public or private third parties that are necessary on its part in order to effect the transactions contemplated hereby.

                                    ARTICLE 7
                              CONDITIONS PRECEDENT

         7.1 Conditions Precedent to the Obligations of Each Party. The obligations of the parties hereto to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions:

               7.1.1 Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote under applicable law of the stockholders of the Company.

               7.1.2 Hart-Scott-Rodino Compliance. All applicable waiting periods (and any extensions thereof) under the H-S-R Act shall have expired or otherwise been terminated.

               7.1.3 No Injunction. No injunction or restraining or other order issued by a court of competent jurisdiction that prohibits or materially restricts the consummation of the Merger or the other transactions contemplated hereby shall be in effect (each party agreeing to use all reasonable efforts to have any injunction or other order immediately lifted), and no action or proceeding shall have been commenced or threatened in writing seeking any injunction or restraining or other order that seeks to prohibit, restrain, invalidate or set aside consummation of the Merger or any of the other transactions contemplated hereby.

               7.1.4 Illegality. There shall not have been any action taken, and no statute, rule or regulation shall have been enacted, by any state or federal government agency that would prohibit or materially restrict the consummation of the Merger or the other transactions contemplated hereby.

         7.2 Conditions Precedent to Obligation of Parent and Merger Sub to Effect the Merger. The obligation of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

               7.2.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Company Material Adverse Effect; and the Company shall have delivered to Parent a certificate to that effect, dated the date of the Closing and signed on behalf of the Company by the President and Chief Financial Officer of the Company.

               7.2.2 Agreements and Covenants. The Company shall have performed in all material respects all of its agreements and covenants set forth herein that are required to be performed at or prior to the Effective Time; and the Company shall have delivered to Parent a certificate to that effect, dated the date of the Closing and signed on behalf of the Company by the President and Chief Financial Officer of the Company.

               7.2.3 Legal Opinion. Parent and Merger Sub shall have received an opinion from Michael P. Rivera, counsel to the Company, in substantially the form attached hereto as Exhibit 7.2.3 hereto.

               7.2.4 Closing Documents. The Company shall have delivered to Parent and Merger Sub such closing documents as Parent shall reasonably request (other than additional opinions of counsel).

               7.2.5 Third Party Consents. All third party consents or approvals listed in Schedule 7.2.5 hereto shall have been obtained by the Company and shall be effective and shall not have been suspended, revoked, or stayed by action of any such third party.

               7.2.6 Material Adverse Effect. Since the date of this Agreement, the Company shall not have suffered a Company Material Adverse Effect.

               7.2.7 Company Closing Certificate. The Company shall have delivered the Company Closing Certificate to Parent.

               7.2.8 Stockholder List. The Company shall have delivered to Parent the Stockholder List.

               7.2.9 Disposition of QTPI. The Company shall have disposed of its entire interest in QTPI and shall have no continuing agreement, obligation, liability or undertaking with respect to QTPI or any future interest in QTPI. The Company and Parent shall have agreed in good faith on the determination of the Adjustment Price Per Share.

               7.2.10 Amendment of Stock Options. The Company shall have completed the action to modify the terms of outstanding Company Stock Options as provided in Section 6.3 hereof.

         7.3 Conditions to Obligations of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions:

               7.3.1 Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Parent Material Adverse Effect; and Parent shall have delivered to the Company a certificate to that effect, dated the date of the Closing and signed on behalf of Parent by the President and Chief Financial Officer of Parent.

               7.3.2 Agreements and Covenants. Parent and Merger Sub shall have performed in all material respects all of their agreements and covenants set forth herein that are required to be performed at or prior to the Effective Time; and Parent shall have delivered to the Company a certificate to that effect, dated the date of the Closing and signed on behalf of Parent by the President and Chief Financial Officer of Parent.

               7.3.3 Legal Opinion. The Company shall have received opinions from Jeffrey P. Elefante, Executive Vice President of Parent, and Foley, Hoag & Eliot LLP, counsel to Parent, in substantially the forms attached hereto as
Exhibit 7.3.3.

               7.3.4 Closing Documents. Parent and Merger Sub shall have delivered to the Company such closing documents as the Company shall reasonably request (other than additional opinions of counsel).

               7.3.5 Material Adverse Effect. Since the date of this Agreement, Parent shall not have suffered a Parent Material Adverse Effect.

               7.3.6 Parent Closing Certificate. The Parent shall have delivered the Parent Closing Certificate to Company.

               7.3.7 Payment of Purchase Price. The Parent shall have tendered the aggregate Merger Price pursuant to the provisions of Section 2.4.2 hereof.

                                    ARTICLE 8
                           SURVIVAL OF REPRESENTATIONS

         8.1   Survival of Representations.

               8.1.1 The Company's Representations. All representations and warranties made by the Company in this Agreement or any certificate or other writing delivered by the Company pursuant hereto or in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of Parent and shall terminate on the first anniversary of the Closing Date (except that Parent claims pending on the first anniversary of the Closing Date shall continue until resolved. The covenants made by the Company in this Agreement or any certificate or other writing delivered by the Company or any of its Affiliates pursuant hereto or in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of Parent.

               8.1.2 Parent's Representations. All representations and warranties made by Parent and Merger Sub in this Agreement or any certificate or other writing delivered by Parent, Merger Sub or any of their respective Affiliates pursuant hereto or in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of the Company and shall terminate on the first anniversary of the Closing Date (except that Company claims pending on the first anniversary of the Closing Date shall continued until resolved). The covenants made by the Parent in this Agreement or any certificate or other writing delivered by the Parent, Merger Sub and their respective Affiliates pursuant hereto or in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of the Company.

                                    ARTICLE 9
                                OTHER PROVISIONS

         9.1 Termination Events. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                           (a) by mutual written consent of Parent and the Company;

                           (b) by Parent if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and such breach has not been cured within ten business days after written notice to the Company (provided, that neither Parent nor Merger Sub is in material breach of the terms of this Agreement, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured) such that the conditions set forth in Section 7.2.1 or Section 7.2.2 hereof, as the case may be, will not be satisfied;

                           (c) by Parent, if the Company or its Board of Directors shall have (i) withdrawn, modified or amended in any material respect its approval of this Agreement or the transactions contemplated herein, or (ii) taken any public position inconsistent with its approval or recommendation, including, without limitation, having failed (without the consent of Parent) after a reasonable period of time to reject or disapprove any Acquisition Proposal (or after a reasonable period of time to recommend to its shareholders such rejection or disapproval), and in that event the Company shall pay to Parent, to compensate it for its expenses incurred and effort expended in preparing for the combination, a fee of one million dollars ($1,000,000);

                           (d) by the Company if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and such breach has not been cured within ten business days after written notice to Parent (provided, that the Company is not in material breach of the terms of this Agreement, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured) such that the conditions set forth in Section 7.3.1 or Section 7.3.2 hereof, as the case may be, will not be satisfied;

                           (e) by the Company, if the Company accepts an Acquisition Proposal pursuant to a good-faith determination by its Board of Directors, after taking advice of counsel, that not to accept the Acquisition Proposal would constitute a breach of the Directors' fiduciary duty under Virginia corporation law, provided, however, that in that event the Company shall pay to Parent, to compensate it for its expenses incurred and effort expended in preparing for the combination, a fee of one million dollars ($1,000,000);

                           (f) by any party hereto if: (i) there shall be a final, non-appealable order of a federal or state court in effect preventing consummation of the Merger; (ii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal or which would prohibit Parent's ownership or operation of all or a material portion of the business or assets of the Company, or compel Parent to dispose of or hold separate all or a material portion of the business or assets of the Company or Parent as a result of the Merger;
         (iii) if the Company's stockholders do not approve this Agreement and the transactions contemplated hereby at the Company Meeting; or

                           (g) by any party hereto if the Merger shall not have been consummated by October 31, 1998, provided that the right to terminate this Agreement under this Section 9.1(g) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date.

         9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand sent via a reputable nationwide courier service or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed given on the date on which so hand-delivered or on the third business day following the date on which so mailed or sent:

         To Parent and Merger Sub:

                  CACI International Inc
                  1100 North Glebe Road
                  Arlington, VA  22201
                  Attention:  Dr. J. P. London, Chairman

         with copies to:

                  Jeffrey P. Elefante
                  Executive Vice President, General Counsel and Secretary CACI International Inc
                  1100 North Glebe Road
                  Arlington, VA  22201

                  David W. Walker, Esq.
                  Foley, Hoag & Eliot LLP
                  One Post Office Square
                  Boston, MA  02109

         To the Company:

                  QuesTech, Inc.
                  7600-A Leesburg Pike,
                  Falls Church, Virginia  22043
                  Attention:  Vincent L. Salvatori, Chairman

         with copies to:

                  Michael P. Rivera, Esq.
                  Vice President, General Counsel, and Secretary
                  QuesTech, Inc.
                  7600-A Leesburg Pike,
                  Falls Church, Virginia  22043

         9.3 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, including the Letter of Intent. Each party hereto acknowledges that, in entering this Agreement and completing the transactions contemplated hereby, such party is not relying on any representation, warranty, covenant or agreement not expressly stated in this Agreement or in the agreements among the parties contemplated by or referred to herein.

         9.4 Assignability. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein. Neither this Agreement nor any of the rights and obligations of the parties hereunder shall be assigned or delegated, whether by operation of law or otherwise, without the written consent of all parties hereto, except that certain rights and obligations of Merger Sub and the Company may be assigned and delegated to the Surviving Corporation as a result of the Merger without any further consent hereunder.

         9.5 Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

         9.6 Specific Performance. The parties hereto acknowledge that damages alone may not adequately compensate a party for violation by another party of this Agreement. Accordingly, in addition to all other remedies that may be available hereunder or under applicable law, any party shall have the right to any equitable relief that may be appropriate to remedy a breach or threatened breach by any other party hereunder, including the right to enforce specifically the terms of this Agreement by obtaining injunctive relief in respect of any violation or non-performance hereof.

         9.7 Governing Law. This Agreement shall take effect and shall be construed as a contract under the laws of the Commonwealth of Virginia.

         9.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement and Plan of Merger under seal as of the date first above written.

                                       CACI International Inc


                                       By
                                          -----------------------------------
                                       Its
                                          -----------------------------------

                                       CACI Acquisition Corporation


                                       By
                                          -----------------------------------
                                       Its
                                          -----------------------------------
                                       QuesTech, Inc.


                                       By
                                          -----------------------------------
                                       Its
                                          -----------------------------------

                                LIST OF EXHIBITS


          Exhibit                            Description
          -------                            -----------
            2.1            Form of Certificate of Merger

            6.7            Form of Affiliate Agreement

           7.2.3           Form of Opinion from the Company's Counsel

           7.3.3           Form of Opinion from Parent's Counsel


               AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 to the Agreement and Plan of Merger dated July 30, 1998 by and among CACI International Inc. (Parent), CACI Acquisition Corporation (Merger
Sub), and QuesTech, Inc. (the Company) (the Merger Agreement) is effective as of October 6, 1998.

                                   WITNESSETH

WHEREAS, the parties have been engaged in a range of actions aimed at satisfying all of the conditions precedent to making the proposed merger of Parent, Merger Sub, and the Company effective (the Merger); WHEREAS, practical considerations attendant to such actions have caused the parties to spend more time than originally anticipated in satisfying all of the conditions precedent to closing the Merger; WHEREAS, the parties remain committed to completing all transactions contemplated by the Merger Agreement; and WHEREAS, based on the current status of all activities related to the Merger Agreement the parties anticipate that they will be able to effect a closing of the Merger by November 15, 1998; NOW, THEREFORE, Parent, Merger Sub and the Company hereby agree as follows:

1. Article 9, Subsection 9.1(g) of the Merger Agreement is, and hereby shall be, amended by deleting the date "October 31, 1998" in the second line of the Subsection and replacing it with the date "November 15, 1998;"

2. All of the other terms and conditions of the Merger Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF , the parties have duly executed this Amendment No. 1 to the Agreement and Plan of Merger.

CACI International Inc.

By:   /S/  Jeffrey P. Elefante                      Date:  10/5/98
   ----------------------------------------              ---------------------


CACI Acquisition Corporation

By:  /S/ Jeffrey P. Elefante                         Date:  10/5/98
   ----------------------------------------              ---------------------

QuesTech, Inc.

By:  /S/ M. P. Rivera                                Date:  10/6/98
   ----------------------------------------              ---------------------

                                                                      APPENDIX B
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                 OPINION OF LEGG MASON WOOD WALKER, INCORPORATED


                                  July 30, 1998
Board of Directors
QuesTech, Inc.
7600-A Leesburg Pike
Falls Church, Virginia 22043

         Members of the Board:

         We understand that QuesTech, Inc. ("QuesTech" or the "Company") and CACI International Inc. ("CACI") propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which CACI will offer to purchase (the "Merger Transaction") all of the outstanding shares of QuesTech common stock for $18.375 in cash per share (the "Merger Consideration") subject to certain adjustments in accordance with the Agreement. The terms and conditions of the Merger Transaction are set forth in more detail in the Agreement and Plan of Merger dated as of July 30, 1998 between CACI and QuesTech.

         You have requested our opinion, as investment bankers, as to the fairness, from a financial point of view, of the Merger Consideration to QuesTech's shareholders. This opinion is directed only to the consideration to be received by QuesTech's shareholders pursuant to the Merger Transaction.

         In connection with this opinion, we reviewed, among other things: (a) the Merger Agreement; (b) the Annual Reports to Shareholders and the Annual Reports on Form 10-K of QuesTech for the five fiscal years ended December 31, 1997; (c) certain interim reports to shareholders and Quarterly Reports on Form 10-Q of QuesTech; and (d) certain other communications from QuesTech to their respective shareholders. We also had discussions with members of the senior management of QuesTech regarding the past and current business operations, financial condition and future prospects of their company. In addition, we reviewed the reported price and trading activity for the shares of QuesTech common stock, compared certain financial and stock market information for QuesTech with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the federal information technology services industry specifically, and in other industries generally, and performed such other studies and analyses as we considered appropriate.

         In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for the independent verification of such information and have further relied upon the assurances of the management of CACI and the Company that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections for the Company, upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. In arriving at our opinion, we have not conducted a physical inspection of the properties or facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities the Company. Upon the advice of the Company and its legal and accounting advisors, we have assumed that the Merger Transaction will not qualify for pooling-of-interests accounting treatment. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

         We have acted as financial advisor to the Company in connection with the Merger Transaction and will receive a fee for our services, including the delivery of this Opinion. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We have in the past and may in the future provide investment banking and other related services to the Company, for which we expect to receive customary fees or compensation. In the ordinary course of our business, we may actively trade in the equity securities of the Company and CACI for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

         It is understood that this letter is directed to the Board of Directors of QuesTech. This letter is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without the prior written consent of Legg Mason Wood Walker, Incorporated; provided that this opinion may be included in its entirety in any proxy statement or in any disclosure statement of QuesTech or any filing made by QuesTech with the Securities and Exchange Commission with respect to the QuesTech Merger Transaction.

         Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to QuesTech shareholders.

                                  Very truly yours,
                                  LEGG MASON WOOD WALKER, INCORPORATED


                                  Douglas M. Schmidt
                                  Managing Director

                                                                      APPENDIX C
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         QuesTech Affiliate's Agreement

                                              Dated: July 1, 1998

         The undersigned officer or Director of Questech, Inc., a Virginia corporation (the "Company"), makes this Agreement in order to induce CACI International Inc and its subsidiary CACI Acquisition Corp., both Delaware corporations, to enter into the Agreement and Plan of Merger dated the date hereof with the Company (the "Agreement") and to perform the transactions contemplated thereby.

         The undersigned is the owner and holder of the amount of shares of the Company's common stock, par value $0.05 per share, set forth below (the "Shares"), with full power to dispose of any and all of the Shares and to vote the Shares on any matter presented for a vote of the Company's shareholders, including without limitation approval of the merger and the related transactions contemplated by the Agreement.

         The undersigned hereby agrees (a) to vote all of the Shares and (b) to instruct the trustees of the QuesTech Stock Employee Compensation Trust to vote all shares of the Company's Common Stock with respect to which the undersigned has the power to direct voting, to approve the Agreement and to authorize the merger contemplated thereby and all actions to be taken by the Company in performance of the Agreement, at any meeting of the Company's shareholders or by execution of any written consent of shareholders calling for or reflecting a vote of shareholders with respect to the Agreement or any such related action.

         In furtherance of the agreement stated herein, the undersigned hereby appoints and constitutes J. P. London, James P. Allen, and Jeffrey P. Elefante proxies and attorneys-in-fact for the undersigned, with full power of substitution in the premises, with authority to vote the Shares consistently with the agreement stated herein at any meeting and by execution of any written consent of shareholders during any period when the Agreement is in effect. The proxy given hereby may be executed by any or all of the named proxies acting singly or together. The proxy given hereby is coupled with an interest in the Shares and shall be irrevocable so long as the Agreement is in effect.

     In Witness Whereof the undersigned has executed this Agreement under seal as of the date written above.


                                       Signed:    /s/ Edward G. Broenniman
                                                  -------------------------
                                       Name:      Edward G. Broenniman
                                       Shares:    7,500

                         QuesTech Affiliate's Agreement

                                              Dated: July 1, 1998

         The undersigned officer or Director of Questech, Inc., a Virginia corporation (the "Company"), makes this Agreement in order to induce CACI International Inc and its subsidiary CACI Acquisition Corp., both Delaware corporations, to enter into the Agreement and Plan of Merger dated the date hereof with the Company (the "Agreement") and to perform the transactions contemplated thereby.

         The undersigned is the owner and holder of the amount of shares of the Company's common stock, par value $0.05 per share, set forth below (the "Shares"), with full power to dispose of any and all of the Shares and to vote the Shares on any matter presented for a vote of the Company's shareholders, including without limitation approval of the merger and the related transactions contemplated by the Agreement.

         The undersigned hereby agrees (a) to vote all of the Shares and (b) to instruct the trustees of the QuesTech Stock Employee Compensation Trust to vote all shares of the Company's Common Stock with respect to which the undersigned has the power to direct voting, to approve the Agreement and to authorize the merger contemplated thereby and all actions to be taken by the Company in performance of the Agreement, at any meeting of the Company's shareholders or by execution of any written consent of shareholders calling for or reflecting a vote of shareholders with respect to the Agreement or any such related action.

         In furtherance of the agreement stated herein, the undersigned hereby appoints and constitutes J. P. London, James P. Allen, and Jeffrey P. Elefante proxies and attorneys-in-fact for the undersigned, with full power of substitution in the premises, with authority to vote the Shares consistently with the agreement stated herein at any meeting and by execution of any written consent of shareholders during any period when the Agreement is in effect. The proxy given hereby may be executed by any or all of the named proxies acting singly or together. The proxy given hereby is coupled with an interest in the Shares and shall be irrevocable so long as the Agreement is in effect.

     In Witness Whereof the undersigned has executed this Agreement under seal as of the date written above.


                                        Signed:    /s/ Gerald F. Mayefskie
                                                   -------------------------
                                        Name:      Gerald F. Mayefskie
                                        Shares:    44,176

                         QuesTech Affiliate's Agreement

                                                 Dated: July 1, 1998

         The undersigned officer or Director of Questech, Inc., a Virginia corporation (the "Company"), makes this Agreement in order to induce CACI International Inc and its subsidiary CACI Acquisition Corp., both Delaware corporations, to enter into the Agreement and Plan of Merger dated the date hereof with the Company (the "Agreement") and to perform the transactions contemplated thereby.

         The undersigned is the owner and holder of the amount of shares of the Company's common stock, par value $0.05 per share, set forth below (the "Shares"), with full power to dispose of any and all of the Shares and to vote the Shares on any matter presented for a vote of the Company's shareholders, including without limitation approval of the merger and the related transactions contemplated by the Agreement.

         The undersigned hereby agrees (a) to vote all of the Shares and (b) to instruct the trustees of the QuesTech Stock Employee Compensation Trust to vote all shares of the Company's Common Stock with respect to which the undersigned has the power to direct voting, to approve the Agreement and to authorize the merger contemplated thereby and all actions to be taken by the Company in performance of the Agreement, at any meeting of the Company's shareholders or by execution of any written consent of shareholders calling for or reflecting a vote of shareholders with respect to the Agreement or any such related action.

         In furtherance of the agreement stated herein, the undersigned hereby appoints and constitutes J. P. London, James P. Allen, and Jeffrey P. Elefante proxies and attorneys-in-fact for the undersigned, with full power of substitution in the premises, with authority to vote the Shares consistently with the agreement stated herein at any meeting and by execution of any written consent of shareholders during any period when the Agreement is in effect. The proxy given hereby may be executed by any or all of the named proxies acting singly or together. The proxy given hereby is coupled with an interest in the Shares and shall be irrevocable so long as the Agreement is in effect.

     In Witness Whereof the undersigned has executed this Agreement under seal as of the date written above.


                                  Signed:    /s/ Sebastian P. Musco
                                  ---------------------------------
                                  Name:      Sebastian P. Musco
                                  Shares:    155,480

                         QuesTech Affiliate's Agreement

                                              Dated: July 1, 1998

         The undersigned officer or Director of Questech, Inc., a Virginia corporation (the "Company"), makes this Agreement in order to induce CACI International Inc and its subsidiary CACI Acquisition Corp., both Delaware corporations, to enter into the Agreement and Plan of Merger dated the date hereof with the Company (the "Agreement") and to perform the transactions contemplated thereby.

         The undersigned is the owner and holder of the amount of shares of the Company's common stock, par value $0.05 per share, set forth below (the "Shares"), with full power to dispose of any and all of the Shares and to vote the Shares on any matter presented for a vote of the Company's shareholders, including without limitation approval of the merger and the related transactions contemplated by the Agreement.

         The undersigned hereby agrees (a) to vote all of the Shares and (b) to instruct the trustees of the QuesTech Stock Employee Compensation Trust to vote all shares of the Company's Common Stock with respect to which the undersigned has the power to direct voting, to approve the Agreement and to authorize the merger contemplated thereby and all actions to be taken by the Company in performance of the Agreement, at any meeting of the Company's shareholders or by execution of any written consent of shareholders calling for or reflecting a vote of shareholders with respect to the Agreement or any such related action.

         In furtherance of the agreement stated herein, the undersigned hereby appoints and constitutes J. P. London, James P. Allen, and Jeffrey P. Elefante proxies and attorneys-in-fact for the undersigned, with full power of substitution in the premises, with authority to vote the Shares consistently with the agreement stated herein at any meeting and by execution of any written consent of shareholders during any period when the Agreement is in effect. The proxy given hereby may be executed by any or all of the named proxies acting singly or together. The proxy given hereby is coupled with an interest in the Shares and shall be irrevocable so long as the Agreement is in effect.

     In Witness Whereof the undersigned has executed this Agreement under seal as of the date written above.


                                        Signed:    /s/ Vincent M. Russo
                                        -------------------------------
                                        Name:      Vincent M. Russo
                                        Shares:    5,700

                         QuesTech Affiliate's Agreement

                                                      Dated: July 1, 1998

         The undersigned officer or Director of Questech, Inc., a Virginia corporation (the "Company"), makes this Agreement in order to induce CACI International Inc and its subsidiary CACI Acquisition Corp., both Delaware corporations, to enter into the Agreement and Plan of Merger dated the date hereof with the Company (the "Agreement") and to perform the transactions contemplated thereby.

         The undersigned is the owner and holder of the amount of shares of the Company's common stock, par value $0.05 per share, set forth below (the "Shares"), with full power to dispose of any and all of the Shares and to vote the Shares on any matter presented for a vote of the Company's shareholders, including without limitation approval of the merger and the related transactions contemplated by the Agreement.

         The undersigned hereby agrees (a) to vote all of the Shares and (b) to instruct the trustees of the QuesTech Stock Employee Compensation Trust to vote all shares of the Company's Common Stock with respect to which the undersigned has the power to direct voting, to approve the Agreement and to authorize the merger contemplated thereby and all actions to be taken by the Company in performance of the Agreement, at any meeting of the Company's shareholders or by execution of any written consent of shareholders calling for or reflecting a vote of shareholders with respect to the Agreement or any such related action.

         In furtherance of the agreement stated herein, the undersigned hereby appoints and constitutes J. P. London, James P. Allen, and Jeffrey P. Elefante proxies and attorneys-in-fact for the undersigned, with full power of substitution in the premises, with authority to vote the Shares consistently with the agreement stated herein at any meeting and by execution of any written consent of shareholders during any period when the Agreement is in effect. The proxy given hereby may be executed by any or all of the named proxies acting singly or together. The proxy given hereby is coupled with an interest in the Shares and shall be irrevocable so long as the Agreement is in effect.

     In Witness Whereof the undersigned has executed this Agreement under seal as of the date written above.


                                       Signed:    /s/ Vincent L. Salvatori
                                                  -------------------------
                                       Name:      Vincent L. Salvatori
                                       Shares:    97,888

                         QuesTech Affiliate's Agreement

                                             Dated: July 1, 1998

         The undersigned officer or Director of Questech, Inc., a Virginia corporation (the "Company"), makes this Agreement in order to induce CACI International Inc and its subsidiary CACI Acquisition Corp., both Delaware corporations, to enter into the Agreement and Plan of Merger dated the date hereof with the Company (the "Agreement") and to perform the transactions contemplated thereby.

         The undersigned is the owner and holder of the amount of shares of the Company's common stock, par value $0.05 per share, set forth below (the "Shares"), with full power to dispose of any and all of the Shares and to vote the Shares on any matter presented for a vote of the Company's shareholders, including without limitation approval of the merger and the related transactions contemplated by the Agreement.

         The undersigned hereby agrees (a) to vote all of the Shares and (b) to instruct the trustees of the QuesTech Stock Employee Compensation Trust to vote all shares of the Company's Common Stock with respect to which the undersigned has the power to direct voting, to approve the Agreement and to authorize the merger contemplated thereby and all actions to be taken by the Company in performance of the Agreement, at any meeting of the Company's shareholders or by execution of any written consent of shareholders calling for or reflecting a vote of shareholders with respect to the Agreement or any such related action.

         In furtherance of the agreement stated herein, the undersigned hereby appoints and constitutes J. P. London, James P. Allen, and Jeffrey P. Elefante proxies and attorneys-in-fact for the undersigned, with full power of substitution in the premises, with authority to vote the Shares consistently with the agreement stated herein at any meeting and by execution of any written consent of shareholders during any period when the Agreement is in effect. The proxy given hereby may be executed by any or all of the named proxies acting singly or together. The proxy given hereby is coupled with an interest in the Shares and shall be irrevocable so long as the Agreement is in effect.

     In Witness Whereof the undersigned has executed this Agreement under seal as of the date written above.




                                         Signed:    /s/ William M. Fairl
                                                    -------------------------
                                         Name:      William M. Fairl
                                         Shares:    27,500

                         QuesTech Affiliate's Agreement

                                                 Dated: July 1, 1998

         The undersigned officer or Director of Questech, Inc., a Virginia corporation (the "Company"), makes this Agreement in order to induce CACI International Inc and its subsidiary CACI Acquisition Corp., both Delaware corporations, to enter into the Agreement and Plan of Merger dated the date hereof with the Company (the "Agreement") and to perform the transactions contemplated thereby.

         The undersigned is the owner and holder of the amount of shares of the Company's common stock, par value $0.05 per share, set forth below (the "Shares"), with full power to dispose of any and all of the Shares and to vote the Shares on any matter presented for a vote of the Company's shareholders, including without limitation approval of the merger and the related transactions contemplated by the Agreement.

         The undersigned hereby agrees (a) to vote all of the Shares and (b) to instruct the trustees of the QuesTech Stock Employee Compensation Trust to vote all shares of the Company's Common Stock with respect to which the undersigned has the power to direct voting, to approve the Agreement and to authorize the merger contemplated thereby and all actions to be taken by the Company in performance of the Agreement, at any meeting of the Company's shareholders or by execution of any written consent of shareholders calling for or reflecting a vote of shareholders with respect to the Agreement or any such related action.

         In furtherance of the agreement stated herein, the undersigned hereby appoints and constitutes J. P. London, James P. Allen, and Jeffrey P. Elefante proxies and attorneys-in-fact for the undersigned, with full power of substitution in the premises, with authority to vote the Shares consistently with the agreement stated herein at any meeting and by execution of any written consent of shareholders during any period when the Agreement is in effect. The proxy given hereby may be executed by any or all of the named proxies acting singly or together. The proxy given hereby is coupled with an interest in the Shares and shall be irrevocable so long as the Agreement is in effect.

     In Witness Whereof the undersigned has executed this Agreement under seal as of the date written above.


                                     Signed:    /s/ Joe W. Rigby
                                                -------------------------
                                     Name:      Joe W. Rigby
                                     Shares:    20,000

                         QuesTech Affiliate's Agreement

                                                Dated: July 1, 1998

         The undersigned officer or Director of Questech, Inc., a Virginia corporation (the "Company"), makes this Agreement in order to induce CACI International Inc and its subsidiary CACI Acquisition Corp., both Delaware corporations, to enter into the Agreement and Plan of Merger dated the date hereof with the Company (the "Agreement") and to perform the transactions contemplated thereby.

         The undersigned is the owner and holder of the amount of shares of the Company's common stock, par value $0.05 per share, set forth below (the "Shares"), with full power to dispose of any and all of the Shares and to vote the Shares on any matter presented for a vote of the Company's shareholders, including without limitation approval of the merger and the related transactions contemplated by the Agreement.

         The undersigned hereby agrees (a) to vote all of the Shares and (b) to instruct the trustees of the QuesTech Stock Employee Compensation Trust to vote all shares of the Company's Common Stock with respect to which the undersigned has the power to direct voting, to approve the Agreement and to authorize the merger contemplated thereby and all actions to be taken by the Company in performance of the Agreement, at any meeting of the Company's shareholders or by execution of any written consent of shareholders calling for or reflecting a vote of shareholders with respect to the Agreement or any such related action.

         In furtherance of the agreement stated herein, the undersigned hereby appoints and constitutes J. P. London, James P. Allen, and Jeffrey P. Elefante proxies and attorneys-in-fact for the undersigned, with full power of substitution in the premises, with authority to vote the Shares consistently with the agreement stated herein at any meeting and by execution of any written consent of shareholders during any period when the Agreement is in effect. The proxy given hereby may be executed by any or all of the named proxies acting singly or together. The proxy given hereby is coupled with an interest in the Shares and shall be irrevocable so long as the Agreement is in effect.

     In Witness Whereof the undersigned has executed this Agreement under seal as of the date written above.


                                     Signed:    /s/ Timothy G. Siegel
                                                -------------------------
                                     Name:      Timothy G. Siegel
                                     Shares:    11,000

                         QuesTech Affiliate's Agreement

                                              Dated: July 1, 1998

         The undersigned officer or Director of Questech, Inc., a Virginia corporation (the "Company"), makes this Agreement in order to induce CACI International Inc and its subsidiary CACI Acquisition Corp., both Delaware corporations, to enter into the Agreement and Plan of Merger dated the date hereof with the Company (the "Agreement") and to perform the transactions contemplated thereby.

         The undersigned is the owner and holder of the amount of shares of the Company's common stock, par value $0.05 per share, set forth below (the "Shares"), with full power to dispose of any and all of the Shares and to vote the Shares on any matter presented for a vote of the Company's shareholders, including without limitation approval of the merger and the related transactions contemplated by the Agreement.

         The undersigned hereby agrees (a) to vote all of the Shares and (b) to instruct the trustees of the QuesTech Stock Employee Compensation Trust to vote all shares of the Company's Common Stock with respect to which the undersigned has the power to direct voting, to approve the Agreement and to authorize the merger contemplated thereby and all actions to be taken by the Company in performance of the Agreement, at any meeting of the Company's shareholders or by execution of any written consent of shareholders calling for or reflecting a vote of shareholders with respect to the Agreement or any such related action.

         In furtherance of the agreement stated herein, the undersigned hereby appoints and constitutes J. P. London, James P. Allen, and Jeffrey P. Elefante proxies and attorneys-in-fact for the undersigned, with full power of substitution in the premises, with authority to vote the Shares consistently with the agreement stated herein at any meeting and by execution of any written consent of shareholders during any period when the Agreement is in effect. The proxy given hereby may be executed by any or all of the named proxies acting singly or together. The proxy given hereby is coupled with an interest in the Shares and shall be irrevocable so long as the Agreement is in effect.

     In Witness Whereof the undersigned has executed this Agreement under seal as of the date written above.


                                       Signed:    /s/ Joseph P. O'Connell
                                                  -------------------------
                                       Name:      Joseph P. O'Connell
                                       Shares:    20,252

                         QuesTech Affiliate's Agreement

                                                Dated: July 1, 1998

         The undersigned officer or Director of Questech, Inc., a Virginia corporation (the "Company"), makes this Agreement in order to induce CACI International Inc and its subsidiary CACI Acquisition Corp., both Delaware corporations, to enter into the Agreement and Plan of Merger dated the date hereof with the Company (the "Agreement") and to perform the transactions contemplated thereby.

         The undersigned is the owner and holder of the amount of shares of the Company's common stock, par value $0.05 per share, set forth below (the "Shares"), with full power to dispose of any and all of the Shares and to vote the Shares on any matter presented for a vote of the Company's shareholders, including without limitation approval of the merger and the related transactions contemplated by the Agreement.

         The undersigned hereby agrees (a) to vote all of the Shares and (b) to instruct the trustees of the QuesTech Stock Employee Compensation Trust to vote all shares of the Company's Common Stock with respect to which the undersigned has the power to direct voting, to approve the Agreement and to authorize the merger contemplated thereby and all actions to be taken by the Company in performance of the Agreement, at any meeting of the Company's shareholders or by execution of any written consent of shareholders calling for or reflecting a vote of shareholders with respect to the Agreement or any such related action.

         In furtherance of the agreement stated herein, the undersigned hereby appoints and constitutes J. P. London, James P. Allen, and Jeffrey P. Elefante proxies and attorneys-in-fact for the undersigned, with full power of substitution in the premises, with authority to vote the Shares consistently with the agreement stated herein at any meeting and by execution of any written consent of shareholders during any period when the Agreement is in effect. The proxy given hereby may be executed by any or all of the named proxies acting singly or together. The proxy given hereby is coupled with an interest in the Shares and shall be irrevocable so long as the Agreement is in effect.

     In Witness Whereof the undersigned has executed this Agreement under seal as of the date written above.



                                    Signed:    /s/ Michael P. Rivera
                                               -------------------------
                                    Name:      Michael P. Rivera
                                    Shares:    6,000

                         QuesTech Affiliate's Agreement

                                                Dated: July 1, 1998

         The undersigned officer or Director of Questech, Inc., a Virginia corporation (the "Company"), makes this Agreement in order to induce CACI International Inc and its subsidiary CACI Acquisition Corp., both Delaware corporations, to enter into the Agreement and Plan of Merger dated the date hereof with the Company (the "Agreement") and to perform the transactions contemplated thereby.

         The undersigned is the owner and holder of the amount of shares of the Company's common stock, par value $0.05 per share, set forth below (the "Shares"), with full power to dispose of any and all of the Shares and to vote the Shares on any matter presented for a vote of the Company's shareholders, including without limitation approval of the merger and the related transactions contemplated by the Agreement.

         The undersigned hereby agrees (a) to vote all of the Shares and (b) to instruct the trustees of the QuesTech Stock Employee Compensation Trust to vote all shares of the Company's Common Stock with respect to which the undersigned has the power to direct voting, to approve the Agreement and to authorize the merger contemplated thereby and all actions to be taken by the Company in performance of the Agreement, at any meeting of the Company's shareholders or by execution of any written consent of shareholders calling for or reflecting a vote of shareholders with respect to the Agreement or any such related action.

         In furtherance of the agreement stated herein, the undersigned hereby appoints and constitutes J. P. London, James P. Allen, and Jeffrey P. Elefante proxies and attorneys-in-fact for the undersigned, with full power of substitution in the premises, with authority to vote the Shares consistently with the agreement stated herein at any meeting and by execution of any written consent of shareholders during any period when the Agreement is in effect. The proxy given hereby may be executed by any or all of the named proxies acting singly or together. The proxy given hereby is coupled with an interest in the Shares and shall be irrevocable so long as the Agreement is in effect.

     In Witness Whereof the undersigned has executed this Agreement under seal as of the date written above.



                                       Signed:    /s/ Michael Stankosky
                                                  -------------------------
                                       Name:      Michael Stankosky
                                       Shares:    10,000

                         QuesTech Affiliate's Agreement

                                                  Dated: July 1, 1998

         The undersigned officer or Director of Questech, Inc., a Virginia corporation (the "Company"), makes this Agreement in order to induce CACI International Inc and its subsidiary CACI Acquisition Corp., both Delaware corporations, to enter into the Agreement and Plan of Merger dated the date hereof with the Company (the "Agreement") and to perform the transactions contemplated thereby.

         The undersigned is the owner and holder of the amount of shares of the Company's common stock, par value $0.05 per share, set forth below (the "Shares"), with full power to dispose of any and all of the Shares and to vote the Shares on any matter presented for a vote of the Company's shareholders, including without limitation approval of the merger and the related transactions contemplated by the Agreement.

         The undersigned hereby agrees (a) to vote all of the Shares and (b) to instruct the trustees of the QuesTech Stock Employee Compensation Trust to vote all shares of the Company's Common Stock with respect to which the undersigned has the power to direct voting, to approve the Agreement and to authorize the merger contemplated thereby and all actions to be taken by the Company in performance of the Agreement, at any meeting of the Company's shareholders or by execution of any written consent of shareholders calling for or reflecting a vote of shareholders with respect to the Agreement or any such related action.

         In furtherance of the agreement stated herein, the undersigned hereby appoints and constitutes J. P. London, James P. Allen, and Jeffrey P. Elefante proxies and attorneys-in-fact for the undersigned, with full power of substitution in the premises, with authority to vote the Shares consistently with the agreement stated herein at any meeting and by execution of any written consent of shareholders during any period when the Agreement is in effect. The proxy given hereby may be executed by any or all of the named proxies acting singly or together. The proxy given hereby is coupled with an interest in the Shares and shall be irrevocable so long as the Agreement is in effect.

     In Witness Whereof the undersigned has executed this Agreement under seal as of the date written above.



                                    Signed:    /s/ Douglas S. Wood
                                               -------------------------
                                    Name:      Douglas S. Wood

                                                                      APPENDIX D
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



















 QuesTech, Inc. and Subsidiaries
RESTATED CONSOLIDATED FINANCIAL STATEMENTS
    AND REPORT OF INDEPENDENT
  CERTIFIED PUBLIC ACCOUNTANTS
December 31, 1997, 1996 and 1995

                                 C O N T E N T S




                                                                    Page
                                                                  --------

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                     D-3

CONSOLIDATED FINANCIAL STATEMENTS

     CONSOLIDATED BALANCE SHEETS - DECEMBER 31, 1997 AND 1996          D-4

     CONSOLIDATED STATEMENTS OF EARNINGS - YEARS ENDED
       DECEMBER 31, 1997, 1996 AND 1995                                D-6

     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY -
       YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995                    D-8

     CONSOLIDATED STATEMENTS OF CASH FLOWS - YEARS
       ENDED DECEMBER 31, 1997, 1996 AND 1995                          D-10

     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                   D-12-D-41


SUPPLEMENTAL INFORMATION

     SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS                   D-43

                                  [LETTERHEAD]


Report of Independent Certified Public Accountants

Stockholders
QuesTech, Inc., and Subsidiaries


We have audited the accompanying consolidated balance sheets of QuesTech, Inc. (a Virginia corporation), and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of QuesTech, Inc., and Subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

We have also audited Schedule II as of December 31, 1997, and for each of the three years in the period then ended. In our opinion, this schedule presents fairly the information required to be set forth therein.


                                /s/ Grant Thornton LLP
                                ----------------------

Vienna, Virginia
February 6, 1998 (except for Notes J and K, as to which the date is August 31, 1998)


Suite 375
2070 Chain Bridge Road
Vienna, VA 22182-2536

                         QuesTech, Inc. and Subsidiaries

                           CONSOLIDATED BALANCE SHEETS
                                  December 31,

                                     ASSETS


                                                    1997           1996
                                                  Restated       Restated
                                                  --------       --------
CURRENT ASSETS

  Cash and cash equivalents .................   $    97,700    $    43,500

  Accounts receivable
    Trade ...................................    11,734,800      9,027,600
    Income taxes and other ..................       867,200        594,500
  Prepaid expenses and other ................       162,300        347,200
  Deferred income taxes .....................       239,500        900,300
                                                -----------    -----------
       Total current assets .................    13,101,500     10,913,100

EQUIPMENT AND LEASEHOLD IMPROVEMENTS - at
  cost less accumulated depreciation and
  amortization ..............................     3,100,700      2,665,700

GOODWILL, less accumulated amortization of
  $1,726,200 and $1,571,600, respectively  ..     1,210,400      1,365,000

DEFERRED INCOME TAXES, net of valuation
  allowance of $262,000 .....................     1,369,900      1,315,600

OTHER ASSETS ................................     2,350,300      1,864,900

NET ASSETS OF DISCONTINUED OPERATIONS .......     2,682,600      2,376,900
                                                -----------    -----------
TOTAL ASSETS ................................   $23,815,400    $20,501,200
                                                -----------    -----------
                                                -----------    -----------





The accompanying notes are an integral part of these statements.

                         QuesTech, Inc. and Subsidiaries

                           CONSOLIDATED BALANCE SHEETS
                                  December 31,

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                     1997           1996
                                                   Restated       Restated
                                                   --------       --------
CURRENT LIABILITIES

  Line of credit  ............................   $ 3,919,800    $ 1,227,400
  Current maturities of long-term
    obligations ..............................       511,900        374,000
  Accounts payable ...........................     2,180,900      1,937,900
  Accrued liabilities and deferred
    credits ..................................     4,956,900      5,512,800
                                                 -----------    -----------
        Total current liabilities ............    11,569,500      9,052,100

LONG-TERM OBLIGATIONS, net of current
  maturities .................................     1,527,800      1,721,800
INDEBTEDNESS TO RELATED PARTIES ..............     1,542,900      1,417,100
ACCRUED POSTRETIREMENT BENEFIT COST ..........     1,577,000      1,267,300
OTHER LONG TERM OBLIGATIONS ..................       894,300      1,010,500
                                                 -----------    -----------
        Total liabilities ....................    17,111,500     14,468,800
                                                 -----------    -----------

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
  Common stock - authorized 3,000,000 shares
   of $.05 par value, issued 1,657,304
   and 1,649,904 shares, outstanding 1,618,557
   and 1,610,857 at December 31, 1997 and
   1996, respectively ........................        82,800        82,500
  Additional paid in capital .................     2,878,300     2,835,600
  Retained earnings ..........................     4,297,900     3,652,000
  Less:  Treasury Stock at cost ..............      (210,500)     (193,100)
  Due from SECT ..............................      (344,600)     (344,600)
                                                 -----------   -----------

        Total stockholders' equity ...........     6,703,900     6,032,400
                                                 -----------   -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...   $23,815,400   $20,501,200
                                                 -----------   -----------
                                                 -----------   -----------


The accompanying notes are an integral part of these statements.

                         QuesTech, Inc. and Subsidiaries

                       CONSOLIDATED STATEMENTS OF EARNINGS

                             Year ended December 31,


                                         1997         1996         1995
                                       Restated     Restated     Restated
                                       --------     --------     --------

Revenues ..........................  $77,859,500  $71,692,900  $57,902,700
Operating expenses
  Salaries, wages and employee
    benefits ......................   41,047,400   33,831,400   27,777,000
  Other operating expenses ........   33,629,600   34,065,400   26,446,100
                                     -----------  -----------  -----------
Total operating expenses ..........   74,677,000   67,896,800   54,223,100
                                     -----------  -----------  -----------

Earnings from continuing operations    3,182,500    3,796,100    3,679,600

Other expense
  Interest expense ................      565,100      535,700      331,200
  Charges arising from settlements
    of litigation .................          --           --       722,100
  Earnings from continuing oper-
    ations before income taxes ....    2,617,400    3,260,400    2,626,300

Provision for income taxes ........    1,008,100    1,090,700    1,125,900
                                     -----------  -----------  -----------
  Net earnings from continuing
   operations .....................  $ 1,609,300  $ 2,169,700  $ 1,500,400
                                     -----------  -----------  -----------

Discontinued operations:
   Loss from discontinued oper-
     ations, net of tax effect of
     $(603,400), $(904,400),
     $(735,600) ...................  $  (963,400) $(1,351,400) $  (980,300)
   Loss from disposal, net of
     tax effect ...................          --           --           --
                                     -----------  -----------  ----------
   Net loss from discontinued
     operations ...................     (963,400)  (1,351,400)    (980,300)
                                     -----------  -----------  -----------

Net earnings ......................  $   645,900  $   818,300  $   520,100
                                     -----------  -----------  -----------
                                     -----------  -----------  -----------


Weighted average number of common
 shares outstanding:
    Basic .........................    1,439,193    1,395,397    1,349,331
                                       ---------    ---------    ---------
                                       ---------    ---------    ---------

    Diluted .......................    1,521,755    1,517,521    1,540,318
                                       ---------    ---------    ---------
                                       ---------    ---------    ---------

                         QuesTech, Inc. and Subsidiaries

                       CONSOLIDATED STATEMENTS OF EARNINGS

                             Year ended December 31,


                                          1997         1996         1995
                                        Restated     Restated     Restated
                                        --------     --------     --------
Earnings per share, continuing
 operations:
    Basic ..........................  $      1.12  $      1.55  $      1.11
                                      -----------  -----------  -----------
                                      -----------  -----------  -----------
    Diluted ........................  $      1.06  $      1.43  $      0.97
                                      -----------  -----------  -----------
                                      -----------  -----------  -----------

Earnings (loss) per share,
    discontinued operations:
    Basic ..........................  $     (0.67) $     (0.96) $     (0.72)
                                      -----------  -----------  -----------
                                      -----------  -----------  -----------
    Diluted ........................  $     (0.64) $     (0.89) $     (0.63)
                                      -----------  -----------  -----------
                                      -----------  -----------  -----------


Earnings per share:
    Basic ..........................  $      0.45  $      0.59  $      0.39
                                      -----------  -----------  -----------
                                      -----------  -----------  -----------
    Diluted ........................  $      0.42  $      0.54  $      0.34
                                      -----------  -----------  -----------
                                      -----------  -----------  -----------



The accompanying notes are an integral part of these statements.

                         QuesTech, Inc. and Subsidiaries

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                             Year ended December 31,


                                            1997        1996        1995
                                            ----        ----        ----
Common Stock:
  Beginning balance ................... $   82,500  $   78,900  $   78,900
  Exercise of options .................        300       3,600         --
                                        ----------  ----------  ----------
  Ending balance ......................     82,800      82,500      78,900
                                        ----------  ----------  ----------
                                        ----------  ----------  ----------

  Additional paid in capital:
    Beginning balance .................  2,835,600   2,720,100   2,722,700
    Exercise of options ...............     42,700      85,500      (2,600)
    Tax benefit associated with
      exercise of options .............        --       30,000         --
                                        ----------  ----------  ----------
    Ending balance ....................  2,878,300   2,835,600   2,720,100
                                        ----------  ----------  ----------
                                        ----------  ----------  ----------

Retained Earnings:
  Beginning balance ...................  3,652,000   2,833,700   2,313,600
  Net Earnings ........................    645,900     818,300     520,100
                                        ----------  ----------  ----------
  Ending balance ......................  4,297,900   3,652,000   2,833,700
                                        ----------  ----------  ----------
                                        ----------  ----------  ----------

Treasury Shares:
  Beginning balance ...................   (193,100)   (227,300)    (30,000)
  Purchase of shares ..................    (17,400)        --     (197,300)
  Exercise of options .................        --       34,200         --
                                        ----------  ----------  ----------
  Ending balance ......................   (210,500)   (193,100)   (227,300)
                                        ----------  ----------  ----------
                                        ----------  ----------  ----------

Due from SECT:
  Beginning balance ...................   (344,600)   (357,600)   (432,500)
  Exercise of options .................        --       13,000      74,900
                                        ----------  ----------  ----------
  Ending balance ......................   (344,600)   (344,600)   (357,600)
                                        ----------  ----------  ----------
                                        ----------  ----------  ----------

Total Stockholders' Equity ............ $6,703,900  $6,032,400  $5,047,800
                                        ----------  ----------  ----------
                                        ----------  ----------  ----------

                         QuesTech, Inc. and Subsidiaries

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                             Year ended December 31,


                                            1997        1996        1995
                                            ----        ----        ----

Shares of Common stock authorized ....   3,000,000   3,000,000   3,000,000
                                         ---------   ---------   ---------
                                         ---------   ---------   ---------

Shares of Common stock issued:
  Beginning balance ...................  1,649,904   1,578,000   1,578,000
  Exercise of options .................      7,400      71,904         --
                                         ---------   ---------   ---------
  Ending balance ......................  1,657,304   1,649,904   1,578,000
                                         ---------   ---------   ---------
                                         ---------   ---------   ---------

Shares of Treasury stock:
  Beginning balance ...................     39,047      41,539      10,000
  Acquisition (Reissue) of Treasury
    stock .............................       (300)     (2,492)     31,539
                                        ----------  ----------  ----------
  Ending balance ......................     38,747      39,047      41,539
                                         ---------   ---------   ---------
                                         ---------   ---------   ---------

Shares held by the SECT:
  Beginning balance ...................    176,131     183,392     221,792
  Release of Shares ...................        --       (7,261)    (38,400)
                                        ----------  ----------  ----------
  Ending balance ......................    176,131     176,131     183,392
                                         ---------   ---------   ---------
                                         ---------   ---------   ---------




The accompanying notes are an integral part of these statements.

                         QuesTech, Inc. and Subsidiaries

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                             Year ended December 31,


                                             1997         1996          1995
                                           Restated     Restated      Restated
                                           --------     --------      --------
Increase (Decrease) in Cash and
  Cash Equivalents

Cash flows from operating activities:

  Net earnings .........................   $ 1,609,300  $ 2,169,700  $1,500,400
    Loss from discontinued operations         (963,400)  (1,351,400)   (980,300)
Adjustments to reconcile net earnings
  to net cash from operating activities:
    Depreciation and Amortization ......       994,100      755,900     619,900
    Increase in unrecovered contract
      costs and doubtful accounts ......           --       337,500     185,000
    Increase in value of Deferred
      Compensation Plan assets .........      (244,600)    (234,900)   (197,200)

Changes in assets and liabilities of
  continuing operations:
    Accounts receivable ..............      (2,979,900)  (1,317,200)    743,100
    Inventories ......................             --           --          --
    Prepaid expenses .................         (58,300)      63,000     138,500
    Accounts payable .................        (229,600)     670,500    (383,600)
    Income taxes payable .............             --       (45,200)    (74,700)
    Deferred taxes payable ...........         606,500     (246,500)   (195,700)
    Indebtedness to related
      parties and other long-term
      obligations ....................         181,000      114,300     559,100
    Accrued postretirement
      benefits .......................         309,700      106,300     184,200
Changes in assets and liabilities of
  discontinued operations ..............       (76,200)     (66,700)    186,500
                                            ----------   ----------  ----------

      Net cash provided by (used in)
        operating activities ...........      (851,400)     955,300   2,285,200
                                            ----------   ----------  ----------


                         QuesTech, Inc. and Subsidiaries

                             Year ended December 31,


                                          1997         1996          1995
                                        Restated     Restated      Restated
                                        --------     --------      --------
Cash flows from investing activities:
   Capital expenditures from
     continuing operations .........  $(1,272,000) $(2,005,000) (1,301,100)
   Capital expenditures from
     discontinued operations .......     (229,600)  (1,810,500)   (718,800)
                                      -----------  -----------  ---------
      Net cash (used in)
        investing activities .......   (1,501,600)  (3,815,500) (2,019,900)

Cash flows from financing activities:
   Borrowings on line of credit ....    2,692,400      833,300     139,900
   Cash proceeds from exercise of
     stock options .................       25,600      166,300      51,700
   Proceeds from lease financing ...          --     2,041,900         --
   Repayment of long-term debt .....     (194,000)    (122,100)    (51,100)
   Repayment of indebtedness to
     related parties ...............         (600)     (58,600)   (242,300)
   Repayment of other long-term debt     (116,200)    (114,900)    (70,400)
   Purchase of Treasury Stock ......          --           --     (176,700)
   Long term borrowings of
     discontinued operations .......          --        (9,700)        --
                                      -----------  -----------  ---------
      Net cash provided by (used in)
        financing activities .......    2,407,200    2,736,200    (348,900)

Net increase (decrease) in cash ....       54,200     (124,000)    (83,600)
Cash, beginning of period ..........       43,500      167,500     251,100
                                      -----------  -----------  ----------
Cash, end of period ................  $    97,700  $    43,500  $  167,500
                                      -----------  -----------  ----------
                                      -----------  -----------  ----------

Cash payments for:
  Interest .........................  $   540,600  $   355,900  $  147,300
  Income taxes .....................  $   250,300  $   916,400  $  671,200



The accompanying notes are an integral part of these financial statements.

                         QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE A - SUMMARY OF ACCOUNTING POLICIES

 1.  Nature of Operations

The Company performs a broad range of high technology services for industry and agencies of the United States Department of Defense ("DOD") and the national security community. These services are provided through two business units, QuesTech Research Division ("QTRD") and QuesTech Service Company ("QTSC"). Revenues from government contracts account for 99% of the Company's revenues. A third subsidiary, QuesTech Packaging, Inc. ("QTPI") was in the business of manufacturing plastic containers until operations were ceased on August 31, 1998 (see Note J).

 2.  Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 3.  Principles of Consolidation

The accompanying financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany transactions have been eliminated in consolidation.

 4.  Income Recognition

The Company provides services, primarily for the United States Government, under three types of contracts: cost-reimbursement, fixed price and time-and-materials. Substantially all of the Company's revenue is derived from these contracts. Approximately 40% of the Company's consolidated revenues during each of the last three years was generated by a major contract with the Department of the Army. Income is recognized for cost-reimbursement and fixed-price type contracts using the percentage-of-completion method based on costs incurred; for time-and-materials contracts, income is based on contractually defined billing rates applied to services performed and

                         QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE A - SUMMARY OF ACCOUNTING POLICIES - Continued

materials delivered. Anticipated losses on contracts are recognized as soon as they become known.

Certain of the Company's contracts include provisions permitting the government to withhold a defined amount or percentage of a contract price until certain conditions have been satisfactorily met. These conditions primarily relate to uncompleted indirect cost rate negotiations and substantial completion of contract performance. The inclusion of these amounts in income is consistent with the revenue recognition policy stated above. The inclusion of the retainages and costs subject to audit in income is consistent with common industry practice.

A portion of the Company's revenues related to performance on certain cost-reimbursement type contracts is subject to audit by the United States Defense Contract Audit Agency (DCAA). Such contract audits have been completed through December 31, 1995 for QTRD and December 31, 1991 for QTSC. DCAA audits of contract costs for the government contract segment of QTSC for fiscal years 1992 through 1995 are expected to be completed during 1998. Contract revenue has been recorded in amounts that are expected to be realized upon final settlement.

The Company provides reserves for potentially unrecoverable contract costs and uncollectible accounts receivable based upon a periodic review by management of the status of DCAA incurred cost audits and the collectibility of accounts receivable. Increases or decreases in such reserves are recorded in "Other Operating Expenses" in the accompanying financial statements.

 5.  Operating Expenses

Operating expenses presented in the accompanying statements of operations reflect the allocation of overhead and general and administrative expenses.

 6.  Statement of Cash Flows

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                         QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE A - SUMMARY OF ACCOUNTING POLICIES - Continued

7.  Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

o Cash and cash equivalents, accounts receivable, accounts payable, line of credit, and other accrued liabilities - The carrying amounts approximate fair value because of the short maturity of these instruments. The Company's receivables arise primarily in connection with its performance on government contracts and therefore have negligible credit risk.

o Cash Values of Insurance Policies - The fair value is based on the cash values accumulated in these policies, net of borrowings. Surrender charges are not reflected in the fair value amount unless cash withdrawals or loans are made against these policies.

o Letter of credit - The fair value is based on the estimated cost to terminate or otherwise settle these obligations with the counter-parties.

Following is a summary of the estimated fair value at December 31, 1997, of the Company's financial instruments other than those on which the carrying amount approximates fair value.


                                            Carrying        Fair
                                             Amount         Value
                                            --------        -----
Cash values of Insurance policies          $1,697,800     $1,697,800

Letter of credit                                  --      $  250,000

                         QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE A - SUMMARY OF ACCOUNTING POLICIES - Continued

The letter of credit, which was outstanding at December 31, 1997 was released on February 5, 1998.

 8.  Property, Plant and Equipment and Related Depreciation

Property, plant and equipment are recorded at cost. Cost includes expenditures for major improvements and replacements and the net amount of interest cost associated with significant capital additions. Construction in progress costs and specialized manufacturing equipment in service are stated at the lower of cost or fair value, based on expected future cash flows from the capital investment. During 1997 and 1996, interest cost associated with construction in progress was expensed due to immaterial amounts. The cost of properties held under capital leases is equal to the lower of the net present value of the minimum lease payments or the fair value of the leased property at the inception of the lease.

Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives (generally five to ten years), using both the straight-line and declining-balance methods. Amortization of computer software developed for internal use is over five years, based on a double-declining balance method. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is the shorter period. Amortization of capitalized leased assets is included with depreciation expense.

In accordance with SFAS 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of," long-lived assets and certain intangibles, including goodwill, are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. The Company has determined that no impairment loss need be recognized for applicable assets of continuing operations.

                         QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE A - SUMMARY OF ACCOUNTING POLICIES - Continued

 9.  Goodwill

The excess of the acquisition costs over the fair value of the net assets of the businesses acquired is being amortized on a straight-line basis over periods ranging from 19 to 20 years.

The Company regularly performs a reassessment of the continuing value of the acquired goodwill associated with the acquisitions. To the extent that the future cash flows based on the contracts' expected operating profits will exceed the carrying cost of the asset, an impairment loss is not recognized. Contract termination or non-renewal of the contract are events or changes in circumstances that indicate that the carrying amount of the goodwill asset may not be recoverable, thereby requiring the recognition of an impairment loss at that time.

10.  Accounting for Postretirement Benefits

The Company applies the provisions of SFAS 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and has elected to recognize the transition obligation on a delayed recognition basis. The transition obligation represents the unfunded portion of the accrued postretirement benefit obligation (the "APBO") as of the transition date less any accrued postretirement benefit cost. The accrued postretirement benefit cost as of the balance sheet date reflects the net periodic cost attributed to the current year, net of benefit payments, plus the accrued amount as of the beginning of the year. The cost measurement principles and required disclosures of SFAS 106 are applied separately to each identifiable postretirement benefit plan. The accrued postretirement benefit cost obligation is reported as an aggregate amount in the financial statements.

11.  Accounting for Post-Employment Benefits

The Company periodically re-evaluates its projected obligations under post-employment agreements when the subject officers receive compensation increases during their years of active employment. The projected cost of additional compensation payable during the post-employment years is discounted at present value and charged to operations. Periodic increases

                         QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE A - SUMMARY OF ACCOUNTING POLICIES - Continued

in the balances due each of the officers also reflect the accrued interest on the discounted cost of the liability.

12.  Accounting for Stock-based Compensation

As permitted by SFAS 123, "Accounting for Stock-based Compensation," the Company uses the intrinsic value based method, as prescribed by Opinion 25, that measures compensation cost only to the extent that the option price is lower than the quoted market price of the stock at the date of the award. Pro forma disclosures of net income, and earnings per share are presented in Note I as if the fair value based method of accounting defined in SFAS 123 had been applied.

13.  Earnings per share

In 1997 the Financial Accounting Standards Board issued Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share." This Statement replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted EPS is computed similarly to fully diluted EPS pursuant to Opinion 15. In complying with the requirements of SFAS No. 128, the Company has restated all prior period EPS data.

For purposes of computing the diluted EPS, the Company has dilutive stock options as share equivalents using the treasury stock method. At December 31, 1997 and 1996, the Company's Stock Employee Compensation Trust (SECT), held 176,131 shares. These SECT shares have been excluded from the base of the EPS calculations since they have not been allocated to individuals.

                         QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE A - SUMMARY OF ACCOUNTING POLICIES - Continued

The following table reconciles basic and diluted EPS:


                                              Year Ended December 31
                                            --------------------------
                                            1997       1996       1995
                                            ----       ----       ----
Numerator
---------

Net income                             $  645,900  $  818,300  $  520,100
                                       ----------  ----------  ----------
                                       ----------  ----------  ----------

Denominator
-----------

Denominator for basic EPS-weighted
  average shares                        1,439,193   1,395,397   1,349,331

Effect of Dilutive Securities
  Stock options(1)                   (1)   82,562     122,124     190,987
                                        ---------   ---------   ---------

Denominator for diluted EPS             1,521,755   1,517,521   1,540,318
                                        ---------   ---------   ---------
                                        ---------   ---------   ---------


(1) Options to purchase 42,000 shares of common stock at prices ranging from $7.50-$7.70 per share were outstanding during the second half of 1997 but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares.

15.  New Accounting Standards

Reporting Comprehensive Income

The Financial Accounting Standards Board recently issued Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income," effective for fiscal years beginning after December 15, 1997. This Statement establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. This Statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a

                         QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE A - SUMMARY OF ACCOUNTING POLICIES - Continued

financial statement that is displayed with the same prominence as other financial statements. SFAS 130 does not require a specific format for that financial statement but requires that an enterprise display an amount representing total comprehensive income for the period in that financial statement. The Statement requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Reclassification of financial statements for earlier periods provided for comparative purposes is required. Currently, the Company has no other comprehensive income.

Disclosures about Segments of an Enterprise and Related Information

The Financial Accounting Standards Board recently issued Statement of Financial Accounting Standards No. 131 (SFAS 131), "Disclosures about Segments of an Enterprise and Related Information," effective for periods beginning after December 15, 1997. This Statement establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers.

This Statement requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Generally, financial information is required to be reported on the basis that it is used internally for evaluating segment performance and deciding how to allocate resources to segments. This Statement requires that a public business enterprise reports a measure of segment profit or loss, certain specific revenue and expense items, and

                         QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE A - SUMMARY OF ACCOUNTING POLICIES - Continued

segment assets and certain other related information; information about the revenues derived from the enterprise's products or services (or groups of similar products and services), about the countries in which the enterprise earns revenues and holds assets, and about major customers regardless of whether that information is used in making operating decisions.

However, this Statement does not require an enterprise to report information that is not prepared for internal use if reporting it would be impracticable. The Company will comply with the disclosure requirements of SFAS 131 in fiscal year 1998.


NOTE B - COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS


                                               December 31
                                            -----------------
                                            1997         1996
                                            ----         ----
Accounts receivable
  Current
    U.S. Government
      Billed                             $ 7,993,900  $ 9,400,500
      Unbilled (including retentions
        and indirect cost rate
        variances of $1,392,300 and
        $382,700 in 1997 and
        $1,197,000 and $82,400
        in 1996, respectively)             5,225,200    1,739,900
                                         -----------  -----------
                                          13,219,100   11,140,400
    Less reserve for unrecoverable
      contract costs and doubtful
      accounts                            (1,484,300)  (2,112,800)
                                          ----------   ----------

                                         $11,734,800  $ 9,027,600
                                         -----------  -----------
                                         -----------  -----------

                         QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE B - COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS -
         Continued

Of the December 31, 1997 billed and unbilled amounts, approximately $10 million is expected to be collected in 1998 and the remainder in subsequent years.


                                               December 31
                                            -----------------
                                            1997         1996
                                            ----         ----
Equipment and leasehold improvements
  Furniture and fixtures                $ 2,858,600  $ 2,811,300
  Machinery and equipment                 3,975,900    3,550,800
  Computer software                         994,900    2,053,300
  Equipment held under capital lease        586,600      312,600
  Leasehold improvements                    982,900      905,300
                                        -----------  -----------

                                          9,398,900    9,633,300
  Less accumulated depreciation and
    amortization                         (6,298,200)  (6,967,600)
                                         ----------   ----------
                                        $ 3,100,700  $ 2,665,700
                                        -----------  -----------
                                        -----------  -----------


Computer software consists primarily of costs associated with development of software for internal use by the Company in its accounting and finance function and its wide area network. Included in the amount capitalized is approximately $575,000 in internal labor costs.

As of December 31, 1997, the aggregate net book value of leased office equipment and certain leased assets included in construction in progress was $2.3 million.

                         QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE B - COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS -
         Continued


                                               December 31
                                            -----------------
                                            1997         1996
                                            ----         ----
Other assets
  Cash value of life insurance
    policies                            $ 1,697,800  $ 1,453,200
  Patents less accumulated
    amortization of $99,200 and
    $82,700, respectively                   216,000      224,200
  Investment in a limited partnership        87,600       87,600
  Deposits                                   77,000       67,700
  Other                                     271,900       32,200
                                        -----------  -----------

                                        $ 2,350,300  $ 1,864,900
                                        -----------  -----------
                                        -----------  -----------


Other assets include cash values of corporate-owned participating life insurance policies which the Company purchased as a means of investing salary deferrals of the employees covered under the Officers and Managers' Deferred Compensation Plan.

The Company expects to hold the related life insurance policies through terms varying between 10 to 20 years. Earlier surrender of these policies could cost the Company approximately $382,200 pre-tax, as a result of surrender charges. See also Note A8.

Accounts Payable

During 1997 and 1996, included in accounts payable are $1,913,400 and $1,879,900, resulting principally from the Company's use of zero balance bank accounts where funds are transferred to these accounts from the Company's line of credit when disbursements are presented for payment.

                         QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE B - COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS -
         Continued


                                                 December 31
                                               -----------------
                                               1997         1996
                                               ----         ----


Accrued liabilities and
  deferred credits

  Accrued compensation and withholdings   $ 1,821,200  $ 1,924,900
  Accrued vacation                          1,404,200    1,334,400
  Amounts owed to certain subcontractors
    and suppliers                           1,093,400    1,324,300
  Accrued legal expenses and commitments          --       505,600
  Amounts due to related parties              428,700      373,500
  Other                                       209,400       50,100
                                          -----------  -----------

Total accrued liabilities and
  deferred credits                        $ 4,956,900  $ 5,512,800
                                          -----------  -----------
                                          -----------  -----------


NOTE C -  LINE OF CREDIT

At December 31, 1997, the Company's remaining available line of credit (LOC) through First Union Bank (formerly Signet Bank of Virginia) was $2.1 million. The underlying credit agreement permits borrowings up to $6.0 million. The Company has the option of paying interest on the principal amount of the prime rate or at LIBOR (London Interbank Offered Rate) plus 2.70%. The Company's borrowing rate at December 31, 1997 was 8.5% which was the prime rate. All borrowings are secured by a first lien security interest in all receivable accounts, contract rights, chattel paper, instruments, general intangibles, equipment, inventory, and documents now owned and hereafter acquired by the Company. The Company was in compliance with various financial covenants, which require the maintenance of a maximum debt-to-net worth ratio of 5 to 1 and a minimum tangible net worth of $3.0 million.

In addition to its revolving credit agreement, the Company has at its disposal a $750,000 term loan facility which expires on March 31, 1998. As of December 31, 1997, the Company had not borrowed any amounts on this

                         QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE C -  LINE OF CREDIT - Continued

facility. The proceeds of the term loan are intended for the purchase of houses of employees relocated by the Company. The entire principal amount of each term loan shall be due on the first to occur of (i) the sale of the house securing such term loan and the (ii) maturity date.

As part of the borrowing arrangements, the Company is required to pay a commitment fee of 3/8 of one percent of the average daily amount of the unused portion of the credit facility.

The agreement provides for the issuance of letters of credit by the bank on the Company's behalf.

The current agreement expires on May 31, 1998. Management expects the commitment to be extended by an amendment at that time.


NOTE D - LONG-TERM OBLIGATIONS

Long-term obligations consist of the following at December 31:


                                                  1997        1996
                                                  ----        ----
Notes payable
Non-interest bearing note payable,
due based on the Company's proportionate
share of cash available for distribution
as defined in a related partnership
agreement, due upon demand                   $   10,600  $   10,600

Capitalized lease obligations
Amounts due under capitalized lease
  obligations, payable in monthly
  installments through 2001,
  collateralized by certain equipment         2,029,100   2,085,200
                                             ----------  ----------

                                              2,039,700   2,095,800
  Less current maturities                      (511,900)   (374,000)
                                             ----------  ----------

Total long-term obligations                  $1,527,800  $1,721,800
                                             ----------  ----------
                                             ----------  ----------

                         QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE D - LONG-TERM OBLIGATIONS - Continued

The following is a schedule of future minimum lease payments under capitalized lease obligations together with the present value of the net minimum lease payments:


     Year ending December 31,
-----------------------------
               1998                                $  670,400
               1999                                   613,600
               2000                                   603,300
               2001                                   484,800
               2002                                    29,900
                                                   ----------

          Total minimum lease payments             $2,402,000

          Less amount representing interest
            and taxes                                (372,900)
                                                   ----------

          Present value of minimum lease payments  $2,029,100
                                                   ----------
                                                   ----------
          Current portion                          $  511,900
          Noncurrent portion                        1,517,200
                                                   ----------
          Capitalized lease obligations            $2,029,100
                                                   ----------
                                                   ----------


During 1996, the Company refinanced certain construction in progress in its Newport News manufacturing plant under a sale/leaseback arrangement. The machines were sold for a sum amount in excess of $2 million. The transaction was accounted for as lease financing, wherein the property remains on the books subject to depreciation. A financing obligation representing the proceeds was recorded and is reduced based on payments under the lease.

                         QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE E - INCOME TAXES

A reconciliation of the effective tax rate and the Federal statutory income tax rate applied to pretax income follows:


                                             1997      1996      1995
                                             ----      ----      ----
  Statutory Federal income tax rate....      34.0%     34.0%     34.0%

  State income taxes, net of Federal
    income tax benefit ................        .4       1.0       4.0
  Amortization of goodwill ............       5.0       5.2       5.8
  Other ...............................       (.9)     (1.4)     (0.9)
  Investment in a foreign subsidiary ..        --      (5.4)       --
                                             ----      ----      ----
         Effective income tax rate ....      38.5%     33.4%     42.9%
                                             ----      ----      ----
                                             ----      ----      ----

Income tax expense consists of the following for the year ended December 31,

                             1997         1996          1995
                             ----         ----          ----

Current ...............  $  401,600   $1,337,200    $1,321,600
Deferred ..............     606,500     (246,500)     (195,700)
                         ----------   ----------    ----------

  Income tax expense ..  $1,008,100   $1,090,700    $1,125,900
                         ----------   ----------    ----------
                         ----------   ----------    ----------

                         QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE E - INCOME TAXES - Continued

The tax effect of significant temporary differences that gave rise to deferred income taxes as of December 31, 1997:

                                   Deferred Tax    Deferred Tax
                                       Asset         Liability
                                   ------------    ------------
Depreciation and Amortization .....  $               $  37,600
Retentions                                             537,200
Reserves against accounts
  receivables .....................    243,600
Deferred post-employment benefit ..    974,300
Deferred postretirement benefits ..    694,400
Accrued vacation ..................    409,200
Miscellaneous .....................    124,700
                                   ------------    ------------
  Subtotal ........................  2,446,200         574,800
Valuation allowance ...............   (262,000)            --
                                   ------------    ------------
  Deferred Tax .................... $2,184,200       $ 574,800
                                   ------------    ------------
                                   ------------    ------------

Based on an analysis of future operating income for the purpose of realizing deferred tax assets, management believes that its net deferred tax asset will be recoverable in future returns and that its valuation allowance requires no further adjustment.

The Company's federal income tax return for 1995 is currently being examined by the Internal Revenue Service. Management does not believe that this or subsequent audits will have a material effect on the Company's financial statements.

NOTE F - EMPLOYEE BENEFIT PLANS

1.  Profit-Sharing and Pension Plan

The Company has a profit-sharing plan pursuant to Section 401 of the Internal Revenue Code, whereby participants may contribute up to 20% of their compensation. Under the plan, the Company may make two types of

                         QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE F - EMPLOYEE BENEFIT PLANS - Continued

contributions subject to the discretion of the Board of Directors: (1) Employer matching contributions and (2) Profit-Sharing contributions. In order to share in either contribution, an employee must complete 1,000 hours of service during the Plan Year when the contribution is made. Generally, contributions vest in the employees' accounts based on their length of service.

During 1997, the employer contribution to the 401k plan was $221,500 compared to $103,700 for 1996. No employer contribution was made by the Company during 1995.

2.  Discretionary Bonus Plan

Under the Officers and Managers Discretionary Bonus Plan for QuesTech and subordinate units ("the Bonus Plan"), officers and managers of the Company and its subsidiaries are selected by management for participation in the Bonus Plan. Bonuses are apportioned as a percentage of the recipient's salary and are based upon the Company's overall performance and upon the performance of the business unit to which the recipient is assigned, subject to review and approval by the Chief Executive Officer and/or Chief Operating Officer and the Board of Directors.

Amounts charged to expense under this plan were $98,000, $452,200 and $393,500 at December 31, 1997, 1996 and 1995, respectively.

3.  Postretirement Benefits

The Company has three separate postretirement benefit plans which fall within the purview of SFAS 106: the Group Health Plan, the Executive Life Insurance Plan, and the Deferred Compensation Plan.

                         QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE F - EMPLOYEE BENEFIT PLANS - Continued

a.  Group Health Plan

The Group Health Plan extends medical and dental benefit coverage to employees, who upon retirement at the age of 65, have completed 20 years of full-time employment with the Company, or retire with an individual employment agreement which specifically grants coverage approved by the insurance carrier of the subject group health policy. The Plan is contributory and contains cost-saving features, such as deductibles and coinsurance. The accumulated postretirement benefit obligation (APBO) represents the present value of insurance claims expected to be presented by eligible employees during their retirement years, based on the net premiums paid by the Company on behalf of active employees.

For measurement purposes, the annual health care cost trend for 1997 benefits was 8%, grading down to 5% over four years. The 1% increase in health care cost trend was 9% in 1997, grading down to 6% over four years. During 1995, a 10% medical inflation rate was assumed, grading down to 5% over six years. The measurement of the APBO for 1997 and 1996 was based on an assumed discount rate of 7.5%.

b.  Executive Life Insurance

The Company maintains life insurance policies, covering certain of its officers, both former and active, through their lifetime, in accordance with their respective employment agreements. The cost of the insurees' premiums is treated as compensation expense.

c.  Officers and Managers Deferred Compensation Plan (DEF COM)

DEF COM allows eligible employee participants to defer current compensation and provides supplemental postretirement benefits along with certain specified death benefits to the participants' beneficiaries. Postretirement benefits under DEF COM are payable upon the participant's termination of employment (including retirement), and are paid in equal installments over a period equal to the length of time the employee deferred compensation, but no longer than ten years. Termination or retirement benefits are based

                         QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE F - EMPLOYEE BENEFIT PLANS - Continued

upon the employee's actual deferrals plus interest credited annually, as set by the Administrator. Supplemental death benefits are payable in some cases over a period of ten years provided death occurs while the employee participant is actively employed with the Company.

The Company invests the amounts deferred by employees in life insurance policies. Since DEF COM is a defined contribution plan, the accumulated postretirement benefit obligation as of the transition date has been based on the actual balances in each participant's account, which consists of contributions and accrued interest.

The following tables present the funded status of the Company's benefit plans and the 1997 periodic expense:

                               Group    Executive     Deferred
                               Health      Life         Comp.
                                Plan    Insurance       Plan        1997
                               ------   ---------     ---------     ----
Accumulated Postretirement
  Benefit Obligation:
   Retirees ..............$ (283,100) $(295,400) $(  923,500) $(1,502,000)
   Fully eligible active
    plan participants ....   (65,200)       --          --        (65,200)
  Other Active Plan
    participants .........  (107,200)       --    (1,970,900)  (2,078,100)
                          ----------  ---------  -----------  -----------

    Total ................  (455,500)  (295,400)  (2,894,400)  (3,645,300)

Fair Value of Plan Assets ..     --         --           --           --
                          ----------  ---------  -----------  ----------
APBO in excess of
   plan assets: ..........  (455,500)  (295,400)  (2,894,400)  (3,645,300)
Unrecognized net gain/
  (loss) .................  (199,100)    (4,900)     259,900       55,900
Unrecognized Transition
   Obligation ............   441,000    198,500    1,122,500    1,762,000
                          ----------  ---------  -----------  -----------

  Accrued postretirement
    benefit cost in the
    balance sheet ........$ (213,600) $(101,800) $(1,512,000) $(1,827,400)
                          ----------  ---------  -----------  -----------
                          ----------  ---------  -----------  -----------

                         QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1996, 1995 and 1994


NOTE F - EMPLOYEE BENEFIT PLANS - Continued

                               Group    Executive     Deferred
                               Health      Life         Comp.
                                Plan    Insurance       Plan        1997
                               ------   ---------     ---------     ----

Reconciliation of accrued
  postretirement
  benefit cost:

Accrued postretirement
  benefit cost,
  at January 1, 1997 .....$ (174,300) $ ( 85,500) $(1,251,900) $(1,511,700)
Net periodic cost ........   (60,000)   ( 32,500)    (473,600)    (566,100)
Benefit payments .........    20,700      16,200      213,500      250,400
                          ----------  ----------  -----------  -----------

Accrued postretirement
  benefit cost
  at December 31, 1997 ...$ (213,600) $ (101,800) $(1,512,000) $(1,827,400)
                          ----------  ----------  -----------  -----------
                          ----------  ----------  -----------  -----------
Current portion ..........   (20,700)   ( 16,200)    (213,500)    (250,400)
Long-term portion ........  (192,900)   ( 85,600)  (1,298,500)  (1,577,000)
                          ----------  ----------  -----------  -----------

                            (213,600)   (101,800)  (1,512,000)  (1,827,400)
                          ----------  ----------  -----------  -----------
                          ----------  ----------  -----------  -----------

                         QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE F - EMPLOYEE BENEFIT PLANS - Continued

The following tables present the funded status of the Company's benefit plans and the 1996 periodic expense:

                               Group    Executive     Deferred
                               Health      Life         Comp.
                                Plan    Insurance       Plan        1996
                               ------   ---------     ---------     ----

Accumulated Postretirement
  Benefit Obligation:
   Retirees ...............$ (314,400) $(298,800)  $ (987,800) $(1,601,000)
   Fully eligible active
    plan participants .....   (13,200)       --          --        (13,200)
  Other Active Plan
    participants ..........  (139,700)       --    (1,761,900)  (1,901,600)
                           ----------  ---------  -----------  -----------

    Total .................  (467,300)  (298,800)  (2,749,700)  (3,515,800)

Fair Value of Plan Assets         --         --           --           --
                           ----------  ---------  -----------  ----------
APBO in excess of
   plan assets: ...........  (467,300)  (298,800)  (2,749,700)  (3,515,800)
Unrecognized net gain/
  (loss) ..................  (177,400)     1,500      300,000      124,100
Unrecognized Transition
   Obligation .............   470,400    211,800    1,197,800    1,880,000
                           ----------  ---------  -----------  -----------

  Accrued postretirement
    benefit cost in the
    balance sheet .........$ (174,300) $ (85,500) $(1,251,900) $(1,511,700)
                           ----------  ---------  -----------  -----------
                           ----------  ---------  -----------  -----------

                         QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE F - EMPLOYEE BENEFIT PLANS - Continued

                               Group    Executive     Deferred
                               Health      Life         Comp.
                                Plan    Insurance       Plan        1996
                               ------   ---------     ---------     ----

Reconciliation of accrued
  postretirement
  benefit cost:

Accrued postretirement
  benefit cost,
  at January 1, 1996 ......$ (126,300) $ (66,400) $(1,204,200) $(1,396,900)
Net periodic cost .........   (64,000)   (35,200)    (491,600)    (590,800)
Benefit payments ..........    16,000     16,100      443,900      476,000
                           ----------  ---------  -----------  -----------

Accrued postretirement
  benefit cost
  at December 31, 1996 ....$ (174,300) $ (85,500) $(1,251,900) $(1,511,700)
                           ----------  ---------  -----------  -----------
                           ----------  ---------  -----------  -----------

                         QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE F - EMPLOYEE BENEFIT PLANS - Continued

The following tables represent the net periodic postretirement benefit cost components for 1997, 1996 and 1995:

                                Group    Executive    Deferred
                                Health      Life        Comp.
                                 Plan    Insurance      Plan        1997
                               ------   ---------     ---------     ----

    Service cost ..........$   10,100   $   1,300    $ 265,000   $ 276,400
    Interest cost .........    30,400      18,000      130,800     179,200
    Amortization -
      transition obliga. ..    29,400      13,200       75,300     117,900
    Amortization - gain
      or loss .............    (9,900)        --         2,500      (7,400)
                           ----------   ---------    ---------   ---------

    Net periodic post-
      retirement
      benefit cost ........$   60,000   $  32,500    $ 473,600   $ 566,100
                           ----------   ---------    ---------   ---------
                           ----------   ---------    ---------   ---------

Impact of One Percent
  Increase in Medical
  Trend Rate:
    Aggregate impact on
      1997 service cost
      and interest cost ...  $ 2,500
                           ----------
                           ----------

                        QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE F - EMPLOYEE BENEFIT PLANS - Continued

                                Group    Executive    Deferred
                                Health      Life        Comp.
                                 Plan    Insurance      Plan        1996
                               ------   ---------     ---------     ----

    Service cost .......... $   10,400  $   4,300   $  287,800   $  302,500
    Interest cost .........     31,800     17,700      127,100      176,600
    Amortization -
      transition obliga. ..     29,400     13,200       75,300      117,900
    Amortization - gain
      or loss .............     (7,600)       --         1,400       (6,200)
                             ----------  ---------  -----------  -----------

    Net periodic post-
      retirement
      benefit cost ........ $   64,000  $  35,200  $   491,600  $   590,800
                            ----------  ---------  -----------  -----------
                            ----------  ---------  -----------  -----------
 Impact of One Percent
  Increase in Medical
  Trend Rate:
    Aggregate impact on
      1996 service cost
      and interest cost ..  $    2,100
                            ----------
                            ----------

                         QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE F - EMPLOYEE BENEFIT PLANS - Continued

                               Group    Executive     Deferred
                               Health      Life         Comp.
                                Plan    Insurance       Plan        1995
                               ------   ---------     ---------     ----

    Service cost .......... $    9,200   $  4,000  $   236,800  $   250,000
    Interest cost .........     33,900     17,200      106,400      157,500
    Amortization -
      transition obliga. ..     29,400     13,200       75,300      117,900
    Amortization - gain
      or loss .............     (6,000)       --         2,100       (3,900)
                            ----------  ---------  -----------  -----------
    Net periodic post-
      retirement
      benefit cost ........ $   66,500  $  34,400  $   420,600  $   521,500
                            ----------  ---------  -----------  -----------
                            ----------  ---------  -----------  -----------
Impact of One Percent
  Increase in Medical
  Trend Rate:
    Aggregate impact on
      1995 service cost
      and interest cost ... $    3,300
                            ----------
                            ----------

4.  Stock Employee Compensation Trust

On February 1, 1994, the Company established a Stock Employee Compensation Trust ("SECT") and financed the SECT's repurchase of 221,792 shares of common stock owned by two of the Company's former founders. The Company's loan to the SECT will be paid down from time to time as the employees exercise and pay for their options under the Company's Incentive Stock Option Plan. At December 31, 1997 and 1996, there were 176,131 unallocated and uncommitted shares held by the SECT.

                         QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE G - OTHER LONG-TERM OBLIGATIONS

Amounts due to certain founders (no longer affiliated with the Company), under a Confidential Settlement Agreement, are included in Other Long-Term Obligations. Payments under the agreements will continue until 2004. During 1995, the Company entered into a similar agreement with another former founder. Amounts under the latter agreement payable through 2006 are included in Other Long-Term Obligations as well. The cost of the latter agreement was included in Other Expense in the 1995 financial statements.


NOTE H - COMMITMENTS AND CONTINGENCIES

1.  Future Minimum Rental Commitments

The following is a schedule by years of the approximate future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms of one year or more as of December 31, 1996:

         Year ending December 31,
         ------------------------
                1997 ..........................      1,809,100
                1998 ..........................      1,723,200
                1999 ..........................      1,034,400
                2000 ..........................        884,800
                2001 ..........................        607,200
                                                    ----------

         Future minimum rental payments .......     $6,058,700
                                                    ----------
                                                    ----------

Net rent expense under operating leases amounted to approximately $2,053,400, $1,744,000, and $1,739,900 for the years ended December 31, 1997, 1996 and 1995, respectively, after being reduced by rental income which was not material during the last three years.

                         QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE H -  COMMITMENTS AND CONTINGENCIES - Continued

2.  Employment Agreements

The Company has employment agreements with two executive officers which stipulate salary continuation for a period of five years and two years, as a result of voluntary or involuntary termination, regardless of the change in control of the Company. The cost of accrued interest and the present value of compensation changes for these agreements aggregated ($115,353 and $106,700) during 1997 and 1996, respectively. None of these costs will be paid until the subject officers change their employment status with the Company.


NOTE I -  STOCK OPTIONS

The Company accounts for its incentive stock options under APB No. 5. The Company has two incentive stock option plans - 1994 and 1996. The 1994 and 1996 Stock Option Plans authorize the grant of up to 200,000 and 268,132 shares of the Company's common stock, respectively. These options which have five-year terms vest at a rate of 20% per year from the date of grant. The option price of all options granted to date represents the fair market value of the Company's common stock at the date of grant. Options to purchase 10,000 and 72,882 shares are available for future grants under the 1994 and 1996 Plans, respectively.

Accordingly, no compensation cost has been recognized for the plan. Had compensation cost for the plan been determined based on the fair value of the options at the grant dates consistent with the method of SFAS 123, the Company's net income and earnings per share would have been:

                                         1997      1996       1995
                                         ----      ----       ----
Net Income            As reported ...  $645,900  $818,300   $520,100
                      Pro forma .....   527,100   705,600    419,000

Basic EPS             As reported ...      0.45      0.59       0.39
                      Pro forma .....      0.37      0.48       0.28

Diluted EPS           As reported ...      0.42      0.54       0.34
                      Pro forma .....      0.36      0.48       0.28

                         QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE I -  STOCK OPTIONS - Continued

The fair value of each option grant is estimated on the date of the grant using the Black-Scholes options-pricing model with the following weighted-average assumptions used for grants in 1997, 1996 and 1995: expected volatility of 67%, 71% and 71%, respectively; risk free interest rate of 6%; and expected lives of four years. The pro forma effect on net income for 1997, 1996 or 1995 is not representative of the pro forma effect on net income in future years because it does not take into consideration pro forma compensation expense related to grants made prior to 1995.

A summary of the status of the Company's Incentive Stock Option Plans as of December 31, 1997, 1996 and 1995, and changes during the years ending on those dates is presented below.

                                  1997            1996              1995
                                Weighted        Weighted          Weighted
                                Average         Average           Average
                                Exercise        Exercise          Exercise
                         Shares   Price  Shares   Price   Shares    Price
                         ------   -----  ------   -----   ------    -----
Outstanding at
 beginning of year ..... 220,200  $4.63  277,500   $3.88   96,500   $1.82

Granted ................ 175,500   6.99   44,000    6.90  219,000    4.41

Exercised ..............  (7,600)  4.00  (71,100)   2.21  (31,400)   1.75

Forfeited .............. (13,800)  6.36  (30,200)   6.73   (6,600)   2.28

Outstanding at
 year-end .............. 374,300   5.68  220,200    4.63  227,500    4.41

Options exercisable
 at year end ...........  83,400   4.50   25,000    4.10   58,500    1.82

Weighted-average fair
 value of options
 granted during
 the year ..............           3.85             4.13             2.57

                         QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE I -  STOCK OPTIONS - Continued

The following information applies to options outstanding at December 31, 1997:

         Number outstanding ...........................        374,300
         Range of exercise prices .....................    $4.00 to $7.70
         Weighted-average exercise price ..............         $5.68
         Weighted-average remaining contractual life ..          3.61

The Company has also provided for the grant of non-qualified stock options to the Company's non-employee directors. These options were granted to purchase 15,000 during 1996 at the stock's then fair market value, which was $7.25. Of these options, 15,000 shares were outstanding at December 31, 1997.


NOTE J - DISCONTINUED OPERATIONS

During the second quarter of 1998, as a result of the potential merger of QuesTech and CACI International, a decision was made to dispose of the commercial packaging operation, QuesTech Packaging, Inc. (QTPI). QTPI designs and manufactures plastic containers utilizing its patented process and custom designed manufacturing equipment.

QuesTech management had been exploring various alternatives for disposing of QTPI, including an offer from QTPI management to purchase the manufacturing operations. On August 31, 1998 the sole shareholder of QTPI authorized the dissolution of QTPI in light of the inability of QTPI management to secure financing for its proposed purchase. In association with the decision to dissolve QTPI, the Company recorded a charge of approximately $2.1 million representing the anticipated loss on disposal, net of tax effects, during the third quarter of fiscal year 1998.

The disposal of QTPI has been accounted for as discontinued operations and accordingly, its operations have been segregated and reported as discontinued operations in the accompanying Consolidated Balance Sheets, Consolidated Statements of Earnings and Consolidated Statements of Cash Flows for all years presented. Since the decision to dispose of the

                         QuesTech, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1997, 1996 and 1995


NOTE J - DISCONTINUED OPERATIONS

manufacturing division, the Company operates in one business segment on a continuing basis.

The assets and liabilities of QuesTech Packaging, Inc. as of December 31, 1997 are as follows:

Current Assets:
    Cash ............................. $   10,800
    Accounts Receivable ..............    400,000
    Inventory ........................     69,200
    Prepaid and Other Assets .........      3,000
                                       ----------
Total Current Assets ................. $  483,000

    Property and equipment, net ......  2,333,700
    Other non-current assets .........     19,300
                                       ----------
Total Assets .........................  2,836,000
                                       ----------
Current Liabilities
    Accounts Payable ................. $   14,500
    Accrued Liabilities ..............    138,900
                                       ----------
Total Current Liabilities ............ $  153,400
                                       ----------

Net assets to be disposed of ......... $2,682,600
                                       ----------
                                       ----------

NOTE K - SUBSEQUENT EVENTS

In May 1998, the Company entered into a letter of intent which proposes a merger of the company with CACI Acquisition Corporation, an entity formed by CACI International Inc. If a proposal to approve and adopt the merger is approved by the Company's shareholders, the Company's Shareholder's will receive a cash payment of $18.13 per share.

                            SUPPLEMENTAL INFORMATION

                         QuesTech, Inc. and Subsidiaries

                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                  Years ended December 31, 1997, 1996 and 1995

                               1997           1996            1995
                               ----           ----            ----
Reserve for unrecovered
  contract costs and
  doubtful accounts

  Balance at Beginning of
    Period ...............  $2,112,800      $2,053,100      $1,853,300
  Additions:
    Charged to Costs and
      Expenses ...........         --           59,700         185,000
    Charged to Other
      Accounts ...........         --              --           17,600
  Deductions: ............    (628,500)            --           (2,800)
                            ----------      ----------      ----------
      Balance at End of
        Period ...........  $1,484,300      $2,112,800      $2,053,100
                            ----------      ----------      ----------
                            ----------      ----------      ----------
        Current ..........  $1,484,300 (1)  $2,112,800 (1)  $2,053,100 (1)
                            ----------      ----------      ----------
                            ----------      ----------      ----------
        Non-current ......  $      --       $      --       $      --
                            ----------      ----------      ----------
                            ----------      ----------      ----------
Valuation allowance for
  deferred tax asset
  Balance at Beginning of
    Period ...............  $  262,000      $  148,000      $  148,000

  Additions:
    Charged to Income
      Tax Expense ........          --         114,000              --
    Charged to Other
      Accounts ...........          --              --              --
  Deductions:
      Balance at End of
        Period ...........  $  262,000      $  262,000      $  148,000
                            ----------      ----------      ----------
                            ----------      ----------      ----------
        Current ..........  $      --       $      --       $      --
                            ----------      ----------      ----------
                            ----------      ----------      ----------
        Non-current ......  $  262,000      $  262,000      $  148,000 (2)
                            ----------      ----------      ----------
                            ----------      ----------      ----------

(1) Included in accounts receivable - trade.
(2) Included in deferred tax asset - long-term.

                                                                    APPENDIX E
-------------------------------------------------------------------------------

QuesTech, Inc.
Statement of Operations
($ in 000's)


                                                                                  Projected
                                          1998                  1999                 2000
                                        ---------            ---------            ----------
Revenue
       Revenue growth................... $ 84,848   100.0%    $ 91,884    100.0%    $ 99,684    100.0%

                                                      7.9                   8.3                   8.5
Operating expenses
Salaries, wages and employee benefits...   44,121               47,780                51,836
                                                     52.0                  52.0                  52.0
Other operating expenses................   35,636               38,591                41,867
                                        ---------            ---------             ---------
                                                     42.0                  42.0                  42.0
       Total operating expenses.........   79,757               86,371                93,703

Operating income........................    5,091     6.0        5,513      6.0        5,981      6.0

Other expenses
Interest income.........................       --      --           --       --           --       --
Interest expense........................      378     0.4          251      0.3          187      0.2
Depreciation............................    1,150     1.4        1,364      1.5        1,578      1.8
Amortization............................      147     0.2          147      0.2          147      0.1
                                        ---------   -----    ---------    -----    ---------    -----
       Total operating expenses.........    1,674     2.0        1,762      1.9        1,912      1.9

Earnings Before Tax.....................    3,417     4.0        3,751      4.1        4,069      4.1
Income tax (40%)........................    1,367     1.6        1,500      1.6        1,628      1.6
                                        ---------   -----    ---------    -----    ---------    -----
                                                      2.4%                  2.4%                  2.4%
Net Income..............................    2,050                2,251                 2,441
                                        ---------            ---------             ---------
                                        ---------            ---------             ---------

EBITDA                                      5,091                5,513                 5,981





                                           2001                   2002
                                        ---------               ---------
Revenue
       Revenue growth................... $108,415    100.0%      $118,310     100.0%

                                                       8.8                      9.1
Operating expenses
Salaries, wages and employee benefits...   56,376                  61,521
                                                      52.0                     52.0
Other operating expenses................   45,534                  49,690
                                        ---------    -----      ---------     -----
                                                      42.0                     42.0
       Total operating expenses.........  101,910                 111,211

Operating income........................    6,505      6.0          7,099       6.0

Other expenses
Interest income.........................       --       --             --        --
Interest expense........................      106      0.1             54       0.0
Depreciation............................    1,793      1.7          2,007       1.7
Amortization............................      147      0.1            147       0.1
                                        ---------    -----      ---------     -----
       Total operating expenses.........    2,045      1.9          2,208       1.9

Earnings Before Tax.....................    4,461      4.1          4,891       4.1
Income tax (40%)........................    1,784      1.6          1,956       1.7
                                        ---------    -----      ---------     -----
                                                       2.5%                     2.5%
Net Income..............................    2,677                   2,934
                                        ---------               ---------
                                        ---------               ---------

EBITDA                                      6,505                   7,099
